================================================================================


                           CROWN EUROPEAN HOLDINGS SA


                                    as Issuer


                           the Guarantors named herein


                                       and


                Wells Fargo Bank Minnesota, National Association


                                   as Trustee


                     --------------------------------------

                                    INDENTURE

                          Dated as of February 26, 2003
                     --------------------------------------


     Dollar denominated 9 1/2% Second Priority Senior Secured Notes due 2011

     Euro denominated 10 1/4% Second Priority Senior Secured Notes due 2011


================================================================================



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-----------------------


                              CROSS-REFERENCE TABLE
  TIA                                                                               Indenture
Section                                                                               Section
-------                                                                               -------

310   (a)(1)...............................................................         7.10
      (a)(2)...............................................................         7.10
      (a)(3)...............................................................         N.A.
      (a)(4)...............................................................         N.A.
      (a)(5)...............................................................         N.A.
      (b)..................................................................         7.08; 7.10; 12.02
      (b)(1)...............................................................         7.10
      (c)..................................................................         N.A.
311   (a)..................................................................         7.11
      (b)..................................................................         7.11
      (c)..................................................................         N.A.
312   (a)..................................................................         2.07
      (b)..................................................................         12.03
      (c)..................................................................         12.03
313   (a)..................................................................         7.06
      (b)(1)...............................................................         11.08
      (b)(2)...............................................................         7.06
      (c)..................................................................         7.06; 12.02
      (d)..................................................................         7.06
314   (a)..................................................................         4.06; 4.17; 12.02
      (b)..................................................................         11.02
      (c)(1)...............................................................         12.04
      (c)(2)...............................................................         12.04
      (c)(3)...............................................................         N.A.
      (d)..................................................................         11.08
      (e)..................................................................         12.05
      (f)..................................................................         N.A.
315   (a)..................................................................         7.01(b)
      (b)..................................................................         7.05; 12.02
      (c)..................................................................         7.01(a)
      (d)..................................................................         7.01(c)
      (e)..................................................................         6.12
316   (a) (last sentence)..................................................         2.11
      (a)(1)(A)............................................................         6.05
      (a)(1)(B)............................................................         6.04
      (a)(2)...............................................................         N.A.
      (b)..................................................................         6.08
      (c)..................................................................         8.04
317   (a)(1)...............................................................         6.09
      (a)(2)...............................................................         6.10
      (b)..................................................................         2.06; 7.12
318   (a)..................................................................         12.01



___________________________
N.A. means Not Applicable
Note:        This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture

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                                TABLE OF CONTENTS
                                                                                                           Page
                                                                                                           ----


                                   ARTICLE One

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.          Definitions............................................................................1
SECTION 1.02.          Incorporation by Reference of Trust Indenture Act.....................................43
SECTION 1.03.          Rules of Construction.................................................................44

                                   ARTICLE Two

                                 THE SECURITIES

SECTION 2.01.          Amount of Notes.......................................................................45
SECTION 2.02.          Calculation of Principal Amount of Notes..............................................45
SECTION 2.03.          Form and Dating; Legends..............................................................45
SECTION 2.04.          Execution and Authentication..........................................................46
SECTION 2.05.          Registrar and Paying Agent............................................................47
SECTION 2.06.          Paying Agent To Hold Money in Trust...................................................48
SECTION 2.07.          Noteholder Lists......................................................................48
SECTION 2.08.          Transfer and Exchange.................................................................48
SECTION 2.09.          Replacement Notes.....................................................................49
SECTION 2.10.          Outstanding Notes.....................................................................49
SECTION 2.11.          Treasury Notes........................................................................50
SECTION 2.12.          Temporary Notes.......................................................................50
SECTION 2.13.          Cancellation..........................................................................50
SECTION 2.14.          Defaulted Interest....................................................................51
SECTION 2.15.          CUSIP, ISIN and Common Code Numbers...................................................51
SECTION 2.16.          Deposit of Moneys.....................................................................51
SECTION 2.17.          Book-Entry Provisions for Global Notes................................................52
SECTION 2.18.          Transfer and Exchange of Notes........................................................54
SECTION 2.19.          Computation of Interest...............................................................62

                                  ARTICLE Three

                                   REDEMPTION

SECTION 3.01.          Election To Redeem; Notices to Trustee................................................62
SECTION 3.02.          Selection by Trustee of Notes To Be Redeemed..........................................62
SECTION 3.03.          Notice of Redemption..................................................................63
SECTION 3.04.          Effect of Notice of Redemption........................................................64
SECTION 3.05.          Deposit of Redemption Price...........................................................64
SECTION 3.06.          Notes Redeemed in Part................................................................64

                                  ARTICLE Four

                                    COVENANTS

SECTION 4.01.          Payment of Notes......................................................................65

                                                                                                           Page
                                                                                                           ----

SECTION 4.02.          Maintenance of Office or Agency.......................................................65
SECTION 4.03.          Legal Existence.......................................................................66
SECTION 4.04.          Maintenance of Properties; Insurance; Compliance with Law.............................66
SECTION 4.05.          Waiver of Stay, Extension or Usury Laws...............................................67
SECTION 4.06.          Compliance Certificate................................................................67
SECTION 4.07.          Taxes.................................................................................68
SECTION 4.08.          Repurchase at the Option of Holders upon Change of Control............................68
SECTION 4.09.          Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock..............70
SECTION 4.10.          Limitation on Restricted Payments.....................................................74
SECTION 4.11.          Limitation on Liens...................................................................79
SECTION 4.12.          Limitation on Asset Sales.............................................................79
SECTION 4.13.          Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.    84
SECTION 4.14.          Limitation on Transactions with Affiliates............................................87
SECTION 4.15.          Limitation on Sale and Leaseback Transactions.........................................88
SECTION 4.16.          Payment of Additional Amounts.........................................................89
SECTION 4.17.          Reports to Holders....................................................................91
SECTION 4.18.          Limitation on Creation of Subsidiaries................................................92
SECTION 4.19.          Suspension of Certain Covenants in Event of Investment Grade Rating...................93

                                  ARTICLE Five

                              SUCCESSOR CORPORATION

SECTION 5.01.          Consolidation, Merger and Sale of Assets..............................................94
SECTION 5.02.          Successor Person Substituted..........................................................97

                                   ARTICLE Six

                              DEFAULTS AND REMEDIES

SECTION 6.01.          Events of Default.....................................................................98
SECTION 6.02.          Acceleration of Maturity; Rescission.................................................100
SECTION 6.03.          Other Remedies.......................................................................101
SECTION 6.04.          Waiver of Existing Defaults and Events of Default....................................101
SECTION 6.05.          Control by Majority..................................................................102
SECTION 6.06.          Limitation on Suits..................................................................102
SECTION 6.07.          No Personal Liability of Directors, Officers, Employees and Stockholders.............103
SECTION 6.08.          Rights of Holders To Receive Payment.................................................103
SECTION 6.09.          Collection Suit by Trustee...........................................................103
SECTION 6.10.          Trustee May File Proofs of Claim.....................................................103
SECTION 6.11.          Priorities...........................................................................104
SECTION 6.12.          Undertaking for Costs................................................................104

                                  ARTICLE Seven

                                     TRUSTEE

SECTION 7.01.          Duties of Trustee....................................................................105
SECTION 7.02.          Rights of Trustee....................................................................106

                                                                                                           Page
                                                                                                           ----

SECTION 7.03.          Individual Rights of Trustee.........................................................107
SECTION 7.04.          Trustee's Disclaimer.................................................................107
SECTION 7.05.          Notice of Defaults...................................................................108
SECTION 7.06.          Reports by Trustee to Holders........................................................108
SECTION 7.07.          Compensation and Indemnity...........................................................108
SECTION 7.08.          Replacement of Trustee...............................................................110
SECTION 7.09.          Successor Trustee by Consolidation, Merger, etc......................................111
SECTION 7.10.          Eligibility; Disqualification........................................................111
SECTION 7.11.          Preferential Collection of Claims Against Company....................................111
SECTION 7.12.          Paying Agents........................................................................111

                                  ARTICLE Eight

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 8.01.          Without Consent of Noteholders.......................................................112
SECTION 8.02.          With Consent of Noteholders..........................................................113
SECTION 8.03.          Compliance with Trust Indenture Act..................................................115
SECTION 8.04.          Revocation and Effect of Consents....................................................115
SECTION 8.05.          Notation on or Exchange of Notes.....................................................115
SECTION 8.06.          Trustee To Sign Amendments, etc......................................................116
SECTION 8.07.          Additional Voting Terms; Calculation of Principal Amount.............................116

                                  ARTICLE Nine

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.          Discharge of Indenture...............................................................116
SECTION 9.02.          Legal Defeasance.....................................................................117
SECTION 9.03.          Covenant Defeasance..................................................................118
SECTION 9.04.          Conditions to Defeasance or Covenant Defeasance......................................119
SECTION 9.05.          Deposited Money and Government Obligations To Be Held in Trust.......................120
SECTION 9.06.          Reinstatement........................................................................121
SECTION 9.07.          Moneys Held by Paying Agent..........................................................121
SECTION 9.08.          Moneys Held by Trustee...............................................................121

                                   ARTICLE Ten

                             GUARANTEE OF SECURITIES

SECTION 10.01.         Guarantee............................................................................122
SECTION 10.02.         Execution and Delivery of Note Guarantee.............................................123
SECTION 10.03.         Release of Guarantors................................................................124
SECTION 10.04.         Waiver of Subrogation................................................................125
SECTION 10.05.         Notice to Trustee....................................................................125
SECTION 10.06.         Limitation on Guarantor's Liability..................................................126

                                                                                                           Page
                                                                                                           ----

                                 ARTICLE Eleven

                 SECURITY DOCUMENTS; PROCEEDS SHARING AGREEMENT

SECTION 11.01.         Security Documents...................................................................129
SECTION 11.02.         Recordings and Opinions..............................................................130
SECTION 11.03.         Possession, Use and Release of Collateral............................................131
SECTION 11.04.         Suits To Protect Collateral..........................................................131
SECTION 11.05.         Purchaser Protected..................................................................132
SECTION 11.06.         Powers Exercisable by Receiver or Trustee............................................132
SECTION 11.07.         Determinations Relating to Collateral................................................132
SECTION 11.08.         Certificates of the Company and the Guarantors.......................................133
SECTION 11.09.         Certificates of the Trustee..........................................................133
SECTION 11.10.         Termination of Security Interest.....................................................134
SECTION 11.11.         Euro Collateral Agent as Joint Creditor..............................................134
SECTION 11.12.         Matters Relating to Proceeds Sharing Agreement.......................................134

                                 ARTICLE Twelve

                                  MISCELLANEOUS

SECTION 12.01.         Trust Indenture Act Controls.........................................................136
SECTION 12.02.         Notices..............................................................................137
SECTION 12.03.         Communications by Holders with Other Holders.........................................139
SECTION 12.04.         Certificate and Opinion as to Conditions Precedent...................................139
SECTION 12.05.         Statements Required in Certificate and Opinion.......................................139
SECTION 12.06.         Rules by Trustee and Agents..........................................................140
SECTION 12.07.         Business Days; Legal Holidays........................................................140
SECTION 12.08.         Governing Law........................................................................140
SECTION 12.09.         No Adverse Interpretation of Other Agreements........................................140
SECTION 12.10.         Successors...........................................................................140
SECTION 12.11.         Multiple Counterparts................................................................140
SECTION 12.12.         Table of Contents, Headings, etc.....................................................140
SECTION 12.13.         Separability.........................................................................141
SECTION 12.14.         Agent for Service; Submission to Jurisdiction; Waiver of Immunities..................141
SECTION 12.15.         Currency of Account; Conversion of Currency; Foreign Exchange Restrictions...........142
SIGNATURES..................................................................................................S-1

                                    EXHIBITS

Exhibit A-1.           Form of Restricted Dollar Note.....................................................A-1-1
Exhibit A-2.           Form of Restricted Euro Note.......................................................A-2-1
Exhibit A-3.           Form of Unrestricted Dollar Note...................................................A-3-1
Exhibit A-4.           Form of Unrestricted Euro Note.....................................................A-4-1
Exhibit B.             Form of Private Placement Legend.....................................................B-1
Exhibit C-1.           Form of Legend for Global Dollar Note..............................................C-1-1
Exhibit C-2.           Form of Legend for Global Euro Note................................................C-2-1
Exhibit D.             Form of Certificate of Transfer......................................................D-1
Exhibit E.             Form of Certificate of Exchange......................................................E-1
Exhibit F.             Form of Certificate from Acquiring Institutional
                           Accredited Investor..............................................................F-1


                                                                                                           Page
                                                                                                           ----

Exhibit G.             Form of Note Guarantee...............................................................G-1
Exhibit H.             Form of Euro Intercreditor Agreement.................................................H-1
Exhibit I.             Form of Proceeds Sharing Agreement...................................................I-1
Exhibit J.             Form of Shared Pledge Agreement......................................................J-1
Exhibit K.             Form of U.S. Intercreditor Agreement.................................................K-1
Exhibit L.             Form of U.S. Security Agreement......................................................L-1
Exhibit M.             Form of CEH Excess Proceeds Account Agreement........................................M-1
Exhibit N.             Form of CEH Pledge Agreement.........................................................N-1
Exhibit O.             Form of Finance PLC Proceeds Account Agreement.......................................O-1

         INDENTURE, dated as of February 26, 2003, among Crown European Holdings SA, a French societe anonyme, as issuer (the "Company"), the Guarantors (as defined) and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee").

         Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions.
                  -----------

         "Accounts Receivable Subsidiary" means a Subsidiary of Parent:
         ------------------------------

         (1) that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable of Parent and/or its Restricted Subsidiaries;

         (2) that is designated by the Board of Directors of Parent as an Accounts Receivable Subsidiary pursuant to a Board of Directors' resolution set forth in an Officers' Certificate and delivered to the Trustee;

         (3) that has total assets at the time of such creation and designation with a book value of $10,000 or less;

         (4) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (a) is at any time Guaranteed by Parent or any Restricted Subsidiary of Parent (excluding Guarantees of obligations (other than any Guarantee of Indebtedness) pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates Parent or any Restricted Subsidiary of Parent in any way, other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of Parent or any other Restricted Subsidiary of Parent, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings (such Indebtedness, "Non-Recourse Accounts Receivable Subsidiary Indebtedness");

         (5) with which neither Parent nor any Restricted Subsidiary of Parent has any material contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business on terms no less favorable to Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Parent in connection with a Qualified Receivables Transaction and fees payable in the ordinary course of business in connection with servicing accounts receivable in connection with such a Qualified Receivables Transaction; and

         (6) with respect to which neither Parent nor any Restricted Subsidiary of Parent has any obligation (a) to subscribe for additional shares of Capital Stock or other Equity Interests therein or make any additional capital contribution or similar payment or transfer thereto or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

         "Acquired Debt" means, with respect to any specified Person:

         (1) Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

         (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Additional Amounts" has the meaning set forth in Section 4.16.

          "Additional Bank Collateral" has the meaning set forth in the Intercreditor Agreements.

          "Additional Dollar Notes" means Additional Notes that are Dollar
          Notes.

          "Additional Euro Notes" means Additional Notes that are Euro Notes.

          "Additional Euro Stock Collateral" has the meaning set forth in the Euro Inter-creditor Agreement.

          "Additional Notes" has the meaning set forth in Section 2.01.

          "Additional Pari Passu First Priority Indebtedness" means Pari Passu Indebtedness incurred in compliance with the terms of this Indenture (other than Indebtedness owed to a Subsidiary or Affiliate of Parent), which Indebtedness is secured by a first priority Lien pursuant to clause (1) of the definition of "Permitted Collateral Liens" on all or any portion of the Collateral to the extent and in the manner provided for in this Indenture and the Security Documents, as such Indebtedness may be amended or refinanced from time to time.

          "Additional Pari Passu Second Priority Indebtedness" means Pari Passu Indebtedness incurred in compliance with the terms of this Indenture (other than Indebtedness owed to a Subsidiary or Affiliate of Parent), which Indebtedness is secured by a second priority Lien pursuant to clause (2)(b) of the definition of "Permitted Collateral Liens" on all or any portion of the Collateral to the extent and in the manner provided for in this Indenture and the Security Documents, as such Indebtedness may be amended or refinanced from time to time.

          "Additional Pari Passu Third Priority Indebtedness" means Pari Passu Indebtedness incurred in compliance with the terms of this Indenture (other than Indebtedness owed to a Subsidiary or Affiliate of Parent) which Indebtedness is secured by a third priority Lien pursuant to clause (2)(d) of the definition of "Permitted Collateral Liens" on all or any portion of the Collateral to the extent and in the manner provided for in this Indenture and the Security Documents, as such Indebtedness may be amended or refinanced from time to time.

          "Additional Subsidiary Borrower Collateral" has the meaning set forth in the Euro Intercreditor Agreement.

          "Additional Third Priority Notes" means Third Priority Notes issued by the Company under the Third Priority Notes Indenture after the date on which Third Priority Notes are first issued under the Third Priority Notes Indenture.

          "Additional U.S. Stock Collateral" has the meaning set forth in the U.S. Inter-creditor Agreement.

          "Adjusted Net Assets" has the meaning set forth in Section 10.06.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or, indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. No Person (other than Parent or any Subsidiary of Parent) in whom an Accounts Receivable Subsidiary makes an Investment in connection with a financing of accounts receivable will be deemed to be an Affiliate of Parent or any of its Subsidiaries solely by reason of such Investment.

          "Affiliate Transaction" has the meaning set forth in Section 4.14.

          "Agent" means any Registrar, Paying Agent, or agent for service or notices and demands.

          "Agent Members" has the meaning set forth in Section 2.17. "amend" means to amend, supplement, restate, amend and restate or otherwise modify; and "amendment" shall have a correlative meaning.

          "Applicable Currency Equivalent" means, with respect to any monetary amount in a currency other than U.S. Dollars, in the case of the Dollar Notes, or Euros, in the case of the Euro Notes, at any time for the determination thereof, the amount of U.S. Dollars or Euros, as applicable, obtained by converting such foreign currency involved in such computation into U.S. Dollars or Euros, as applicable, at the spot rate for the purchase of U.S. Dollars or Euros, as applicable, with the applicable foreign currency as quoted by Reuters at approximately 10:00 A.M. (New York time) on the date not more than two Business Days prior to such determination.

          "Applicable Treasury Rate" for any Make-Whole Redemption Date, means:
(i) with respect to the Dollar Notes, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Make-Whole Redemption Date of such Dollar Notes (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Make-Whole Redemption Date to March 1, 2007; provided, however, that if the period from the Make-Whole Redemption Date to March 1, 2007 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Make-Whole Redemption Date to March 1, 2007 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used; and (ii) with respect to the Euro Notes, the yield to maturity at the time of computation of direct obligations of the Federal Republic of Germany with a constant maturity most nearly equal to the period from the applicable Make-Whole Redemption Date of such Euro Notes to March 1, 2007; provided, however, that if the period from the Make-Whole Redemption Date to March 1, 2007 is not equal to the constant maturity of a direct obligation of the Federal Republic of Germany for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of direct obligations of the Federal Republic of Germany for which such yields are given except that if the period from the Make-Whole Redemption Date to March 1, 2007 is less than one year, the weekly average yield on actually traded direct obligations of the Federal Republic of Germany adjusted to a constant maturity of one year shall be used.

          "asset" means any asset or property, whether real, personal or mixed, tangible or intangible.

          "Asset Sale" means:

          (1) the Transfer by Parent or any Restricted Subsidiary of any property or assets (provided that the Transfer of all or substantially all of the assets of Parent, Crown or the Company and their respective Restricted Subsidiaries, taken as a whole, will be governed by the applicable provisions of Article Five and not by the provisions of Section 4.12); and

          (2) the issue or sale by Parent or any of its Restricted Subsidiaries of Equity Interests of any of Parent's Restricted Subsidiaries.

Notwithstanding the foregoing, the following will not be deemed to be Asset
Sales:

          (1) sales of inventory in the ordinary course of business;

          (2) sales of accounts receivables to the Accounts Receivable Subsidiary pursuant to a Qualified Receivables Transaction for the Fair Market Value thereof, including cash in an amount at least equal to 75% of the Fair Market Value thereof;

          (3) any transfer of accounts receivable, or a fractional undivided interest therein, by an Accounts Receivable Subsidiary in a Qualified Receivables Transaction;

          (4) any Transfer of assets (including, without limitation, Equity Interests of any Subsidiary) in a single transaction or a series of related transactions for which Parent and its Restricted Subsidiaries receive aggregate consideration or which assets have a Fair Market Value of less than $10,000,000;

          (5) a Transfer of assets by Parent to a Restricted Subsidiary (or to a Person that becomes a Restricted Subsidiary upon the consummation of such Transfer) or by a Restricted Subsidiary to Parent or to another Restricted Subsidiary (or to a Person that becomes a Restricted Subsidiary upon the consummation of such Transfer);

          (6) an issuance of Equity Interests by a Restricted Subsidiary to Parent or to another Restricted Subsidiary;

          (7) a Restricted Payment that is permitted by Section 4.10;

          (8) the sale or disposition of cash or Cash Equivalents;

          (9) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended;

          (10) the creation of Liens otherwise permitted under this Indenture, including, without limitation, a pledge of assets otherwise permitted by this Indenture;

          (11) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations thereof and other similar intellectual property; and

          (12) the sale or disposition of obsolete, damaged or worn out assets or assets no longer used or useful, in each case in the ordinary course of business.

          "Asset Sale Offer" has the meaning set forth in Section 4.12.

          "Asset Sale Offer Payment Date" has the meaning set forth in Section 4.12.

          "Asset Sale Offer Trigger Date" has the meaning set forth in Section 4.12.

          "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

          "Bank Agents" means the Persons acting as the duly authorized representatives of the Lenders pursuant to the New Credit Facility.

          "Bank Collateral" means, collectively, all of the property and assets, including without limitation, the U.S. Collateral and the Euro Collateral, that are from time to time subject to or are required to be subject to the Liens of the New Credit Facility and the security documents relating thereto (including, without limitation, the Security Documents).

          "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar federal, state, local or foreign law for the relief of debtors.

          "Base Currency" has the meaning set forth in Section 12.15.

          "Belgian Guarantor" has the meaning set forth in Section 10.06.

          "Board of Directors" means, with respect to any Person, the board of directors or comparable governing body of such Person.

          "Business Day" has the meaning set forth in Section 12.07.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

          "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; and

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).

          "Cash Equivalents" means:

          (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or any member state of the European Union (as it exists on the Issue Date) or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America or such member state of the European Union, in each case maturing within one year from the date of acquisition thereof;

          (2) marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

          (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (4) time deposits, demand deposits, certificates of deposit, Eurodollar time deposits or bankers' acceptances maturing within one year from the date of acquisition thereof or overnight bank deposits, in each case, issued by any bank organized under the laws of any member state of the European Union (as it exists on the Issue Date), the United States of America or any State thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000;

          (5) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

          (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
     (5) above.

          "CEH Excess Proceeds Account Agreement" means the Account Bank Agreement in the form of Exhibit M hereto dated as of February 26, 2003 between the Company and Citibank, N.A., as account bank, as amended from time to time.

          "CEH Pledge Agreement" means the CEH Pledge Agreement in the form of Exhibit N hereto dated as February 26, 2003 between the Company and Citicorp Trustee Company Limited, as Euro Collateral Agent, as amended from time to time.

          "Change of Control" means the occurrence of any of the following:

          (1) any Transfer (other than by way of merger or consolidation) of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole to any "person" (as defined in Section 13(d) of the Exchange Act) or "group" (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange
     Act) other than any Transfer to Parent or one or more Restricted Subsidiaries of Parent;

          (2) the adoption of a plan for the liquidation or dissolution of Parent or the Company (other than in a transaction that complies with Article Five);

          (3) Parent consolidates with, or merges with or into, another "person" (as defined above) or "group" (as defined above) in a transaction or series of related transactions in which the Voting Stock of Parent is converted into or exchanged for cash, securities or other assets, other than any transaction where (a) the outstanding Voting Stock of Parent is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and (b) the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of the outstanding Voting Stock of Parent immediately prior to such transaction own beneficially, directly or indirectly through one or more Subsidiaries, not less than a majority of the voting power of the total outstanding Voting Stock of the surviving or transferee corporation immediately after such transaction;

          (4) the consummation of any transaction or series of related transactions (including, without limitation, by way of merger or consolidation), the result of which is that any "person" (as defined above) or "group" (as defined above) becomes, directly or indirectly, the "beneficial owner" (as defined above) of more than 50% of the voting power of the Voting Stock of Parent;

          (5) during any consecutive two-year period, the first day on which a majority of the members of the Board of Directors of Parent who were members of the Board of Directors of Parent at the beginning of such period are not Continuing Directors; or

          (6) the first day on which Parent fails to own, either directly or indirectly through one or more Wholly Owned Restricted Subsidiaries, 100% of the issued and outstanding Equity Interests of Crown or the Company.

     "Change of Control Offer" has the meaning set forth in Section 4.08.

     "Change of Control Payment" has the meaning set forth in Section 4.08.

     "Change of Control Payment Date" has the meaning set forth in Section 4.08.

     "Clearstream" means Clearstream Banking, S.A.

     "Collateral" means, collectively, all of the property and assets that are from time to time subject to or are required to be subject to the Lien of this Indenture and the Security Documents, which shall at all times include the Bank Collateral other than the Additional Bank Collateral.

     "Collateral Agents" means the parties named as collateral agents in the Security Documents, in each case until a successor replaces it pursuant to the applicable Security Document and thereafter means the successor.

     "Commission" means the United States Securities and Exchange Commission.


     "Common Depository" means, with respect to the Global Euro Notes, Bank One, NA, London Branch, as common depository for Euroclear and Clearstream or another Person designated as common depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

     "Company" means the party named as such in the preamble to this Indenture until a successor party replaces such party pursuant to Article Five of this Indenture and thereafter means the successor.

     "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, plus, to the extent deducted in computing Consolidated Net Income:

          (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period;

          (2) Consolidated Interest Expense of such Person for such period; and

          (3) depreciation and amortization (including amortization of goodwill and other intangibles) and all other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period, in each case, on a consolidated basis determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the net income or loss of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount and deferred financing costs, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, capitalized interest, net payments, if any, pursuant to Hedging Obligations and imputed interest with respect to Attributable Debt).

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the net income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or (subject to clause (4) below) a Restricted Subsidiary thereof in cash;

          (2) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (3) the cumulative effect of a change in accounting principles shall be excluded;

          (4) the net income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, law, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (5) in the case of a successor to such Person by consolidation or merger or as a transferee of such Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded;

          (6) any net gain or loss resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded; and

          (7) extraordinary gains and losses shall be excluded.

     "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense (to the extent included in said aggregate amount of assets) and other like intangibles, all as set forth in the most recent consolidated balance sheet of Parent and its Restricted Subsidiaries and computed in accordance with GAAP.

     "Consolidated Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense (to the extent included in said aggregate amount of assets) and other like intangibles, all as set forth in the most recent consolidated balance sheet of Parent and its Restricted Subsidiaries and computed in accordance with GAAP. Consolidated Tangible Assets shall be calculated after giving effect to the transaction giving rise to the need to calculate Consolidated Tangible Assets.

     "Constar" means Constar International Inc., a Delaware corporation, and its successors and assigns.


     "Constar Agreements" means each of the agreements entered into between Crown and Constar in connection with its initial public offering and described under the heading "Crown's Business -- Relationship with Constar" in the Offering Memorandum, as such agreements are in effect on the Issue Date.

     "Contested Collateral Lien Conditions" means the following conditions:

          (1) any proceeding instituted contesting such Lien shall conclusively operate to stay the sale or forfeiture of any portion of the Collateral on account of such Lien; and

          (2) in the event the amount of any such Lien shall exceed $5,000,000, at the option and upon request of the applicable Collateral Agent, Parent or the applicable Restricted Subsidiary shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Collateral Agent's reasonable estimate of all interest and penalties related thereto.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the relevant Person who:

          (1) was a member of such Board of Directors on the Issue Date; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office as of the date hereof is listed in Section 12.02.

     "Covenant Defeasance" has the meaning set forth in Section 9.03.

     "Covered Debt" has the meaning set forth in the Proceeds Sharing Agreement.

         "Credit Facilities" means one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities, in each case with banks or other lenders providing for revolving credit loans, term loans, notes or letters of credit, in each case as any such agreement may be amended or refinanced, including any agreement(s) extending the maturity of or refinancing (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.09) or adding Parent or Subsidiaries of Parent as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement(s) or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders or creditor or group of creditors.

         "Crown" means Crown Cork & Seal Company, Inc., a Pennsylvania corporation, until a successor replaces such party pursuant to Article Five of this Indenture.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of

Default.

         "Depository" means, with respect to the Global Dollar Notes, The Depository Trust Company or another Person designated as depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, except to the extent such capital stock is exchangeable into Indebtedness at the option of the issuer thereof and only subject to the terms of any debt instrument to which such issuer is a party), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, or convertible or exchangeable into Indebtedness on or prior to the Maturity Date of the Notes; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Parent or a Restricted Subsidiary to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.10.

         "Dollar Notes" means U.S. Dollar denominated 9 1/2% Second Priority Senior Secured Notes due 2011 issued by the Company, including, without limitation, U.S. Dollar denominated Exchange Notes, treated as a single class of securities, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

         "Dollar Paying Agent" has the meaning set forth in Section 2.05.

         "Domestic Subsidiary" means a Restricted Subsidiary of Parent which is organized under the laws of the United States or any State thereof or the District of Columbia.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means any public or private sale of common stock (other than Disqualified Stock) of Parent (other than public offerings pursuant to Form S-8 or otherwise relating to Equity Interests issuable under any employee benefit plan of Parent).

         "EU Government Obligations" means marketable direct obligations issued by, or unconditionally guaranteed by, any member state of the European Union (as it exists on the Issue Date) or issued by any agency or instrumentality thereof and backed by the full faith and credit of such member state of the European Union that, in each case, mature within one year from the date of acquisition thereof and are not callable or redeemable at the option of the issuer thereof.

         "Euroclear" means Euroclear Bank S.A./N.V.

         "Euro Collateral" has the meaning set forth in the Euro Intercreditor Agreement.

         "Euro Collateral Agent" means the party named as Euro collateral agent in the applicable Security Documents, in each case until a successor replaces it pursuant to the applicable Security Document and thereafter means the successor.

         "Euro Intercreditor Agreement" means the Euro Intercreditor and Collateral Agency Agreement in the form of Exhibit H hereto dated as of February 26, 2003 among the Secured Parties named therein, Citicorp Trustee Company Limited, as Euro Collateral Agent, the Company and its Subsidiaries named therein, and the other persons who may become parties thereto from time to time pursuant to and in accordance with the terms thereof, as amended from time to time.

         "Euro Notes" means Euro denominated 10 1/4% Second Priority Senior Secured Notes due 2011 issued by the Company, including, without limitation, Euro denominated Exchange Notes, treated as a single class of securities, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

         "Euro Paying Agent" has the meaning set forth in Section 2.05.

         "Event of Default" has the meaning set forth in Section 6.01.

         "Excess Proceeds" has the meaning set forth in Section 4.12.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Exchange Notes" means debt securities of the Company with terms substantially identical to the Notes issued in exchange for an equal principal amount of Notes pursuant to an exchange offer registered under the Securities Act in accordance with the terms of the Registration Rights Agreement.

         "Excluded Securities" means, collectively, the Additional U.S. Stock Collateral, the Additional Euro Stock Collateral and, to the extent it constitutes a "security" within the meaning of the Securities Act, the Additional Subsidiary Borrower Collateral.

         "Existing Indebtedness" means Indebtedness of Parent and its Restricted Subsidiaries in existence on the Issue Date after giving effect to the intended use of proceeds from the issuance of the Notes and the Third Priority Notes and the borrowings under the New Credit Facility on the Issue Date, until such amounts are repaid.

         "Existing Notes" means each of the following to the extent outstanding on the Issue Date:

          (1) $200,000,000 original principal amount of 6 3/4% Notes due 2003 of Crown issued under the 1993 Indenture;

          (2) $300,000,000 original principal amount of 8 3/8% Notes due 2005 of Crown issued under the 1995 Indenture;

          (3) $200,000,000 original principal amount of 8% Debentures due 2023 of Crown issued under the 1993 Indenture;

          (4) $350,000,000 original principal amount of 7 3/8% Debentures due 2026 of Crown issued under the 1996 Indenture;

          (5) $150,000,000 original principal amount of 7 1/2% Debentures due 2096 of Crown issued under the 1996 Indenture;

          (6) $200,000,000 original principal amount of 6 3/4% Notes due 2003 of Crown Cork & Seal Finance PLC issued under the 1996 Indenture;

          (7) $300,000,000 original principal amount of 7% Notes due 2006 of Crown Cork & Seal Finance PLC issued under the 1996 Indenture;

          (8) $200,000,000 original principal amount of 6 3/4% Notes due 2003 of Crown Cork & Seal Finance, S.A. issued under the 1996 Indenture;

          (9) (euro)300,000,000 original principal amount of 6% Senior Notes due 2004 of Crown Finance S.A. issued under the Fiscal and Paying Agency Agreement dated as of December 6, 1999 among Parent, Crown Finance S.A. and Citibank, N.A. as paying agent; and

          (10) $105,000,000 original principal amount of 7.54% Notes due 2005 of CarnaudMetalbox Investments (USA), Inc. issued under the Note Purchase Agreement dated as of May 4, 1993 among CarnaudMetalbox Investments (USA), Inc. and the noteholders party thereto, as amended.

         "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by management of Parent or by the Board of Directors of Parent or a duly authorized committee thereof. Fair Market Value (other than of any asset with a public trading market) in excess of $10,000,000 shall be determined by the Board of Directors of Parent acting reasonably and in good faith and shall be evidenced by a board resolution delivered to the Trustee.

         "Finance PLC Proceeds Account Agreement" means the Account Bank Agreement in the form of Exhibit O hereto dated as of February 26, 2003 between the Crown Cork & Seal Finance PLC and Citibank, N.A., as account bank, as amended from time to time.

         "Fixed Charge Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available to (b) Fixed Charges for such four fiscal quarters; provided that:

                  (1) if Parent or any Restricted Subsidiary has (y) incurred any Indebtedness or issued Preferred Stock since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio is an incurrence of Indebtedness or issuance of Preferred Stock or both, Consolidated EBITDA and Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness or Pre-ferred Stock (and the application of the proceeds thereof) as if the incurrence of such Indebtedness or issuance of such Preferred Stock (and the application of the proceeds thereof) had occurred on the first day of such period or (z) repaid, retired, repurchased or redeemed any Indebtedness or Preferred Stock of Parent or any Restricted Subsidiary since the beginning of such period, Consolidated EBITDA and Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to the repayment, retirement, repurchase or redemption of such Indebtedness or Preferred Stock as if such Indebtedness or Preferred Stock had been repaid, retired, repurchased or redeemed on the first day of such period (except that, in the case of Indebtedness used to finance working capital needs incurred under a revolving credit facility or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four-fiscal quarter period);

                  (2) if since the beginning of such period Parent or any Restricted Subsidiary shall have Transferred any assets outside the ordinary course of business, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Transfer for such period, or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period, and Fixed Charges for such period shall be reduced by an amount equal to the Fixed Charges directly attributable to any Indebtedness or Preferred Stock of Parent or any Restricted Subsidiary repaid, repurchased, defeased, assumed by a third person (to the extent Parent and its Restricted Subsidiaries are no longer liable for such Indebtedness or Preferred Stock) or otherwise discharged with respect to Parent and its continuing Restricted Subsidiaries in connection with such Transfer for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Fixed Charges for such period directly attributable to the Indebtedness or Preferred Stock of such Restricted Subsidiary to the extent Parent and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness or Preferred Stock after such sale);

                  (3) if since the beginning of such period Parent or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, Consolidated EBITDA and Fixed Charges for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness or issuance of Preferred Stock) as if such Investment or acquisition occurred on the first day of such period;

                  (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Parent or any Restricted Subsidiary since the beginning of such period) shall have made any Transfer of assets outside the ordinary course of business, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or clause (3) above if made by Parent or a Restricted Subsidiary during such period, Consolidated EBITDA and Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if such Transfer, Investment or acquisition occurred on the first day of such period; and

                  (5) if during the beginning of such period Parent or any Restricted Subsidiary shall have identified any operations as discontinued operations, as determined in accordance with GAAP, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to such discontinued operations or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto.

For purposes of this definition, whenever pro forma effect is to be given to any Investment, acquisition or Transfer of assets, the amount of income, earnings or expense relating thereto and the amount of Fixed Charges asso-ciated with any Indebtedness or Preferred Stock incurred in connection therewith, the pro forma calculations shall be prepared in accordance with Regulation S-X promulgated by the Commission. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligations has a remaining term in excess of 12 months).

         "Fixed Charges" means, with respect to any Person for any period, the sum of:

          (1) the Consolidated Interest Expense of such Person for such period; and

          (2) any interest expense on Indebtedness of another Person that is (a) Guaranteed by the referent Person or one of its Restricted Subsidiaries (whether or not such Guarantee is called upon) or (b) secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Lien is called upon); provided that with respect to clause (2)(b), the amount of Indebtedness (and attributable interest expense) shall be equal to the lesser of (x) the principal amount of the Indebtedness secured by the assets of such Person or one of its Restricted Subsidiaries and (y) the Fair Market Value of the assets securing such Indebtedness; and

          (3) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of Preferred Stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "French Guarantor" has the meaning set forth in Section 10.06.

          "Future Guarantor" has the meaning set forth in Section 10.06.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

          "German Guarantor" has the meaning set forth in Section 10.06.

          "Global Dollar Notes" has the meaning set forth in Section 2.17.

          "Global Euro Notes" has the meaning set forth in Section 2.17.

          "Global Note Legend" means (i) in the case of a Global Dollar Note, the legend substantially in the form set forth in Exhibit C-1 and (ii) in the case of a Global Euro Note, the legend substantially in the form set forth in Exhibit C-2.

          "Global Notes" has the meaning set forth in Section 2.17.

          "Government Obligations" means, collectively, U.S. Government Obligations and EU Government Obligations.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. "Guarantee" when used as a verb shall have a corresponding meaning.

          "Guarantor" means:

          (1) Parent;

          (2) each Restricted Subsidiary that executes and delivers a Note Guarantee pursuant to Section 4.18; and

          (3) each Restricted Subsidiary that otherwise executes and delivers a Note Guarantee,

in each case, until such time as such Restricted Subsidiary is released from its Note Guarantee in accordance with the provisions of this Indenture.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

          (1) any interest rate protection agreements including, without limitation, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

          (2) any foreign exchange contracts, currency swap agreements or other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates;

          (3) any commodity futures contract, commodity option or other similar arrangement or agreement designed to protect such Person against fluctuations in the prices of commodities; and

          (4) indemnity agreements and arrangements entered into in connection with the agreements and arrangements described in clauses (1), (2) and (3).

          "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

          "incur" means, with respect to any Indebtedness (including Acquired
Debt), to create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of such Indebtedness (including Acquired Debt). The term "incurrence" has a corresponding meaning.

          "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent:

          (1) all indebtedness of such Person for borrowed money or for the deferred purchase price of assets or services or which is evidenced by a note, bond, debenture or similar instrument (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business), to the extent it would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

          (2) all Capital Lease Obligations of such Person;

          (3) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person other than obligations with regard to letters of credit securing obligations (other than obligations of the type described in clause (1) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

          (4) net obligations of such Person under Hedging Obligations if and to the extent such would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

          (5) all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price;

          (6) all Attributable Debt of such Person;

          (7) to the extent not otherwise included, any Guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (1) through (6) above; and

          (8) all Indebtedness of the type described in clauses (1) through (7) above of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset at such date of determination and (y) the amount of such Indebtedness.

For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by the Fair Market Value of, such Disqualified Stock, such Fair Market Value is to be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. Notwithstanding the foregoing, Standard Securitization Undertakings shall not constitute Indebtedness.

         "Indenture" means this Indenture as amended, restated or supplemented from time to time.

         "Independent Financial Advisor" means an accounting, appraisal or investment banking or consulting firm of national reputation in the United
States:

          (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in Parent or any of its Subsidiaries; and

          (2) which, in the judgment of the Board of Directors of Parent, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "Initial Purchasers" means Salomon Smith Barney Inc., Deutsche Bank Securities Inc., ABN AMRO Incorporated and Jefferies & Company, Inc.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "Intercreditor Agreements" means, collectively, the U.S. Intercreditor Agreement and the Euro Intercreditor Agreement.

         "interest" means, with respect to the Notes, interest and Liquidated Damages, if any.

         "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

         "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P or the equivalent rating by any Successor Rating Agency.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel, moving and similar advances to officers, directors and employees and advances to customers, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by Parent for consideration consisting of common equity securities of Parent shall not be deemed to be an Investment. If Parent or any Restricted Subsidiary of Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Parent, or any Restricted Subsidiary of Parent issues Equity Interests, such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Parent, Parent shall be deemed to have made an Investment on the date of any such sale, disposition or issuance equal to the Fair Market Value of the Equity Interests of such Person held by Parent or such Restricted Subsidiary immediately following any such sale, disposition or issuance.

         "Issue Date" means February 26, 2003, the date on which Notes are first issued under this Indenture.

         "Judgment Currency" has the meaning set forth in Section 12.15.

         "Legal Defeasance" has the meaning set forth in Section 9.02.

         "Legal Holiday" has the meaning set forth in Section 12.07.

         "Lenders" means the lenders from time to time under the New Credit Facility.

         "Lien" means, with respect to any asset, any mortgage, deed of trust, deed to secure debt, debenture, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Liquidated Damages" has the meaning set forth in the Notes.

         "Luxembourg Paying Agent" has the meaning set forth in Section 2.05.

         "Make-Whole Premium" means, with respect to a Note at any Make-Whole Redemption Date, an amount equal to the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (x) the present value of the sum of the principal amount and premium, if any, that would be payable on such Note on March 1, 2007 and all remaining interest payments to and including March 1, 2007 (but excluding any interest accrued to the Make-Whole Redemption Date), discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) from March 1, 2007 to the applicable Make-Whole Redemption Date at a per annum interest rate equal to the Applicable Treasury Rate on such Make-Whole Redemption Date plus 0.50%, over (y) the outstanding principal amount of such Note.

         "Make-Whole Redemption" has the meaning set forth in paragraph 5 of the Notes.

         "Make-Whole Redemption Date" means, with respect to a Make-Whole Redemption, the date such Make-Whole Redemption is effected.

         "Maturity Date" when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

         "Minority Equity Interest" means any Equity Interest in any Person engaged in a line of business which is complementary, reasonably related, ancillary or useful to any business in which Parent or its Restricted Subsidiaries is then engaged, where such Equity Interest constitutes less than 50% of all Equity Interests issued and outstanding of such Person.

         "Moody's" means Moody's Investors Service, Inc. and its successors.


         "Net Proceeds" means the aggregate cash proceeds received by Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commission and any relocation expenses incurred as a result thereof), (ii) taxes paid or payable as a result thereof,
(iii) amounts required to be applied to the repayment of Indebtedness secured by a (x) Prior Lien or a Lien permitted by clause (2), (3), (4) or (7) of the definition of "Permitted Liens" (by operation of clause (8) of the definition of "Permitted Collateral Liens") in the case of assets which constitute Collateral or (y) Lien in the case of assets which do not constitute Collateral, in each case, which Prior Lien or Lien, as the case may be, is permitted under this Indenture on the asset or assets that are the subject of such Asset Sale and
(iv) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and for the after-tax cost of any indemnification payments (fixed or contingent) attributable to sellers' indemnities to purchasers.

         "New Credit Facility" means the Credit Agreement dated as of February 26, 2003, as such agreement may be amended or refinanced, including any agreement(s) extending the maturity of or refinancing (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.09) or adding Parent or Subsidiaries of Parent as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement(s) or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders or creditor or group of creditors. Notwithstanding that the New Credit Facility has been indefeasibly repaid in full without refinancing, the Company may designate, at its option, one or more New Credit Facilities otherwise meeting the definition hereof as a New Credit Facility for purposes of this Indenture, and, if requested by the Company, the Security Documents and the Proceeds Sharing Agreement, by delivering to the Trustee an Officers' Certificate to such effect.

         "1993 Indenture" means the Indenture dated as of April 1, 1993 between Crown and Bank One Trust Company, NA, as successor to Chemical Bank, as trustee, as amended from time to time.

         "1995 Indenture" means the Indenture dated as of January 15, 1995 between Crown and Bank One Trust Company, NA, as successor to Chemical Bank, as trustee, as amended from time to time.

         "1996 Indenture" means the Indenture dated as of December 17, 1996 among Crown, Crown Cork & Seal Finance PLC, Crown Cork & Seal Finance, S.A. and The Bank of New York, as trustee, as amended from time to time.

         "Non-Guarantor Subsidiary" means any Subsidiary of Parent that is not a Guarantor.

         "Non-Recourse Accounts Receivable Subsidiary Indebtedness" has the meaning set forth in the definition of "Accounts Receivable Subsidiary."

         "Non-U.S. Person" means a Person who is not a U.S. Person.

         "Note Guarantee" means the Guarantee by a Guarantor of the Notes.

         "Notes" means Dollar Notes and Euro Notes, treated as a single class except as otherwise provided herein, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

         "Off-Balance Sheet Financing Amount" means, as of any date, with respect to a Qualified Receivables Transaction, that portion of the Indebtedness of the related Accounts Receivable Subsidiary (other than Standard Securitization Undertakings) that is attributable to the accounts receivable and related assets of the type described in the definition of "Qualified Receivables Transaction" transferred to such Accounts Receivable Subsidiary by or on behalf of Parent and its Restricted Subsidiaries.

         "Offering Memorandum" means the offering memorandum dated February 11, 2003 relating to the offering of Notes issued on the Issue Date.

         "Officers" means, with respect to any Person, the Chairman, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Controller, any Senior Vice President, any Vice President of such Person or any other authorized officer or director of such Person.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman, President or Chief Executive Officer of such Person and the Chief Financial Officer, Controller, Treasurer, any Senior Vice President or any Vice President of such Person that shall comply with applicable provisions of this Indenture.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to Parent or any of its Subsidiaries.

         "Original Amount" has the meaning set forth in the definition of "Permitted Refinancing Indebtedness."

         "Other Guarantor" has the meaning set forth in Section 10.06.

         "Parent" means Crown Holdings, Inc., a Pennsylvania corporation, until a successor replaces such party pursuant to Article Five of this Indenture and thereafter the successor.

         "Pari Passu First Priority Indebtedness" means the Indebtedness represented by (i) the obligations under the New Credit Facility and any Related Obligations to the extent incurred in compliance with the terms of the Notes and
(ii) the obligations under any Additional Pari Passu First Priority Indebtedness to the extent incurred in compliance with the terms of this Indenture.

         "Pari Passu First Priority Secured Parties" means each of (i) the Bank Agents on behalf of themselves and the Lenders and the Related Obligations Counterparties and (ii) the holders from time to time of any Additional Pari Passu First Priority Indebtedness and the duly authorized representative(s) of such holders, if any; provided that each such Person, or the duly authorized representative thereof, shall have become a party to the applicable Security Documents and, to the extent applicable, the Proceeds Sharing Agreement.

         "Pari Passu Indebtedness" means, with respect to any Person, Indebtedness of such Person unless, with respect to any item of Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding or any other agreement governing the terms of such Indebtedness expressly provides that such Indebtedness shall be subordinated in right of payment to any other item of Indebtedness of such Person. Notwithstanding the foregoing, "Pari Passu Indebtedness" shall not include:

          (i) Indebtedness of Parent owed to any Restricted Subsidiary of Parent or Indebtedness of any such Restricted Subsidiary owed to Parent or any other Restricted Subsidiary of such Restricted Subsidiary;

          (ii) Indebtedness incurred in violation of this Indenture; and

          (iii) Indebtedness represented by Disqualified Stock.

         "Pari Passu Second Priority Indebtedness" means the Indebtedness represented by (i) the Notes (including any Additional Notes), the Exchange Notes and the Note Guarantees and (ii) the obligations under any Additional Pari Passu Second Priority Indebtedness, in each case, to the extent incurred in compliance with the terms of this Indenture.

         "Pari Passu Second Priority Secured Parties" means each of (i) the Trustee on behalf of itself and the Holders of the Notes and (ii) the holders from time to time of any Additional Pari Passu Second Priority Indebtedness and the duly authorized representative(s) of such holders, if any; provided that each such Person, or the duly authorized representative thereof, shall have become a party to the applicable Security Documents and, to the extent applicable, the Proceeds Sharing Agreement.

         "Pari Passu Third Priority Indebtedness" means the Indebtedness represented by (i) the Third Priority Notes (including any Additional Third Priority Notes), the Third Priority Exchange Notes and the Third Priority Note Guarantees and (ii) the obligations under any Additional Pari Passu Third Priority Indebtedness, in each case, to the extent incurred in compliance with the terms of this Indenture.

         "Pari Passu Third Priority Secured Parties" means each of (i) the Third Priority Notes Trustee on behalf of itself and the holders of the Third Priority Notes and (ii) the holders from time to time of any Additional Pari Passu Third Priority Indebtedness and the duly authorized representative(s) of such holders, if any; provided that each such Person, or the duly authorized representative thereof, shall have become a party to the applicable Security Documents and, to the extent applicable, the Proceeds Sharing Agreement.

         "Paying Agents" has the meaning set forth in Section 2.05.

         "Payment Default" has the meaning set forth in Section 6.01.

         "Permitted Collateral Liens" means:

          (1) Liens securing Pari Passu First Priority Indebtedness (including, without limitation, Indebtedness under the New Credit Facility (including any Related Obligations)) in an aggregate principal amount not to exceed at any one time outstanding (y) $1,650,000,000 less (z) the aggregate Off-Balance Sheet Financing Amount attributable to Qualified Receivables Transactions; provided that each of the Pari Passu First Priority Secured Parties with respect thereto shall have entered into the Security Documents applicable to such Collateral and, to the extent required under this Indenture, the Proceeds Sharing Agreement;

          (2) (a) Liens securing this Indenture, the Notes outstanding on the Issue Date, the Exchange Notes issued in exchange therefor and the Note Guarantees relating thereto;

               (b) Liens securing Additional Pari Passu Second Priority Indebtedness (including, without limitation, Additional Notes) in an aggregate principal amount not to exceed $600,000,000 at any one time outstanding; provided that each of the Pari Passu Second Priority Secured Parties with respect thereto shall have entered into the Security Documents applicable to such Collateral and, to the extent required under this Indenture, the Proceeds Sharing Agreement;

               (c) Liens securing the Third Priority Notes Indenture, the Third Priority Notes outstanding on the Issue Date, the Third Priority Exchange Notes issued in exchange therefor and the Third Priority Note Guarantees relating thereto;

               (d) Liens securing Additional Pari Passu Third Priority Indebtedness (including, without limitation, Additional Third Priority Notes); provided that each of the Pari Passu Third Priority Secured Parties with respect thereto shall have entered into the Security Documents applicable to such Collateral and, to the extent required under this Indenture, the Proceeds Sharing Agreement;

          (3) Liens securing the obligations of the Company and the Guarantors in respect of Hedging Obligations (including, without limitation, Related Hedging Obligations) to the extent that such obligations are incurred pursuant to clause (7) of Section 4.09(b); provided that each of the Secured Parties related thereto shall have entered into the Security Documents applicable to such Collateral;

          (4) to the extent and in the manner required by the terms of the Existing Notes as in effect on the Issue Date, Liens on Principal Property of Crown and its Principal Properties Subsidiaries and on any shares of capital stock or evidences of indebtedness for borrowed money issued by any Principal Properties Subsidiary of Crown and owned by Crown or any Principal Properties Subsidiary of Crown securing the obligations of Crown or such Principal Properties Subsidiary under the Existing Notes; provided that, to the extent such Principal Property, shares or indebtedness would constitute Collateral, the Notes are secured by an equal and ratable Lien on such Principal Property, shares or indebtedness to the extent and in the manner contemplated by the Security Documents;

          (5) Prior Liens;

          (6) Liens in favor of the Company or any Guarantor; provided that, to the extent required by the Security Documents, any Liens of the type described in this clause (6) shall be subject to the Lien granted and evidenced by the Security Documents;

          (7) Liens incurred in the ordinary course of business of the Company or any Guarantor with respect to obligations that do not exceed $5,000,000 in the aggregate at any one time outstanding (a) that are not yet delinquent or (b) that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded;

          (8) Liens described in clauses (2) through (12), (14), (16) and (19) of the definition of "Permitted Liens"; provided that, in the case of clauses (5) and (6) thereof, the Contested Collateral Liens Conditions are satisfied; and

          (9) any additional Liens on the Collateral (other than Liens securing Indebtedness) to the extent and in the manner permitted by the New Credit Facility.

         "Permitted Investments" means:

          (1) Investments in Parent or any Restricted Subsidiary;

          (2) Investments in cash and Cash Equivalents;

          (3) Investments by Parent or any Restricted Subsidiary of Parent in, or the purchase of the securities of, a Person if, as a result of such Investment, (a) such person becomes a Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Parent or a Restricted Subsidiary;

          (4) Investments in accounts and notes receivable acquired in the ordinary course of business;

          (5) Investments received or acquired in compromise of, or in respect of, obligations of, claims against or disputes with, any Person (other than Parent or any Restricted Subsidiary or Affiliate), including, but not limited to, pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Person;

          (6) any non-cash consideration received in connection with an Asset Sale that complies with Section 4.12;

          (7) Investments in connection with Hedging Obligations permitted to be incurred under Section 4.09;

          (8) commission, payroll, travel and similar loans and advances to employees in the ordinary course of business;

          (9) any Investment by Parent or any Restricted Subsidiary of Parent in an Accounts Receivable Subsidiary or any Investment by an Accounts Receivable Subsidiary in any other Person in connection with a Qualified Receivables Transaction, so long as any Investment in an Accounts Receivable Subsidiary is in the form of a Purchase Money Note or an Equity Interest;

          (10) any Investments (i) the consideration for which consists exclusively of Qualified Capital Stock of Parent and (ii) in any Unrestricted Subsidiary, joint venture or any Minority Equity Interest made by exchange for, or out of the net cash proceeds of the substantially concurrent sale of, Qualified Capital Stock of Parent; provided that the amount of any such net cash proceeds that are utilized for any such Investment shall be excluded for purposes of clause (C) of Section 4.10(a) in determining the amount available for Restricted Payments;

          (11) Investments existing on the Issue Date, and any extension, modification or renewal of any Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date); and

          (12) additional Investments in an aggregate amount not to exceed $100,000,000 at any time outstanding.

         "Permitted Liens" means:

          (1) Liens on the Additional Bank Collateral securing Indebtedness of Parent and its Restricted Subsidiaries under the New Credit Facility to the extent such Indebtedness is incurred pursuant to clause (1) of Section 4.09(b);

          (2) Liens on assets of a Person merged with or into or consolidated with Parent or any Restricted Subsidiary of Parent after the Issue Date existing at the time such Person is merged with or into or consolidated with Parent or any Restricted Subsidiary of Parent; provided that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation and do not extend to any assets of Parent or any Restricted Subsidiary of Parent other than the assets of such Person acquired in such merger or consolidation;

          (3) Liens on assets of a Person that becomes a Restricted Subsidiary of Parent existing at the time such Person becomes a Restricted Subsidiary of Parent; provided that such Liens were not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of Parent and do not extend to any assets of Parent or any Restricted Subsidiary of Parent;

          (4) Liens on assets acquired after the Issue Date existing at the time of acquisition thereof by Parent or any Restricted Subsidiary of Parent; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of Parent or any Restricted Subsidiary of Parent other than the specific assets so acquired;

          (5) landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business with respect to amounts (a) not yet delinquent or (b) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

          (6) Liens for taxes, assessments or governmental charges or claims or other like statutory Liens, that (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (7) Liens to secure Indebtedness permitted by (a) clause (3) of
     Section 4.09(b) covering only the assets acquired with such Indebtedness and (b) clause (7) of Section 4.09(b);

          (8) Liens securing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien permitted by this Indenture; provided that
     (a) any such Lien shall not extend to or cover any assets not securing the Indebtedness so refinanced and (b) the refinancing Indebtedness secured by such Lien shall have been permitted to be incurred pursuant to clause (5) of Section 4.09(b);

          (9) (a) Liens in the form of zoning restrictions, easements, licenses, reservations, covenants, conditions or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) that do not (i) secure Indebtedness or (ii) individually or in the aggregate materially impair the value or marketability of the real property affected thereby or the occupation, use and enjoyment in the ordinary course of business of Parent and the Restricted Subsidiaries at such real property and (b) with respect to leasehold interests in real property, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of such leased property encumbering the landlord's or owner's interest in such leased property;

          (10) Liens in the form of pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of Indebtedness) or leases, warranties, statutory or regulatory obligations or self-insurance arrangements arising in the ordinary course of business, banker's acceptances, surety and appeal bonds, performance bonds and other obligations of a similar nature to which Parent or any Restricted Subsidiary is a party, in each case, made in the ordinary course of business;

          (11) Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute a Default under this Indenture;

          (12) Liens in the form of licenses, leases or subleases granted or created by Parent or any Restricted Subsidiary in the ordinary course of business, which licenses, leases or subleases do not interfere, individually or in the aggregate, in any material respect with the business of Parent or such Restricted Subsidiary; provided that any such Lien shall not extend to or cover any assets of Parent or any Restricted Subsidiary of Parent that is not the subject of any such license, lease or sublease;

          (13) Liens in favor of Parent or any Restricted Subsidiary of Parent;

          (14) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Parent or any Restricted Subsidiary of Parent in the ordinary course of business in accordance with the past practices of Parent or any Restricted Subsidiary of Parent;

          (15) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by Parent or any Restricted Subsidiary of Parent, in each case, granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

          (16) Liens on fixtures or personal property granted to landlords pursuant to leases to the extent that such Liens are not yet due and payable;

          (17) Liens on accounts receivable and related assets incurred in connection with a Qualified Receivables Transaction;

          (18) Liens existing on the Issue Date to the extent and in the manner existing on the Issue Date;

          (19) deposits, pledges or other Liens to secure obligations under purchase or sale agreements or letters of intent entered into in respect of a proposed acquisition;

          (20) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; and

          (21) in addition to the Liens described in clauses (1) through (20) above, Liens in respect of Indebtedness or other obligations of Parent or any Restricted Subsidiary not to exceed 10.0% of Consolidated Net Tangible Assets at any one time outstanding.

         "Permitted Refinancing Indebtedness" means any Indebtedness of Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refinance other Indebtedness of Parent or any of its Restricted Subsidiaries; provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced (plus the amount of accrued and unpaid interest, if any, and premiums owed, if any (not in excess of preexisting prepayment provisions on such Indebtedness) and the amount of reasonable and customary fees and expenses incurred in connection therewith) (the "Original Amount"); provided, however, if the amount of such Permitted Refinancing Indebtedness exceeds the Original Amount, the amount of such Permitted Refinancing Indebtedness equal to the Original Amount shall nonetheless constitute "Permitted Refinancing Indebtedness" if it otherwise complies with the requirements of this definition;

          (2) such Permitted Refinancing Indebtedness has a final maturity date at least as late as the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced;

          (3) if the Indebtedness being refinanced is subordinated in right of payment to any Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being refinanced; and

          (4) such Indebtedness is incurred by Parent or by the Restricted Subsidiary who is the obligor on the Indebtedness being refinanced; provided, however, that Parent or any Restricted Subsidiary of Parent (other than the Company or any Restricted Subsidiary of the Company) may incur Indebtedness which refinances Indebtedness of any Restricted Subsidiary of Parent.

         "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

         "Pledged Holdco" means Crown for so long as Crown shall own, directly or indirectly, all of the Equity Interests in Parent's indirect Restricted Subsidiaries and thereafter shall mean the one or more direct Wholly Owned Restricted Subsidiaries of Parent that collectively own directly or indirectly all of the Equity Interests in Parent's indirect Restricted Subsidiaries, in each case in accordance with and to the extent required by the terms of this Indenture and the Security Documents.

         "Physical Dollar Notes" means Physical Notes that are Dollar Notes.

         "Physical Euro Notes" means Physical Notes that are Euro Notes.

         "Physical Notes" means certificated Notes in registered form.

         "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to profits, dividends, distributions or redemptions or upon liquidation.

         "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

         "Principal Property" has the meaning assigned to such term in each instrument and agreement under which the Existing Notes have been issued, in accordance with the terms of such instruments and agreements as in effect on the Issue Date.

         "Principal Property Subsidiary" has the meaning assigned to the term "Restricted Subsidiary" in each instrument and agreement under which the Existing Notes have been issued, in accordance with the terms of such instruments and agreements as in effect on the Issue Date.

         "Prior Liens" means Liens existing on the Issue Date to the extent permitted by the applicable Security Documents.

         "Private Placement Legend" means the legend substantially in the form set forth in Exhibit B.

         "Proceeds Sharing Agreement" means the Global Participation and Proceeds Sharing Agreement in the form of Exhibit I hereto dated as of February 26, 2003 among the Secured Parties, the Collateral Agents, Citicorp North America, Inc., as Sharing Agent, and the other persons who may become parties thereto from time to time pursuant to and in accordance with the terms thereof, as amended from time to time.

         "Purchase Money Note" means a promissory note of an Accounts Receivable Subsidiary to Parent or any Restricted Subsidiary of Parent, which note must be repaid from cash available to the Accounts Receivable Subsidiary, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

         "Purchase Money Obligations" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such Person or any of its Subsidiaries in an amount that is not more than 100% of the cost, or Fair Market Value, as appropriate, of such property, and incurred within 90 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

         "Qualified Capital Stock" means any Capital Stock that is not Disqualified Stock.

         "Qualified Institutional Buyer" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

         "Qualified Receivables Transaction" means any transaction or series of transactions entered into by Parent or any of its Restricted Subsidiaries pursuant to which Parent or such Restricted Subsidiary Transfers to (a) an Accounts Receivable Subsidiary (in the case of a Transfer by Parent or any of its Restricted Subsidiaries) and (b) any other Person (in the case of a Transfer by an Accounts Receivable Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of Parent or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction; provided such transaction is on market terms at the time Parent or such Restricted Subsidiary enters into such transaction.

         "Rating Agencies" mean Moody's and S&P ; provided that if S&P, Moody's or any Successor Rating Agency (as defined below) shall cease to be in the business of providing rating services for debt securities generally, the Company shall be entitled to replace any such Rating Agency or Successor Rating Agency, as the case may be, which has ceased to be in the business of providing rating services for debt securities generally with a security rating agency which is in the business of providing rating services for debt securities generally and which is nationally recognized in the United States (such rating agency, a "Successor Rating Agency").

         "Redemption Date" when used with respect to any Note to be redeemed pursuant to paragraph 5 or 6 of the Notes means the date fixed for such redemption pursuant to the terms of this Indenture and the Notes.

         "refinance" means to refinance, repay, replace, renew, extend, refund or restructure.

         "Registrar" has the meaning set forth in Section 2.05.

         "Registration Default" has the meaning set forth in paragraph 9 of the Restricted Notes.

         "Registration Rights Agreement" means the registration rights agreement dated February 26, 2003 among the Company, the Guarantors and the Initial Purchasers relating to the Notes.

         "Regulation S" means Regulation S promulgated under the Securities Act. "Regulation S Dollar Notes" has the meaning set forth in Section 2.17.

         "Regulation S Euro Notes" has the meaning set forth in Section 2.17.

         "Regulation S Global Dollar Note" has the meaning set forth in Section 2.17.

         "Regulation S Global Euro Note" has the meaning set forth in Section 2.17.

         "Regulation S Global Notes" has the meaning set forth in Section 2.17.

         "Regulation S Notes" has the meaning set forth in Section 2.03.

         "Related Cash Management Obligations" means obligations of Parent or any Restricted Subsidiary arising from treasury, depository and cash management services provided by one or more of the Bank Agents or the Lenders or their Affiliates or designees or other parties permitted under the New Credit Facility.

         "Related Hedging Obligations" means Hedging Obligations of Parent or any Restricted Subsidiary entered into with one or more of the Bank Agents or the Lenders or their Affiliates or designees or other parties permitted under the New Credit Facility.

         "Related Obligations" means, collectively, the Related Cash Management Obligations and the Related Hedging Obligations.

         "Related Obligations Counterparties" means the counterparties to the Related Obligations.

         "Replacement Assets" means any (a) business, (b) controlling or majority Equity Interest in any Person engaged in a line of business, (c) in the case of a Transfer of a Minority Equity Interest, another Minority Equity Interest in a Person engaged primarily in a line of business or (d) property or assets used or useful in a line of business, in the case of each of clauses (a) through (d), in which Parent or any of its Restricted Subsidiaries is engaged or which is or are, as the case may be, complementary, reasonably related, ancillary or useful to any such line of business in which Parent or any of its Restricted Subsidiaries is then engaged.

         "Responsible Officer" shall mean, when used with respect to the Trustee, any officer in the Corporate Trust Department of the Trustee including any vice president, assistant vice president or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, and to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Restricted Dollar Notes" means Dollar Notes that are Restricted Notes.

         "Restricted Euro Notes" means Euro Notes that are Restricted Notes.

         "Restricted Global Dollar Note" means a Global Dollar Note that is a Restricted Note.

         "Restricted Global Euro Note" means a Global Euro Note that is a Restricted Note.

         "Restricted Global Note" means a Global Note that is a Restricted Note.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Note" has the same meaning as "restricted security" set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

         "Restricted Payment" has the meaning set forth in Section 4.10.

         "Restricted Period" has the meaning set forth in Section 2.17.

         "Restricted Physical Note" means a Physical Note that is a Restricted Note.

         "Restricted Subsidiary" means each Subsidiary of Parent that is not an Unrestricted Subsidiary.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 144A Dollar Notes" has the meaning set forth in Section 2.17.

         "Rule 144A Euro Notes" has the meaning set forth in Section 2.17.

         "Rule 144A Global Dollar Note" has the meaning set forth in Section
          2.17.

         "Rule 144A Global Euro Note" has the meaning set forth in Section 2.17.

         "Rule 144A Global Notes" has the meaning set forth in Section 2.17.

         "Rule 144A Notes" has the meaning set forth in Section 2.03.

         "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors.

         "Sale and Leaseback Transaction" means any arrangement with any Person (other than Parent or a Subsidiary of Parent), or to which any such Person is a party, providing for the leasing, pursuant to a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP, to Parent or a Restricted Subsidiary of any property or asset which has been or is to be sold or transferred by Parent or such Restricted Subsidiary to such Person or to any other Person (other than Parent or a Subsidiary of Parent) to which funds have been or are to be advanced by such Person.

         "Secured Parties" means, collectively, the Pari Passu First Priority Secured Parties, the Pari Passu Second Priority Secured Parties and the Pari Passu Third Priority Secured Parties.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Security Documents" means, collectively:

          (1) the Intercreditor Agreements;

          (2) the U.S. Security Agreement;

          (3) the Shared Pledge Agreement;

          (4) the CEH Excess Proceeds Account Agreement;

          (5) the CEH Pledge Agreement;

          (6) the Finance PLC Proceeds Account Agreement; and

          (7) all other security agreements, pledge agreements, mortgages, deeds of trust, pledges, collateral assignments and other agreements or instruments evidencing or creating any security in favor of the Trustee and any Holders of the Notes in any or all of the Collateral, in each case, as amended from time to time in accordance with its terms.

         "Shared Pledge Agreement" means the Shared Pledge Agreement in the form of Exhibit J hereto dated as of February 26, 2003 among Parent, Crown Cork & Seal Americas, Inc., Crown International Holdings, Inc., each other U.S. Subsidiary of Parent listed on Schedule I thereto and Citicorp North America, Inc., as Collateral Agent, as amended from time to time.

         "Sharing Agent" means the party named as global participation and proceeds sharing agent in the Proceeds Sharing Agreement, until a successor replaces it pursuant to the Proceeds Sharing Agreement and thereafter means the successor.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

         "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Parent or any Restricted Subsidiary of Parent which are reasonably customary in an accounts receivable securitization transaction.

         "Subsidiary" means, with respect to any Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "Successor Rating Agency" has the meaning set forth in the definition of "Rating Agencies."

         "Suspended Covenants" has the meaning set forth in Section 4.19.

         "Suspension Period" has the meaning set forth in Section 4.19.

         "Swiss Guarantor" has the meaning set forth in Section 10.06.

         "Taxes" has the meaning set forth in Section 4.16.

         "Taxing Jurisdiction" has the meaning set forth in Section 4.16.

         "Third Priority Exchange Notes" means debt securities of the Company with terms substantially identical to the Third Priority Notes issued in exchange for an equal principal amount of Third Priority Notes pursuant to an exchange offer registered under the Securities Act in accordance with the terms of the Third Priority Notes Registration Rights Agreement.

         "Third Priority Note Guarantees" means the Guarantees of the Third Priority Notes under the Third Priority Notes Indenture.

         "Third Priority Notes" means 10 7/8% Third Priority Senior Secured Notes due 2013 of the Company issued under the Third Priority Notes Indenture.

         "Third Priority Notes Indenture" means the Indenture dated as of February 26, 2003 among the Company, as issuer, the Guarantors and the Third Priority Notes Trustee governing the terms of the Third Priority Notes, as amended from time to time.

         "Third Priority Notes Registration Rights Agreement" means the registration rights agreement dated February 26, 2003 among the Company, the Guarantors and the Initial Purchasers relating to the Third Priority Notes.

         "Third Priority Notes Trustee" means the party named as trustee in the Third Priority Notes Indenture until a successor replaces it pursuant to the Third Priority Notes Indenture and thereafter means the successor.

         "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03).

         "Transfer" means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by Sale and Leaseback Transaction, consolidation, merger, liquidation, dissolution or otherwise, in one transaction or a series of transactions.

         "Triggering Event" has the meaning set forth in the Proceeds Sharing Agreement.

         "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

         "Unrestricted Dollar Notes" means Dollar Notes that are not Restricted Notes.

         "Unrestricted Euro Notes" means Euro Notes that are not Restricted
Notes.

         "Unrestricted Global Dollar Note" means a Global Dollar Note that is not a Restricted Note.

         "Unrestricted Global Euro Note" means a Global Euro Note that is not a Restricted Note.

         "Unrestricted Global Note" means a Global Note that is not a Restricted Note.

         "Unrestricted Physical Note" means a Physical Note that is not a Restricted Note.

         "Unrestricted Subsidiary" means any Subsidiary of Parent (other than the Company) that is designated by the Board of Directors of Parent as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors, but only if:

          (1)       (a)  such Subsidiary has no Indebtedness other than
                         Indebtedness as to which neither Parent nor any of its Restricted Subsidiaries (i) provides any credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise or (iii) constitutes the lender, other than in the case of clauses (i) and (ii) any non-recourse Guarantee given solely to support the pledge by Parent or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary; and

                    (b) neither Parent nor any Restricted Subsidiary is liable for any Indebtedness that would permit (upon notice, lapse of time or both) any holder thereof to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity upon the occurrence of a default with respect to any Indebtedness of such Unrestricted Subsidiary;

          (2) such Subsidiary is not party to any agreement, contract, arrangement or understanding with Parent or any Restricted Subsidiary of Parent unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable to Parent or such Restricted Subsidiary than those that would be obtained at the time from Persons who are not Affiliates of Parent;

          (3) such Subsidiary is a Person with respect to which neither Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (4) such Subsidiary does not Guarantee or otherwise directly or indirectly provide credit support for any Indebtedness of Parent or any of its Restricted Subsidiaries.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.10. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Parent as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, Parent shall be in default of such covenant from the date of such incurrence).

         The Board of Directors of Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Parent of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

          (1) such incurrence of Indebtedness is permitted under Section 4.09;
     and

          (2) no Default or Event of Default would be in existence following such designation.

         "U.S. Collateral" has the meaning set forth in the U.S. Intercreditor Agreement.

         "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as quoted by Reuters at approximately 10:00 A.M. (New York time) on such date of determination (or if no such quote is available on such date, on the immediately preceding Business Day for which such a quote is available).

         "U.S. Government Obligations" means marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America that, in each case, mature within one year from the date of acquisition thereof and are not callable or redeemable at the option of the issuer thereof.

         "U.S. Guarantor" has the meaning set forth in Section 10.06.

         "U.S. Intercreditor Agreement" means the U.S. Intercreditor and Collateral Agency Agreement in the form of Exhibit K hereto dated as of February 26, 2003 among the Secured Parties, Citicorp North America, Inc., as U.S. collateral agent, Parent and its Subsidiaries named therein, and the other persons who may become parties thereto from time to time pursuant to and in accordance with the terms thereof, as amended from time to time.

         "U.S. Person" means a "U.S. person" as defined in Rule 902(k) under the Securities Act.

         "U.S. Security Agreement" means the U.S. Security Agreement in the form of Exhibit L hereto dated as of February 26, 2003 among Crown Cork & Seal Americas, Inc., Crown, Parent, Crown International Holdings, Inc., each other Subsidiary of Parent listed on Schedule I thereto and Citicorp North America, Inc., as collateral agent, as amended from time to time.

         "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have power to vote in the election of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the then outstanding principal amount of such Indebtedness; into

          (2) the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02.     Incorporation by Reference of Trust Indenture Act.
                  -------------------------------------------------

         Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes.

         "indenture securityholder" means a Holder or Noteholder.

         "indenture to be qualified" means this Indenture.

         "obligor on the indenture securities" means the Company, the Guarantors or any other obligor on the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

SECTION 1.03.     Rules of Construction.
                  ---------------------

         Unless the context otherwise requires:

          (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

          (2) "or" is not exclusive;

          (3) words in the singular include the plural, and in the plural include the singular;

          (4) words used herein implying any gender shall apply to both genders;

          (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

          (6) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

          (7) "$" and "U.S. Dollars" each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts; and

          (8) "E" and "Euros" each refer to the lawful currency of the member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Communities, as amended.

ARTICLE Two

                                 THE SECURITIES

SECTION 2.01.     Amount of Notes.
                  ----------------

         The Trustee shall initially authenticate $1,085,000,000 aggregate principal amount of Dollar Notes and (euro)285,000,000 aggregate principal amount of Euro Notes for original issue on the Issue Date upon a written order of the Company in the form of an Officers' Certificate of the Company (other than as provided in Section 2.09). The Trustee shall authenticate additional Notes ("Additional Notes") thereafter in unlimited amount (so long as permitted by the terms of this Indenture, including, without limitation, Section 4.09) for original issue upon a written order of the Company in the form of an Officers' Certificate in aggregate principal amount as specified in such order (other than as provided in Section 2.09). Each such written order shall specify the principal amount of Dollar Notes and/or Euro Notes to be authenticated and the date on which the Notes are to be authenticated.

SECTION 2.02.     Calculation of Principal Amount of Notes.
                  ----------------------------------------

         The aggregate principal amount of the Notes, at any date of determination, shall be the sum of (1) the principal amount of the Dollar Notes at such date of determination plus (2) the U.S. Dollar Equivalent, at such date of determination, of the principal amount of the Euro Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes (and not solely the Dollar Notes or the Euro Notes as provided for in the proviso to the first sentence of Section 8.02(a)), such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence and Section 2.11, to the extent applicable.

SECTION 2.03.     Form and Dating; Legends.
                  ------------------------

         The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A-1 (in the case of the Restricted Dollar Notes), Exhibit A-2 (in the case of the Restricted Euro Notes), Exhibit A-3 (in the case of Unrestricted Dollar Notes) and Exhibit A-4 (in the case of Unrestricted Euro Notes), each of which is incorporated in and forms a part of this Indenture. Each Note shall be dated the date of its authentication.

         The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("Rule 144A Notes"), Notes offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes") and all other Restricted Notes shall bear the Private Placement Legend. All Global Notes shall bear the Global Note Legend.

         The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

         The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.04.     Execution and Authentication.
                  ----------------------------

         The Notes shall be executed on behalf of the Company by two Officers of the Company. The signature of any of these Officers on the Notes may be manual or facsimile.

         If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.13, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

         The Trustee may appoint one or more authenticating agents reasonably acceptable to the Company to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

         Dollar Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. Euro Notes shall be issuable only in registered form without coupons in denominations of
(euro)1,000 and any integral multiple thereof.

SECTION 2.05.     Registrar and Paying Agent.
                  --------------------------

         The Company shall maintain (a) an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), (b) an office or agency in the Borough of Manhattan, The City of New York, the State of New York, where Dollar Notes may be presented for payment (the "Dollar Paying Agent"), (c) an office or agency in the Borough of Manhattan, The City of New York, the State of New York, and London, England where Euro Notes may be presented for payment (the "Euro Paying Agent"), (d) so long as the Euro Notes are listed on the Luxembourg Stock Exchange and if required by the rules of the Luxembourg Stock Exchange, an office or agency in Luxembourg where Euro Notes may be presented for payment (the "Luxembourg Paying Agent") and (e) an office or agency where notices and demands to or upon the Company, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide a copy of such register from time to time upon request of the Company. The Company may have one or more co-registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrars. The Company shall maintain a co-registrar in London, England and, so long as the Euro Notes are listed on the Luxembourg Stock Exchange and if required by the rules of the Luxembourg Stock Exchange, in Luxembourg where Euro Notes may be presented for registration of transfer or for exchange. The term "Paying Agents" means the Dollar Paying Agent, the Euro Paying Agent, the Luxembourg Paying Agent (if any) and any additional Paying Agents. The Company or any Affiliate thereof may act as Registrar or a Paying Agent.

         The Company shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture; provided that any such agency agreement with the Luxembourg Paying Agent need not incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or any required co-registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

         The Company initially appoints the Trustee as Registrar, Dollar Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture. The Company initially appoints Bank One, NA, London Branch, as a co-registrar and as Euro Paying Agent.

SECTION 2.06.     Paying Agent To Hold Money in Trust.
                  -----------------------------------

         Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Company, one or more of the Guarantors or any other obligor on the Notes), and the Company and each Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by a Paying Agent need not be segregated except as required by law and in no event shall a Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to a Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, such Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.07.     Noteholder Lists.
                  -----------------

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

SECTION 2.08.     Transfer and Exchange.
                  ----------------------

         Subject to Sections 2.17 and 2.18, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Notes (and the Guarantors shall execute the Guarantees thereon) evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Company may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.12, 3.06, 4.08, 4.12 or 8.05 (in which events the Company shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

         Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

SECTION 2.09.     Replacement Notes.
                  -----------------

         If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the Guarantees thereon) if the Holder of such Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Company, the Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such
Note is replaced. The Company may charge such Holder for the Company's reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Company for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Company.

SECTION 2.10.     Outstanding Notes.
                  -----------------

         The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by the Trustee, (b) those delivered to the Trustee for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated by the Trustee hereunder and (d) those described in this Section
2.10 as not outstanding. Subject to Section 2.11, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

         If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee receives proof satisfactory to the Trustee that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

         If a Paying Agent holds, in its capacity as such, on any Maturity Date, U.S. Dollars, with respect to Dollar Notes, and Euros, with respect to Euro Notes, sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall cease to be outstanding and interest on them shall cease to accrue.

SECTION 2.11.     Treasury Notes.
                  --------------

         In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or any other Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officers' Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.12.     Temporary Notes.
                  ---------------

         Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.13.     Cancellation.
                  ------------

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner. The Company may not reissue or resell or issue new Notes to replace Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.14.     Defaulted Interest.
                  -------------------

         If the Company defaults on a payment of interest on the Dollar Notes or the Euro Notes, the Company shall pay the defaulted interest then borne by the Dollar Notes or Euro Notes, as the case may be, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders thereof on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Company shall mail to each affected Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Dollar Notes or the Euro Notes, as the case may be, may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

         Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the record date for the Interest Payment Date for which interest has not been paid.

SECTION 2.15.     CUSIP, ISIN and Common Code Numbers.
                  -----------------------------------

         The Company in issuing the Notes may use "CUSIP", "ISIN" and "Common Code" numbers, and if so used, such CUSIP, ISIN and Common Code numbers shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee, in writing, of any such CUSIP, ISIN or Common Code number used by the Company in connection with the issuance of the Notes and of any change in any such CUSIP, ISIN or Common Code number.

SECTION 2.16.     Deposit of Moneys.
                  -----------------

         Prior to 10:00 A.M., New York City time, in the case of the Dollar Notes, and 10:00 A.M. London Time, in the case of the Euro Notes, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the applicable Paying Agents in immediately available funds U.S. Dollars, in the case of Dollar Notes, and Euros, in the case of Euro Notes, sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits such Paying Agents to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or the Common Depository, as applicable, or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the applicable Paying Agent.

SECTION 2.17.     Book-Entry Provisions for Global Notes.
                  --------------------------------------

         (a) Rule 144A Notes that are Dollar Notes ("Rule 144A Dollar Notes") initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Dollar Note"). Rule 144A Notes that are Euro Notes ("Rule 144A Euro Notes") initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Euro Note" and, together with the Rule 144A Global Dollar Note, the "Rule 144A Global Notes"). Regulation S Notes that are Dollar Notes ("Regulation S Dollar Notes") initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Regulation S Global Dollar Note"). Regulation S Notes that are Euro Notes ("Regulation S Euro Notes") initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Regulation S Global Euro Note" and, together with the Regulation S Global Dollar Note, the "Regulation S Global Notes"). The term "Global Dollar Notes" means the Rule 144A Global Dollar Note and the Regulation S Global Dollar Note. The term "Global Euro Notes" means, collectively, the Rule 144A Global Euro Note and the Regulation S Global Euro Note. The term "Global Notes" means, collectively, the Rule 144A Global Notes and the Regulation S Global Notes. The Global Notes shall bear the Global Note Legend. The Global Dollar Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Private Placement Legend. The Global Euro Notes initially shall (i) be registered in the name of the Common Depository or the nominee of such Common Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Euro Paying Agent as custodian for such Common Depository and (iii) bear the Private Placement Legend.

         Members of, or direct or indirect participants in, the Depository, Euroclear or Clearstream ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or the Common Depository or under the Global Notes. The Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Dollar Notes for all purposes whatsoever. The Common Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Euro Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or the Common Depository, as the case may be, or impair, as between the Depository, Euroclear or Clearstream, as the case may be, and their respective Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

         (b) Transfers of Global Dollar Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Transfers of Global Euro Notes shall be limited to transfer in whole, but not in part, to the Common Depository, its successor and their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes only in accordance with the applicable rules and procedures of the Depository, Euroclear or Clearstream, as the case may be, and the provisions of Section 2.18. In addition, a Global Note shall be exchangeable for Physical Notes only if (i) in the case of a Global Dollar Note, the Depository (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Note and the Company thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) in the case of a Global Euro Note, (x) Euroclear or Clearstream notifies the Company that it is unwilling or unable to continue as clearing agency or (y) the Common Depository notifies the Company that it is unwilling or unable to continue as common depository for such Global Euro Note and the Company fails to appoint a successor common depository within 120 days of such notice or (iii) in the case of any Global Note, there shall have occurred and be continuing an Event of Default with respect to such Global Note. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository or the Common Depository, as applicable, in accordance with its customary procedures.

         (c) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (b) of this Section 2.17, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

         (d) Any Restricted Physical Note delivered in exchange for an interest in a Global Note pursuant to Section 2.18 shall, except as otherwise provided in
Section 2.18, bear the Private Placement Legend.

         (e) Notwithstanding the foregoing, through and including the 40th day after the later of the commencement of the offering of the Notes represented by a Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the "Restricted Period"), a beneficial interest in such Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.18.

         (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.18.     Transfer and Exchange of Notes.
                  ------------------------------

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.17(b). Global Notes will not be exchanged by the Company for Physical Notes except under the circumstances described in Section in Section 2.17(b). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.09 and
2.12. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.18(b) or 2.18(f).

         (b) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Dollar Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. The transfer and exchange of beneficial interests in the Global Euro Notes shall be effected through the Common Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of Euroclear and Clearstream. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Dollar Notes shall be transferred or exchanged only for beneficial interests in Global Dollar Notes. Beneficial interests in Global Euro Notes shall be transferred or exchanged only for beneficial interests in Global Euro Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take de-livery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Dollar Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Dollar Note. Beneficial interests in any Unrestricted Global Euro Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Euro Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.18(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Dollar Note that is not subject to Section 2.18(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Dollar Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. In connection with all transfers and exchanges of beneficial interests in any Global Euro Note that is not subject to Section 2.18(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Common Depository in accordance with the applicable rules and procedures of Euroclear or Clearstream directing the Common Depository to credit or cause to be credited a beneficial interest in another Global Euro Note in an amount equal to the beneficial interest to be transferred or exchanged and
     (2) instructions given in accordance with the applicable rules and procedures of Euroclear or Clearstream containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.18(f).

          (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in (x) a Restricted Global Dollar Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Dollar Note and (y) a Restricted Global Euro Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Euro Note, in each case if the transfer complies with the requirements of Section 2.18(b)(ii) above and the Registrar receives the following:

               (A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit D, including the certifications in item (1) thereof; and

               (B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit D, including the certifications in item (2) thereof.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in (x) a Restricted Global Dollar Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Dollar Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Dollar Note or (y) a Restricted Global Euro Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Euro Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Euro Note, in each case if the exchange or transfer complies with the requirements of Section 2.18(b)(ii) above and the Registrar receives the following:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit E, including the certifications in item (1)(a) thereof; or

               (B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D, including the certifications in item (4) thereof, and, in each such case, if the Registrar so requests or if the applicable rules and procedures of the Depositary, Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an written order of the Company in the form of an Officers' Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

          (v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c) Transfer and Exchange of Beneficial Interests in Global Notes for Physical Notes. A beneficial interest in a Global Note may not be exchanged for a Physical Note except under the circumstances described in Section 2.17(b). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Physical Note except under the circumstances described in Section 2.17(b). In any case, beneficial interests in Global Dollar Notes shall be transferred or exchanged only for Physical Dollar Notes and beneficial interests in Global Euro Notes shall be transferred or exchanged only for Physical Euro Notes.

         (d) Transfer and Exchange of Physical Notes for Beneficial Interests in Global Notes.

Physical Dollar Notes shall be transferred or exchanged only for beneficial interests in Global Dollar Notes. Physical Euro Notes shall be transferred or exchanged only for beneficial interests in Global Euro Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (ii) below, as applicable:

         (i) Restricted Physical Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit E, including the certifications in item (2)(a) thereof;

               (B) if such Restricted Physical Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit D, including the certifications in item (1) thereof;

               (C) if such Restricted Physical Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit D, including the certifications in item (2) thereof;

               (D) if such Restricted Physical Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit D, including the certifications in item (3)(a) thereof;

               (E) if such Restricted Physical Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit D, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

               (F) if such Restricted Physical Note is being transferred to the Company or a Subsidiary thereof, a certificate to the effect set forth in Exhibit D, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Physical Note, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.

          (ii) Restricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Physical Note may exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

               (A) if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit E, including the certifications in item (1)(b) thereof; or

               (B) if the Holder of such Restricted Physical Notes proposes to transfer such Restricted Physical Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D, including the certifications in item (4) thereof, and, in each such case, if the Registrar so requests or if the applicable rules and procedures of the Depositary, Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Restricted Physical Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an written order of the Company in the form of an Officers' Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Restricted Physical Notes transferred or exchanged pursuant to this subparagraph (ii).

          (iii) Unrestricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Physical Note may exchange such Unrestricted Physical Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Physical Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an written order of the Company in the form of an Officers' Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Physical Notes transferred or exchanged pursuant to this subparagraph (iii).

          (iv) Unrestricted Physical Notes to Beneficial Interests in Restricted Global Notes. An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (e) Transfer and Exchange of Physical Notes for Physical Notes. Upon request by a Holder of Physical Notes and such Holder's compliance with the provisions of this Section 2.18(e), the Registrar shall register the transfer or exchange of Physical Notes. Physical Dollar Notes shall be transferred or exchanged only for Physical Dollar Notes. Physical Euro Notes shall be transferred or exchanged only for Physical Euro Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Physical Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.18(e).

          (i) Restricted Physical Notes to Restricted Physical Notes. A Restricted Physical Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Physical
     Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit D, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit D, including the certifications in item (2) thereof;

               (C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit D, including the certifications in item (3)(a) thereof;

               (D) if the transfer will be made to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (D) above, a certificate to the effect set forth in Exhibit D, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; and

               (E) if such transfer will be made to the Company or a Subsidiary thereof, a certificate to the effect set forth in Exhibit D, including the certifications in item (3)(b) thereof.

          (ii) Restricted Physical Notes to Unrestricted Physical Notes. Any Restricted Physical Note may be exchanged by the Holder thereof for an Unrestricted Physical Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Physical Note if the Registrar receives the following:

               (1) if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit E, including the certifications in item (1)(c) thereof; or

               (2) if the Holder of such Restricted Physical Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit D, including the certifications in item (4) thereof, and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Unrestricted Physical Notes to Unrestricted Physical Notes. A Holder of an Unrestricted Physical Note may transfer such Unrestricted Physical Notes to a Person who takes delivery thereof in the form of an Unrestricted Physical Note at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Physical Notes pursuant to the instructions from the Holder thereof.

          (iv) Unrestricted Physical Notes to Restricted Physical Notes. An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Restricted Physical Note.

         (f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.13. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository or the Common Depository, as applicable, at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository or the Common Depository, as applicable, at the direction of the Trustee to reflect such increase.

         (g) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Company to such effect.

         (h) General. All Global Notes and Physical Notes issued upon any registration of transfer or exchange of Global Notes or Physical Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Physical Notes surrendered upon such registration of transfer or exchange.

         The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section
2.17 or this Section 2.18. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.19.     Computation of Interest.
                  ------------------------

         Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.     Election To Redeem; Notices to Trustee.
                  --------------------------------------

         If the Company elects to redeem Dollar Notes or the Euro Notes pursuant to paragraph 5 or 6 of the Dollar Notes or the Euro Notes, as applicable, at least 45 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 65 days before the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Dollar Notes and/or Euro Notes, as applicable, to be redeemed and the redemption price(s), and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in paragraph 5 or

6 of the Dollar Notes and/or the Euro Notes, as applicable. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Noteholders pursuant to Section 3.03.

SECTION 3.02.     Selection by Trustee of Notes To Be Redeemed.
                  --------------------------------------------

         If less than all of the Dollar Notes or the Euro Notes, as applicable, are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes to be redeemed are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate; provided that no Notes with a principal amount of $1,000 or (euro)1,000, as the case may be, or less shall be redeemed in part. Notwithstanding the foregoing, any redemption following an Equity Offering will be made on a pro rata basis or as nearly a pro rata basis as practicable. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.     Notice of Redemption.
                  ---------------------

         At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.07.

         The notice shall identify the Dollar Notes or Euro Notes, as applicable, to be redeemed (including the CUSIP, ISIN and/or Common Code numbers thereof) and shall state:

          (1) the Redemption Date;

          (2) the redemption price and the amount of premium and accrued interest to be paid;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

          (4) the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

          (7) that paragraph 5 or 6, as applicable, of the Notes is the provision of the Notes pursuant to which the redemption is occurring; and

          (8) the aggregate principal amount of Dollar Notes or Euro Notes, as applicable, that are being redeemed.

         At the Company's written request made at least 15 Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

         As long as the Notes are listed on the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange require, a notice of redemption of the Notes will be published in a Luxembourg newspaper of general circulation.

SECTION 3.04.     Effect of Notice of Redemption.
                  -------------------------------

         Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the applicable Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 3.05.     Deposit of Redemption Price.
                  ---------------------------

         On or prior to 10:00 A.M., New York City time, in the case of the Dollar Notes, and 10:00 A.M. London time, in the case of the Euro Notes, on each Redemption Date, the Company shall deposit with (a) the Dollar Paying Agent U.S. Dollars sufficient to pay the redemption price of, including premium, if any, and accrued interest on any and all Dollar Notes to be redeemed on that date (other than Dollar Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation) and
(b) the Euro Paying Agent Euros sufficient to pay the redemption price of, including premium, if any, and accrued interest on any and all Euro Notes to be redeemed on that date (other than Euro Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation).

         On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in
Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

SECTION 3.06.     Notes Redeemed in Part.
                  -----------------------

         Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.     Payment of Notes.
                  ----------------

         The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or the Paying Agents hold on that date U.S. Dollars (in the case of Dollar Notes) or Euros (in the case of Euro Notes), as applicable, designated for and sufficient to pay such installment.

         The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02.     Maintenance of Office or Agency.
                  --------------------------------

         (a) The Company shall maintain in the Borough of Manhattan, The City of New York, in London, England and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, in Luxembourg, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, in London, England and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, in Luxembourg for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         (c) The Company hereby designates the Corporate Trust Office of the Trustee, or its Agent, in the Borough of Manhattan, The City of New York, and in London, England and the office of the Luxembourg Paying Agent in Luxembourg, in each case as such office or agency of the Company in accordance with Section 2.05.

SECTION 4.03.     Legal Existence.
                  ---------------

         Except as permitted by Article Five, Parent shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of Parent, Crown and the Company and each such Restricted Subsidiary and (ii) the material rights (charter and statutory) and franchises of Parent, Crown and the Company and such Restricted Subsidiaries; provided that Parent, Crown and the Company shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries (other than Crown or the Company) if the Board of Directors of Parent, Crown or the Company, as applicable, shall determine that the preservation thereof is no longer desirable in the conduct of the business of Parent, Crown or the Company, as applicable and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 1.04.     Maintenance of Properties; Insurance; Compliance with Law.
                                                                        --------

         (a) Parent shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all material properties used in the conduct of their respective businesses to be maintained and kept in good con-dition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto; provided, however, that nothing in this Section 4.04(a) shall prevent Parent or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of such material properties if such discontinuance is, in the reasonable judgment of Parent, desirable in the conduct of the business of Parent and its Subsidiaries, taken as a whole.

         (b) Parent shall maintain insurance, and cause each of its Restricted Subsidiaries to maintain insurance, with financially sound and reputable insurers, with respect to such of its properties, against such risks, casualties and contingencies and in such types and amounts as are consistent with sound business practice, it being understood that this paragraph (b) shall not prevent the use of deductible or excess loss insurance and shall not prevent (i) Parent or any of its Subsidiaries from acting as a self-insurer or maintaining insurance with another Subsidiary or Subsidiaries of Parent so long as such action is consistent with sound business practice or (ii) Parent from obtaining and owning insurance policies covering activities of its Subsidiaries.

         (c) Parent shall, and shall cause each of its Restricted Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, financial condition or results of operations of Parent and its Restricted Subsidiaries, taken as a whole.

SECTION 4.05.     Waiver of Stay, Extension or Usury Laws.
                  ---------------------------------------

         The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive any of the Company and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.06.     Compliance Certificate.
                  ----------------------

         (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate (as enumerated by Section 314(a)(4) of the TIA) stating that each Officer has conducted or supervised a review of the activities of Parent and its Restricted Subsidiaries and Parent's and its Restricted Subsidiaries' performance under this Indenture and the Security Documents during such fiscal year, and further stating, as to each such Officer signing such certificate, that, to the best of such Officers' knowledge, based upon such review, Parent and the Company have fulfilled all obligations under this Indenture and the Security Documents or, if there has been a Default under this Indenture or the Security Documents that is continuing, a description of the event and what action Parent and its Restricted Subsidiaries are taking or propose to take with respect thereto.

         (b) The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, a certificate of an Officer detailing any continuing Default of which such Officer is aware, its status and what action Parent and its Restricted Subsidiaries are taking or propose to take with respect to such Default.

         (c) The Company shall provide written notice to the Trustee of any change in Parent's or the Company's fiscal year.

         (d) The Company shall promptly notify the Trustee, in writing, the first time the Notes are rated Investment Grade Rating; provided, however, that the failure to deliver such notice shall in no event be deemed a Default or an Event of Default.

SECTION 4.07.     Taxes.
                  -----

         Parent shall, and shall cause each of its Restricted Subsidiaries to, pay prior to delinquency (i) all material taxes, assessments, and governmental levies and (ii) all lawful material claims for labor, materials and supplies which, in each case, if unpaid, might by law become a Lien upon the property of Parent or any of its Subsidiaries; provided, however, that, subject to the terms of the applicable Security Documents, neither Parent nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been made in accordance with GAAP.

SECTION 4.08.     Repurchase at the Option of Holders upon Change of Control.
                  -----------------------------------------------------------

         (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or E1,000 as the case may be, or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment").

         (b) Within 30 days following any Change of Control, the Company shall send, or at the Company's written request the Trustee shall send, by first-class mail, postage prepaid, a notice to each Holder of Notes at its last registered address, which notice shall govern the terms of the Change of Control Offer. The notice shall describe the transaction or transactions that constitute the Change of Control and offer to repurchase Notes on the purchase date specified in such notice (which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as required by law) (the "Change of Control Payment Date") pursuant to the procedures required by this Indenture and described in such notice. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

                    (1) that the Change of Control Offer is being made pursuant to this Section 4.08 and that all Notes validly tendered and not validly withdrawn will be accepted for payment;

                    (2) the Change of Control Payment and the Change of Control Payment Date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law);

                    (3) that any Note not tendered will continue to accrue interest;

                    (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                    (5) that Holders electing to have a Note purchased pursuant to the Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the applicable Paying Agent and Registrar for the Note at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

                    (6) that Holders will be entitled to withdraw their election if the applicable Paying Agent receives, not later than the third Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

                    (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or E1,000, or the case may be, or integral multiples thereof; and

                    (8) the circumstances and relevant facts regarding such Change of Control.

                    (c) On the Change of Control Payment Date, the Company shall, to the extent lawful:

                    (1) accept for payment all Notes or portions thereof (in integral multiples of $1,000 or (euro)1,000, as the case may be) validly tendered and not validly withdrawn pursuant to the Change of Control Offer;

                    (2) deposit with (a) the Dollar Paying Agent an amount in U.S. Dollars equal to the Change of Control Payment in respect of all Dollar Notes or portions thereof so tendered and (b) the Euro Paying Agent an amount in Euros equal to the Change of Control Payment in respect of all Euro Notes or portions thereof so tendered; and

                    (3) deliver or cause to be delivered to the Trustee all Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Dollar Notes (or portions thereof) and the aggregate principal amount of Euro Notes (or portions thereof), in each case being purchased by the Company.

Upon receipt by the applicable Paying Agent of the monies specified in clause
(2) above and the Officers' Certificate specified in clause (3) above, such Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder of Notes a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or (euro)1,000, as the case may be, or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (d) Upon the payment of the Change of Control Payment, the Trustee shall, subject to the provisions of Section 2.17, return the Notes purchased to the Company for cancellation. The Trustee may act as the Dollar Paying Agent and/or the Euro Paying Agent for purposes of any Change of Control Offer.

         (e) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 with respect to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         (f) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the pro-visions of any securities laws or regulations conflict with provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this paragraph by virtue thereof.

SECTION 4.09. Limitation on Incurrence of Indebtedness and Issuance of Preferred
              ------------------------------------------------------------------
              Stock.
              ------

         (a) Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt) and Parent shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company may incur Indebtedness or issue shares of Preferred Stock and any Guarantor may incur Indebtedness or issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio for Parent's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         (b) The foregoing provisions shall not apply to any of the following:

          (1) the incurrence by Parent or any Restricted Subsidiary of Indebtedness under one or more Credit Facilities in an aggregate principal amount, together with the aggregate Off-Balance Sheet Financing Amount attributable to Qualified Receivables Transactions, not to exceed at any time outstanding $1,400,000,000, less the amount of any such Indebtedness permanently retired with the Net Proceeds from any Asset Sale applied from and after the Issue Date to reduce the outstanding amounts pursuant to
     Section 4.12; provided that the aggregate amount of Indebtedness of Non-Guarantor Subsidiaries outstanding under this clause (1) shall not at any time exceed $200,000,000;

          (2) (a) the incurrence by the Company of Indebtedness represented by $1,085,000,000 aggregate principal amount of the Dollar Notes issued on the Issue Date and the Exchange Notes issued in exchange therefor, and the incurrence of the Note Guarantees of such Dollar Notes by the Guarantors under this Indenture, (b) the incurrence by the Company of Indebtedness represented by (euro)285,000,000 aggregate principal amount of the Euro Notes issued on the Issue Date and the Exchange Notes issued in exchange therefor, and the incurrence of the Note Guarantees of such Euro Notes by the Guarantors under this Indenture and (c) the incurrence by the Company of Indebtedness represented by $725,000,000 aggregate principal amount of the Third Priority Notes issued on the Issue Date and the Third Priority Exchange Notes issued in exchange therefor, and the incurrence of the Third Priority Note Guarantees of such Third Priority Notes by the Guarantors under the Third Priority Notes Indenture;

          (3) the incurrence by Parent or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations or Purchase Money Obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Parent or such Restricted Subsidiary; provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (3), and refinancings thereof, shall not exceed 5.0% of Consolidated Tangible Assets at any time outstanding;

          (4) Existing Indebtedness;

          (5) the incurrence by Parent or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refinance, Existing Indebtedness or Indebtedness that was permitted to be incurred pursuant to subsection (a) of this Section 4.09 or pursuant to clause (2) above or this clause (5);

          (6) (i) Indebtedness of Parent owed to a Restricted Subsidiary; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than a Restricted Subsidiary, Parent shall be deemed to have incurred Indebtedness not permitted by this clause (6), and (ii) Indebtedness of any Restricted Subsidiary of Parent owed to Parent or any of its other Restricted Subsidiaries; provided that upon such Indebtedness being owed to any Person other than Parent or a Restricted Subsidiary, such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this clause (6);

          (7) the incurrence by Parent or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging (i) interest rate risk with respect to any Indebtedness of such Person so long as such Indebtedness is permitted by the terms of this Indenture to be outstanding, (ii) exchange rate risk with respect to agreements or Indebtedness of such Person payable or denominated in a currency other than the principal currency in which such Person's revenue is generated or (iii) commodity price risk with respect to commodities purchased by such Person in the ordinary course of its business and, in each case, not for speculative purposes;

          (8) Indebtedness of Parent or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

          (9) Indebtedness of Parent or any of its Restricted Subsidiaries in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;


          (10) Indebtedness of Parent or any Restricted Subsidiary owed to (including obligations in respect of letters of credit for the benefit of) any Person in connection with worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to Parent or such Restricted Subsidiary pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business and consistent with past practices;

          (11) Indebtedness arising from agreements of Parent or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnout obligations or similar obligations, in each case incurred or assumed in connection with the Transfer of any business, asset or Equity Interests permitted by this Indenture;

          (12) Non-Recourse Accounts Receivable Subsidiary Indebtedness incurred by any Accounts Receivable Subsidiary in a Qualified Receivables Transaction; and

          (13) the incurrence by Parent or any Restricted Subsidiary of Indebtedness or issuance of Preferred Stock (in addition to Indebtedness and Preferred Stock that may be incurred or issued pursuant to any other clause of this Section 4.09) in an aggregate principal amount (or liquidation value in the case of Preferred Stock) not to exceed $150,000,000 at any time outstanding.

Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of Parent to the extent provided for in the definition of "Fixed Charges." The maximum amount of Indebtedness that Parent or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as the result of fluctuations in the exchange rates of currencies.

         (c) Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of Parent or of such Restricted Subsidiary, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) expressly subordinated to the Notes or any Note Guarantee of such Restricted Subsidiary to the extent it is or may become a Guarantor, on substantially the same terms as such Indebtedness is subordinated to such other Indebtedness of Parent or such Restricted Subsidiary, as the case may be; provided, however, that in no event shall Indebtedness of Parent or any Restricted Subsidiaries shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of Parent or such Restricted Subsidiary solely by virtue of being unsecured or secured by a junior Lien.

         (d) Until such time as the Proceeds Sharing Agreement shall have been terminated in accordance with its terms, neither Parent nor any of its Restricted Subsidiaries shall cause or permit any of the Company or any Restricted Subsidiary of the Company to incur, Guarantee or otherwise become an obligor in respect of any Indebtedness (i) incurred pursuant to either (x) the Fixed Charge Coverage Ratio test set forth in subsection (a) of this Section 4.09, (y) clause (1) or (2) of subsection (b) of this Section 4.09 or (z) clause
(5) of subsection (b) of this Section 4.09 as Permitted Refinancing Indebtedness of Indebtedness incurred pursuant to clause (2) of subsection (b) of this
Section 4.09 or subsection (a) of this Section 4.09 or (ii) that is secured by a Lien permitted under clause (1) or (2) of the definition of "Permitted Collateral Liens" unless, in each case, to the extent that such Indebtedness is not otherwise Covered Debt under the Proceeds Sharing Agreement, such Indebtedness is made subject to the Proceeds Sharing Agreement.

         (e) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness or Preferred Stock meets the criteria of more than one of the categories of Indebtedness or Preferred Stock described in clauses (1) through (13) of subsection (b) of this Section 4.09, or is entitled to be incurred pursuant to subsection (a) of this Section 4.09, Parent may, in its sole discretion, classify such item of Indebtedness or Preferred Stock on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant and such Indebtedness or Preferred Stock will be treated as having been incurred pursuant to such clauses or the first paragraph hereof, as the case may be, designated by Parent; provided that any Indebtedness under the New Credit Facility outstanding on the Issue Date shall at all times be deemed to have been incurred pursuant to clause (1) of subsection (b) of this Section 4.09.

SECTION 4.10.     Limitation on Restricted Payments.
                  ---------------------------------

         (a) Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any distribution (including in connection with any merger or consolidation) on account of any Equity Interests of Parent or any of its Restricted Subsidiaries (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Parent or such Restricted Subsidiaries or dividends or distributions payable to Parent or any Restricted Subsidiary of Parent);

          (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Parent, any of its Restricted Subsidiaries or any other Affiliate of Parent (other than any such Equity Interests owned by Parent or any Restricted Subsidiary of Parent);

          (3) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness that is expressly subordinated by its terms in right of payment to the Notes or a Note Guarantee (other than intercompany Indebtedness exclusively between or among Parent and one or more of its Restricted Subsidiaries); or

          (4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

          (A) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof;

          (B) Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in subsection (a) of Section 4.09; and

          (C) such Restricted Payment, together with the aggregate of all other Restricted Payments made by Parent and its Restricted Subsidiaries from and after the Issue Date (excluding Restricted Payments permitted by clauses (2)(i), (3)(i) and (5) of subsection (b) of this Section 4.10), is less than the sum of:

               (w) 50% of the Consolidated Net Income of Parent for the period (taken as one accounting period) from April 1, 2003 to the end of Parent's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, minus 100% of such deficit); plus

               (x) 100% of the aggregate net cash proceeds (including any non-cash proceeds that have been converted into cash) received by Parent from the issuance and sale of its Qualified Capital Stock or from contributions to its common equity from and after the Issue Date (other than Qualified Capital Stock issued to or contributions to common equity received from a Restricted Subsidiary of Parent); plus

               (y) 100% of the aggregate net cash proceeds (including any non-cash proceeds that have been converted into cash) received by Parent from the issuance and sale of debt securities or Disqualified Stock of Parent or any Restricted Subsidiary that have been converted into or exchanged for Qualified Capital Stock of Parent from and after the Issue Date (other than convertible or exchangeable debt securities or Disqualified Stock issued to a Restricted Subsidiary of Parent); plus

               (z) to the extent not included in the calculation of Consolidated Net Income referred to in clause (w) above, an amount equal to, without duplication, the sum of:

                    (i) the aggregate amount returned in cash (including any non-cash proceeds that have been converted into cash) on or with respect to Restricted Investments made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

                    (ii) the net cash proceeds (including any non-cash proceeds that have been converted into cash) received by Parent or any of its Restricted Subsidiaries from the disposition of all or any portion of such Restricted Investments (other than to a Restricted Subsidiary of Parent); and

                    (iii) upon redesignation of an Unrestricted Subsidiary as a
                         Restricted Subsidiary, the Fair Market Value of all outstanding Investments by Parent and its Restricted Subsidiaries in such Subsidiary at the time of such designation;

                    provided, however, that the sum of clauses (i), (ii) and
                    (iii) shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

         (b) The foregoing provisions will not prohibit any or all of the following:

         (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture;

         (2) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent or any Restricted Subsidiary (i) solely in exchange for Equity Interests of Parent (other than Disqualified Stock) or
(ii) out of the net cash proceeds of the substantially concurrent issuance or sale (other than to a Restricted Subsidiary of Parent) of Equity Interests of Parent (other than Disqualified Stock);

         (3) the payment, purchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness of Parent or any Restricted Subsidiary solely (i) in exchange for Equity Interests of Parent (other than Disqualified Stock) and/or (ii) with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness and/or the substantially concurrent issuance or sale (other than to a Restricted Subsidiary of Parent) of Equity Interests of Parent (other than Disqualified Stock);

                  (4) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent held by employees or directors of Parent or any of its Restricted Subsidiaries pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of (a) $5,000,000 in any twelve-month period plus (b) the aggregate cash proceeds received by Parent during such twelve-month period from any issuance of Equity Interests by Parent to employees and directors of Parent and its Restricted Subsidiaries;

                  (5) the payment of dividends by a Restricted Subsidiary on any Equity Interest of such Restricted Subsidiary if such dividend is paid pro rata to all holders of such Equity Interest;

                  (6) the repurchase of Equity Interests of Parent deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

                  (7) in the event of a Change of Control, and if no Default or Event of Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Indebtedness that is subordinated by its terms in right of payment to the Notes or a Note Guarantee, in each case, at a purchase price not greater than 101% of the principal amount of such Indebtedness, plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer with respect to the Notes and has repurchased all Notes validly tendered and not validly withdrawn in connection with such Change of Control Offer;

                  (8) the purchase by the Parent of fractional shares arising out of stock dividends, splits or combinations or business combinations;

                  (9) the acquisition in open market purchases of Capital Stock of Parent for matching contributions to its employee stock purchase and deferred compensation plans in the ordinary course of business in an aggregate amount not to exceed $15,000,000 in any twelve-month period;

                  (10) the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of common stock of Parent pursuant to any shareholders' rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights shall not be for the purpose of evading the limitations of this covenant (as determined in good faith by the Board of Directors of Parent); and

                  (11) other Restricted Payments in an aggregate amount not to exceed $25,000,000 from and after the Issue Date.

         (c) The Board of Directors of Parent may designate any Restricted Subsidiary, or any newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such designation, all outstanding Investments by Parent and its Restricted Subsidiaries in the Subsidiary so designated, and all Investments by Parent and its Restricted Subsidiaries to be made in connection with such acquisition or creation, will be deemed to be, at the Company's election, either (i) Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under subsection (b) of this Section 4.10 or (ii) Permitted Investments under either clause (10) or (12) of the definition of "Permitted Investments." All such outstanding Investments will be deemed to constitute either Restricted Investments (in the case of a designation pursuant to clause (i) of the preceding sentence) or Permitted Investments (in the case of a designation pursuant to clause (ii) of the preceding sentence) in an amount equal to the Fair Market Value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Investment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. For purposes of determining compliance with this Section 4.10(c), in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through
(11) of Section 4.10(b) or is entitled to be made pursuant to subsection (a) of this Section 4.10, Parent may, in its sole discretion, classify or reclassify such Restricted Payment or any portion thereof in any manner that complies with this Section 4.10.

         (d) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

SECTION 4.11.     Limitation on Liens.
                  -------------------

         Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon any of its assets, now owned or hereafter acquired, or upon any income or profits therefrom or assign any rights to receive income therefrom except:

          (1) in the case of any asset that does not constitute Collateral, Permitted Liens; provided that any Lien on such assets shall be permitted notwithstanding that it is not a Permitted Lien if all payments due under this Indenture, the Notes and the Note Guarantees are secured on an equal and ratable basis (or prior basis in the case of any such Indebtedness which is subordinated in right of payment to the Notes or the Note Guarantees) with the obligations so secured until such time as such obligations are no longer secured by a Lien; and

          (2) in the case of any asset that constitutes Collateral, Permitted Collateral Liens.

SECTION 4.12.     Limitation on Asset Sales.
                  -------------------------

         (a) Parent shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless each of the following requirements is satisfied:

          (1) Parent or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2) at least 75% of the consideration therefor received by Parent or such Restricted Subsidiary, as the case may be, is in the form of (a) cash and/or Cash Equivalents, (b) Replacement Assets or (c) any combination of the consideration described in subclauses (a) and (b) of this clause (2); provided that the amount of:

               (i) any liabilities (as shown on Parent's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of Parent or any of its Restricted Subsidiaries (other than liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets as a result of which Parent and its Restricted Subsidiaries are released from further liability with respect thereto, and

               (ii) any securities, notes or other obligations received by
                    Parent or any such Restricted Subsidiary from such transferee that are converted within 180 days of receipt thereof by Parent or such Restricted Subsidiary into cash (to the extent of the cash received)

         shall, in each case, be deemed to be cash for purposes of this clause
(2); and

          (3) if such Asset Sale involves the Transfer of Collateral, it complies with the applicable provisions of the Security Documents.

         (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Parent or such Restricted Subsidiary may, at its option, cause such Net Proceeds to be applied as follows:

          (1) in the case of any Transfer of Collateral or Excluded Securities,
     (a) to make an investment in or expenditure for Replacement Assets or other capital expenditures on assets that constitute Collateral or to enter into a binding commitment to make such an investment or expenditure; provided that, in the case of a commitment to make an investment or expenditure, such investment or expenditure shall have been made within 180 days of such 360th day (provided that in all such cases such investment or expenditure shall be acquired or made by the Company or a Guarantor and, in the case of investments in or expenditures for Replacement Assets, such Replacement Assets shall be made subject to the Lien of the Security Documents), (b) to repay Indebtedness under the New Credit Facility (including any Related Obligations) and/or any Additional Pari Passu First Priority Indebtedness (and, in each case, to permanently reduce amounts outstanding thereunder) or (c) any combination of subclauses (a) and (b) of this clause (1); and

          (2) in all other cases, (a) to make an investment in or expenditure for Replacement Assets or other capital expenditure or to enter into a binding commitment to make such an investment or expenditure; provided that, in the case of a commitment to make an investment or expenditure, such investment or expenditure shall have been made within 180 days of such 360th day, (b) to repay Indebtedness (and to permanently reduce amounts outstanding thereunder) secured by a Lien on the assets which are the subject of such Asset Sale, (c) to repay Indebtedness under the New Credit Facility (including any Related Obligations) and/or any Additional Pari Passu First Priority Indebtedness (and, in each case, to permanently reduce amounts outstanding thereunder) or (d) any combination of subclauses (a),
     (b) and (c) of this clause (2).

         (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in subsection (b) of this Section 4.12 will be deemed to constitute "Excess Proceeds." If on any date the aggregate amount of Excess Proceeds exceeds $25,000,000 (the "Asset Sale Offer Trigger Date"), the Company shall be required to:

          (1) to the extent that such Excess Proceeds resulted from the Transfer of assets constituting Collateral or Excluded Securities, (i) to make an offer ("Asset Sale Offer") to the Holders of the Notes to purchase Notes on a pro rata basis at an offer price in cash in an amount equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the purchase date, in accordance with the procedures set forth in this Section
     4.12 and (ii) to the extent the Company so elects or is required, to repay any other outstanding Pari Passu Second Priority Indebtedness (or offer to purchase such Indebtedness if pursuant to the terms of such Indebtedness the issuer thereof is only required to offer to repay such Indebtedness) (and, in each case, permanently reduce amounts outstanding thereunder) at a repayment (or repurchase) price not to exceed 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repayment (or repurchase) date; and

          (2) to the extent that such Excess Proceeds resulted from the Transfer of assets not constituting Collateral or Excluded Securities, (i) to make an Asset Sale Offer to the Holders of the Notes to purchase such Notes on a pro rata basis at an offer price in cash in an amount equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the purchase date, in accordance with the procedures set forth in this Section
     4.12 and (ii) to the extent the Company so elects or is required, to repay any other outstanding Pari Passu Indebtedness (including, without limitation, Third Priority Notes) (or offer to purchase such Pari Passu Indebtedness if pursuant to the terms of such Indebtedness the issuer thereof is only required to offer to repay such Indebtedness) (and permanently reduce amounts outstanding under such Pari Passu Indebtedness) at a repayment (or repurchase) price not to exceed 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repayment (or repurchase) date.

         (d) Each application of Excess Proceeds pursuant to (y) clause (1) of
Section 4.12(c) shall be made on a pro rata basis among the Notes and any such other Pari Passu Second Priority Indebtedness in proportion to the respective amounts outstanding under each such item of Indebtedness and (z) clause (2) of
Section 4.12(c) shall be made on a pro rata basis among the Notes and any such other Pari Passu Indebtedness in proportion to the respective amounts outstanding under each such item of Indebtedness. To the extent that any Excess Proceeds remain after compliance with clause (c) above, Parent or any Restricted Subsidiary may use any remaining Excess Proceeds for any purpose not prohibited under this Indenture; provided, however, that to the extent that all or any portion of any remaining Excess Proceeds is comprised of proceeds of Asset Sales of Collateral, such Excess Proceeds shall remain subject to the Liens of the Security Documents. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         (e) All Net Proceeds and Excess Proceeds from Asset Sales (whether or not involving Collateral) may, pending their application in accordance with this
Section 4.12, be used to temporarily reduce revolving credit borrowings under
(i) the New Credit Facility in the case of Asset Sales involving Collateral, or
(ii) any Credit Facility in the case of Asset Sales not involving Collateral, or in either case, be invested in any manner that is not prohibited by this Indenture. Upon consummation of any Asset Sale of assets constituting Collateral permitted under the terms of this Indenture, the assets so Transferred in such Asset Sale will be released from the Liens in favor of the Notes created by the Security Documents.

         (f) Within 30 days following an Asset Sale Offer Trigger Date, the Company shall send, or at the Company's written request the Trustee shall send, by first-class mail, postage prepaid, a notice to each Holder of Notes at its last registered address, which notice shall govern the terms of the Asset Sale Offer. The notice shall offer to repurchase Notes on the purchase date specified in such notice (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as required by law) (the "Asset Sale Offer Payment Date") pursuant to the procedures required by this Indenture and described in such notice. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. Such notice shall state:

          (1) that the Asset Sale Offer is being made pursuant to this Section
     4.12 and that all Notes validly tendered and not validly withdrawn will be accepted for payment; provided, however, that if the aggregate principal amount of Notes validly tendered and not validly withdrawn exceeds the amount of Excess Proceeds available in connection with the Asset Sale Offer, the Trustee shall select the Notes to be purchased on a pro rata basis;

          (2) the offer price (including the amount of accrued interest) and the Asset Sale Offer Payment Date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as required by law);

          (3) that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Payment Date;

          (5) that Holders electing to have a Note purchased pursuant to the Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the applicable Paying Agent and Registrar for the Note at the address specified in the notice prior to the close of business on the Business Day prior to the Asset Sale Offer Payment Date;

          (6) that Holders will be entitled to withdraw their election if the applicable Paying Agent receives, not later than the third Business Day prior to the Asset Sale Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased; and

          (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new
     Note issued shall be in a principal amount of $1,000 or (euro)1,000, or the case may be, or integral multiples thereof.

         (g) On the Asset Sale Offer Payment Date, the Company shall, to the extent lawful:

          (1) accept for payment all Notes or portions thereof (in integral multiples of $1,000 or (euro)1,000, as the case may be) validly tendered and not validly withdrawn pursuant to the Asset Sale Offer; provided, however, that if the aggregate principal amount of Notes validly tendered and not validly withdrawn exceeds the amount of Excess Proceeds available in connection with the Asset Sale Offer, the Trustee shall select the Notes to be purchased on a pro rata basis;

          (2) deposit with (a) the Dollar Paying Agent an amount in U.S. Dollars equal to the offer price (including the amount of accrued interest) in respect of all Dollar Notes or portions thereof to be purchased and (b) the Euro Paying Agent an amount in Euros equal to the offer price (including the amount of accrued interest) in respect of all Euro Notes or portions thereof to be purchased; and

          (3) deliver or cause to be delivered to the Trustee all Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Dollar Notes (or portions thereof) and the aggregate principal amount of Euro Notes (or portions thereof), in each case being purchased by the Company.

Upon receipt by the applicable Paying Agent of the monies specified in clause
(2) above and the Officers' Certificate specified in clause (3) above, such Paying Agent shall promptly mail to each Holder of Notes so purchased the offer price (including the amount of accrued interest) for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder of Notes a new Note equal in principal amount to any unpurchased portion of the Notes purchased, if any; provided that each such new Note will be in a principal amount of $1,000 or (euro)1,000, as the case may be, or an integral multiple thereof. The Company will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Offer Payment Date.

         (h) Upon the payment of the offer price (including the amount of accrued interest) for any Notes purchased in the Asset Sale Offer, the Trustee shall, subject to the provisions of Section 2.17, return such Notes to the Company for cancellation. Any monies remaining after the purchase of Notes pursuant to an Asset Sale Offer shall be returned within three Business Days to the Company by the Paying Agents. The Trustee may act as the Dollar Paying Agent and/or the Euro Paying Agent for purposes of any Asset Sale Offer.

         (i) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this paragraph by virtue thereof.

SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting
              ---------------------------------------------------------------
              Restricted Subsidiaries.
              ------------------------

         Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

          (a) pay dividends or make any other distributions to Parent or any of its Restricted Subsidiaries on its Capital Stock;

          (b) pay any Indebtedness owed to Parent or any of its Restricted Subsidiaries;

          (c) make loans or advances to Parent or any of its Restricted Subsidiaries; or

          (d) Transfer any of its properties or assets to Parent or any of its Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of any of the following:

               (1) Existing Indebtedness, the New Credit Facility and any amendments or refinancings thereof; provided that such amendments or refinancings are not materially more restrictive, taken as a whole, with respect to such encumbrances or restrictions than those contained in such Existing Indebtedness or the New Credit Facility, as the case may be, on the Issue Date;

               (2) this Indenture, the Third Priority Notes Indenture, the Security Documents, the Notes, the Third Priority Notes, the Exchange Notes, the Third Priority Exchange Notes, the Note Guarantees and the Third Priority Note Guarantees;

               (3) any Additional Pari Passu First Priority Indebtedness, Additional Pari Passu Second Priority Indebtedness and Additional Pari Passu Third Priority Indebtedness and any amendments or refinancings thereof; provided that the encumbrances and restrictions contained in such Indebtedness are not materially more restrictive, taken as a whole, than those contained in the Indenture, the Third Priority Notes Indenture or the New Credit Facility;

               (4)  applicable law, rule, regulation or order;

               (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by Parent or any of its Restricted Subsidiaries, as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the assets of the Person, so acquired; provided that in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

               (6) Purchase Money Obligations and Capital Lease Obligations permitted to be incurred pursuant to clause (3) of subsection (b) of Section 4.09 for assets acquired that impose restrictions of the nature described in clause (d) above of this Section 4.13 on the assets so acquired;

               (7) an agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of a Restricted Subsidiary; provided that (a) such sale or disposition is permitted by the terms of this Indenture and (b) such restrictions are limited to the Restricted Subsidiary that is the subject of such agreement pending its sale or other disposition;

               (8) Liens securing Indebtedness otherwise permitted to be incurred pursuant to Section 4.11 that (y) limit the right of Parent or any of its Restricted Subsidiaries to Transfer or dispose of the assets subject to such Lien or (z) place any restriction on Parent's or such Restricted Subsidiaries' use of the assets subject to such Lien;

               (9) restrictions on cash or other deposits or net worth requirements imposed by customers under contracts entered into in the ordinary course of business;

               (10) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in either (a) the agreements governing the Indebtedness being refinanced or (b) the New Credit Facility as in effect on the Issue Date;

               (11) Non-Recourse Accounts Receivable Subsidiary Indebtedness or
                    other contractual requirements of an Accounts Receivable Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Accounts Receivables Subsidiary or the receivables which are subject to the Qualified Receivables Transaction;

               (12) contractual encumbrances and restrictions in effect on the
                    Issue Date, and any amendments thereof; provided that such amendments are not materially more restrictive, taken as a whole, than such existing contractual encumbrances and restrictions;

               (13) protective liens filed in connection with Sale and Leaseback
                    Transactions permitted under Section 4.15;

               (14) customary non-assignment provisions of any contract and customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Restricted Subsidiary;

               (15) customary provisions restricting the disposition or
                    distribution of assets or property to each holder of Capital Stock of a joint venture contained in any joint venture agreement which restriction is limited to the assets or property of such joint venture;

               (16) restrictions in effect on the Issue Date that are contained in charter documents or shareholder agreements relating to any Restricted Subsidiary and any amendments thereof; provided that such amendments are not materially more restrictive, taken as a whole, with respect to such restrictions than those contained in such document or agreement as in effect on the Issue Date; and

               (17) Indebtedness of (y) Non-Guarantor Subsidiaries incurred pursuant to clause (1) or (13) of subsection (b) of Section
                    4.09 and (z) the Company or any Guarantor incurred pursuant to Section 4.09; provided that (i) in the case of subclause
                    (z) above with respect to any Guarantor, such encumbrance or restriction may exist only for so long as such Guarantor continues to Guarantee the Notes and (ii) in the case of subclauses (y) and (z) above, the Board of Directors of Parent shall have determined in good faith (as evidenced by a resolution of the Board of Directors) at the time that such encumbrance or restriction is created that such encumbrance or restriction, as the case may be, will not impair the ability of the Company to make scheduled payments of interest and principal on the Notes in each case as and when due.

SECTION 4.14.     Limitation on Transactions with Affiliates.
                  -------------------------------------------

         (a) Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, amend or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate (each an "Affiliate Transaction") or extend, renew, waive or otherwise amend or modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless the terms of such Affiliate Transaction are fair and reasonable to Parent or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by Parent or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties.

         (b) In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a Fair Market Value in excess of $10,000,000, Parent must obtain a board resolution of a majority of the disinterested members of the Board of Directors of Parent certifying that such Affiliate Transaction complies with subsection
(a) of this Section 4.14. In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a Fair Market Value in excess of $50,000,000 or as to which there are no disinterested members of the Board of Directors of Parent, Parent must obtain a favorable written opinion as to the fairness of such transaction or transactions, as the case may be, from an Independent Financial Advisor.

         (c) The foregoing provisions shall not apply to:

          (1) any Affiliate Transaction that is between or among Parent and/or any one or more of its Restricted Subsidiaries;

          (2) any Restricted Payment or Permitted Investment that is not prohibited by Section 4.10;

          (3) reasonable fees, compensation, benefits and incentive arrangements paid or provided to, and indemnity provided on behalf of, officers, directors or employees or consultants of Parent or any Restricted Subsidiary as determined in good faith by Parent's Board of Directors or senior management;

          (4) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not materially more disadvantageous to the Holders, taken as a whole, than the original agreement as in effect on the Issue Date;

          (5) transactions effected as part of a Qualified Receivables Transaction;

          (6) sales or issuances of Equity Interests (other than Disqualified Stock) of Parent to Affiliates of Parent;

          (7) transactions with a Person that is an Affiliate of Parent solely because Parent or a Restricted Subsidiary owns an Equity Interest in or controls such Person;

          (8) any transaction undertaken pursuant to the Constar Agreements, including any amendment thereto or replacement thereof so long as any such amendment or replacement agreement is not materially more disadvantageous to the Holders, taken as a whole, than the original Constar Agreement so amended or replaced; and

          (9) the non-recourse accommodation pledge of equity of any Unrestricted Subsidiary to support the Indebtedness of such Unrestricted Subsidiary to the extent such pledge is otherwise permitted under this Indenture and the Security Documents.

SECTION 4.15.     Limitation on Sale and Leaseback Transactions.
                  ----------------------------------------------

         Parent shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that Parent or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

          (1) Parent or such Restricted Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to Section 4.09;

          (2) the Lien to secure such Indebtedness does not extend to or cover any assets of Parent or any of its Restricted Subsidiaries other than the assets which are the subject of the Sale and Leaseback Transaction;

          (3) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction; and

          (4) the Transfer of assets in such Sale and Leaseback Transaction is permitted by, and the proceeds of such transaction are applied in compliance with, Section 4.12.

SECTION 4.16.     Payment of Additional Amounts.
                  -----------------------------

         (a) All payments made by the Company under or with respect to the Notes or by a Guarantor under or with respect to its Note Guarantee shall be made free and clear of and without withholding or de-duction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter, "Taxes") imposed or levied by or on behalf of the government of France or any other jurisdiction in which the Company or any Guarantor is organized or is a resident for tax purposes or within or through which payment is made or any political subdivision or taxing authority or agency thereof or therein (any of the aforementioned being a "Taxing Jurisdiction"), unless the Company or such Guarantor is required to withhold or deduct any such Taxes by law or by the interpretation or administration thereof.

         (b) If the Company or any Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes or the Note Guarantee of such Guarantor, the Company or such Guarantor, as applicable, shall, pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder of Notes (including Additional Amounts) after such withholding or deduction of such Taxes shall not be less than the amount such Holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that notwithstanding the foregoing, Additional Amounts will not be paid with respect to:

          (1) any Taxes that would not have been so imposed, deducted or withheld but for the existence of any present or former connection between the Holder or beneficial owner of a Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the Holder or beneficial owner of such Note, if the Holder or beneficial owner is an estate, nominee, trust, partnership or corporation) and the relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding of or the execution, delivery, registration or enforcement of such Note);

          (2) subject to subsection (f) of this Section 4.16, any estate, inheritance, gift, sales, excise, transfer or personal property tax or similar tax, assessment or governmental charge;

          (3) any Taxes payable otherwise than by deduction or withholding from payments under or with respect to such Note;

          (4) any Taxes that would not have been so imposed, deducted or withheld if the Holder or beneficial owner of the Note or beneficial owner of any payment on such Note had (i) made a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (ii) complied with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such Holder or beneficial owner of such Note or any payment on such Note (provided that (x) such declaration of non-residence or other claim or filing for exemption or such compliance is required by the applicable law of the Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of the imposition, deduction or withholding of, such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption or such compliance is required under the applicable law of the Taxing Jurisdiction, the relevant Holder at that time has been notified by the Company, any Guarantor or any other Person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption or such compliance is required to be made);

          (5) any Taxes that would not have been so imposed, deducted or withheld if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);

          (6) any payment under or with respect to a Note to any Holder that is a fiduciary or partnership or any person other than the sole beneficial owner of such payment or Note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment or Note would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note; or

          (7) any combination of items (1) through (6) above.

The foregoing provisions shall survive any termination or discharge of this Indenture and shall apply mutatis mutandis to any Taxing Jurisdiction with respect to any successor Person to the Company or a Guarantor.

         (c) The Company or the applicable Guarantor will also make any applicable withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company or the applicable Guarantor will furnish to the Trustee, within 30 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts or, if such tax receipts are not reasonably available to the Company or such Guarantor, such other documentation that provides reasonable evidence of such payment by the Company or such Guarantor. Copies of such receipts or other documentation will be made available to the Holders or the Paying Agents, as applicable, upon request.

         (d) At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, unless such obligation to pay Additional Amounts arises after the 30th day prior to such date, in which case it shall be promptly paid thereafter, if the Company or any Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Company or such Guarantor will deliver to the Trustee and the Paying Agents an Officers' Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee and the Paying Agents to pay such Additional Amounts to Holders of Notes on the payment date. Each Officers' Certificate shall be relied upon until receipt of a further Officers' Certificate addressing such matters.

         (e) Whenever in this Indenture or the Notes there is mentioned, in any context, the payment of principal, premium, if any, interest or of any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

         (f) The Company and the Guarantors will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Notes, this Indenture or any other document or instrument in relation thereto, excluding all such taxes, charges or similar levies imposed by any jurisdiction outside any jurisdiction in which the Company or any Guarantor or any successor Person is organized or resident for tax purposes or any jurisdiction in which a Paying Agent is located, and the Company and the Guarantors will agree to indemnify the Holders of the Notes for any such non-excluded taxes paid by such Holders.

SECTION 4.17.     Reports to Holders.
                  ------------------

         (a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding hereunder, the Company shall furnish to the Trustee and Holders thereof the following:

          (1) all quarterly and annual financial information of Parent that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Parent were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Op-erations" that describes the financial condition and results of operations of Parent and its consolidated subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of Unrestricted Subsidiaries of Parent, if any) and, with respect to the annual information only, a report thereon by Parent's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if Parent were required to file such reports,

in each case, within the time periods specified in the Commission's rules and regulations.

         (b) In addition, whether or not required by the rules and regulations of the Commission, Parent shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors shall, for so long as any Notes remain outstanding, furnish to the Holders of such Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company shall comply with the provisions of TIA ss. 314(a).

SECTION 4.18.     Limitation on Creation of Subsidiaries.
                  ---------------------------------------

         (a) Parent shall not create, acquire or suffer to exist, and will not permit any of its Restricted Subsidiaries to create, acquire or suffer to exist, any Subsidiary other than:

          (1) a Restricted Subsidiary existing as of the Issue Date or that is acquired or created after the Issue Date; provided, however, that each

               (A) Domestic Subsidiary of Parent that from time to time is an obligor under the New Credit Facility or directly or indirectly (by way of the pledge of any intercompany note or otherwise) Guarantees or in any other manner becomes liable with respect to any Indebtedness of the Company, Parent or any other Guarantor (including, without limitation, Indebtedness under the New Credit Facility), and

               (B) Restricted Subsidiary of the Company that directly or indirectly (by way of the pledge of any intercompany note or otherwise) Guarantees or in any other manner becomes liable with respect to any Indebtedness of the Company, Parent or any other Guarantor (including, without limitation, Indebtedness under the New Credit Facility) or is otherwise an obligor under the New Credit Facility (unless, in each case, the incurrence of such Note Guarantee is prohibited under the laws of its jurisdiction of incorporation (as evidenced by an Opinion of Counsel reasonably satisfactory to the Trustee)), must execute a Note Guarantee, satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee may require, including, without limitation, a supplement or amendment to this Indenture and an Opinion of Counsel as to the enforceability of such Note Guarantee), pursuant to which such Restricted Subsidiary will become a Guarantor; or

          (2) an Unrestricted Subsidiary.

         (b) A Note Guarantee of any Guarantor shall be subject to release and discharge as provided under Article Ten.

SECTION 4.19. Suspension of Certain Covenants in Event of Investment Grade
              ---------------------------------------------------------------
              Rating.
              -------

         During any period of time (the "Suspension Period") that (a) the Notes issued under this Indenture have Investment Grade Ratings from both Rating Agencies and (b) no Default or Event of Default has occurred and is continuing under this Indenture, Parent and its Restricted Subsidiaries shall not be subject to the following provisions of this Indenture:

          (i)  Section 4.08;

          (ii) Section 4.09;

          (iii) Section 4.10;

          (iv) the obligation of the Company to make an Asset Sale Offer pursuant to Section 4.12(c)(2);

          (v) Section 4.13;

          (vi) Section 4.14;

          (vii) clause (1) of Section 4.15; and

          (viii) subclause (a)(4) of Section 5.01

(collectively, the "Suspended Covenants"). In the event that Parent and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, (i) either of the Rating Agencies withdraws its rating or downgrades the ratings assigned to any Notes issued under this Indenture below the required Investment Grade Ratings such that both Rating Agencies at such time shall not have assigned to all Notes issued under this Indenture an Investment Grade Rating or
(ii) a Default or Event of Default occurs and is continuing, then Parent and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of Section 4.10 as though Section 4.10 had been in effect during the entire period of time from the Issue Date; provided, however, that there will not be deemed to have occurred a Default or Event of Default with respect to the Suspended Covenants during the Suspension Period solely as a result of Parent's and its Restricted Subsidiaries' non-compliance with the Suspended Covenants during such Suspension Period.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.     Consolidation, Merger and Sale of Assets.
                  ----------------------------------------

         (a) None of Parent, Crown or the Company (i) shall consolidate or merge with or into any other Person or Transfer all or substantially all of the properties or assets of (x) Parent and its Restricted

Subsidiaries, taken as a whole, in the case of a consolidation, merger or Transfer by Parent, (y) Crown and its Restricted Subsidiaries, taken as a whole, in the case of a consolidation, merger or Transfer by Crown, or (z) the Company and its Restricted Subsidiaries, taken as a whole, in the case of a consolidation, merger or Transfer by the Company, in each case, to another Person, or (ii) shall permit any of its Restricted Subsidiaries to, in a single transaction or a series of a related transactions, Transfer all or substantially all of the properties or assets of (x) Parent and its Restricted Subsidiaries, taken as a whole, in the case of a Restricted Subsidiary of Parent, (y) Crown and its Restricted Subsidiaries, taken as a whole, in the case of a Restricted Subsidiary of Crown, or (z) the Company and its Restricted Subsidiaries, taken as a whole, in the case of a Restricted Subsidiary of the Company, in each case, to another Person unless:

          (1)


                    (A) in the case of a merger, consolidation or Transfer involving Parent, Parent is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Parent) or to which such Transfer has been made is a corporation organized or existing under the laws of the United States, any State thereof or the District of Columbia,

                    (B) in the case of a merger, consolidation or Transfer involving the Company, the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such Transfer has been made is a corporation organized or existing under the laws of a member state of the European Union (as it exists on the Issue Date), the United States, any State thereof or the District of Columbia, and

                    (C) in the case of a merger, consolidation or Transfer involving Crown, Crown is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Crown) or to which such Transfer has been made is a corporation organized or existing under the laws of the United States, any State thereof or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger (if other than Parent, Crown or the Company, as the case may be) or the Person to which such Transfer has been made assumes all the obligations of Parent, Crown, the Company or such Restricted Subsidiary under the Notes, the Note Guarantees, this Indenture, the Registration Rights Agreement and the Security Documents pursuant to a supplemental indenture or amendment of the relevant documents, in form reasonably satisfactory to the Trustee;

          (3) immediately after such transaction, no Default or Event of Default exists;

          (4) Parent, Crown or the Company, as the case may be, or the Person formed by or surviving any such consolidation or merger, or to which such Transfer has been made will, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in subsection (a) of Section 4.09; and

          (5) each of the conditions in subsection (d) of this Section 5.01 is satisfied.

(b) Notwithstanding the foregoing, none of the following shall be permitted:

          (1) the consolidation or merger of Parent with or into or the Transfer of all or substantially all of the property or assets of Parent and its Restricted Subsidiaries, taken as a whole, to Crown, other than any such merger or consolidation or Transfer to a Restricted Subsidiary of Crown;

          (2) the Transfer of all or substantially all of the property or assets of Crown and its Restricted Subsidiaries, taken as a whole, to Crown, other than any Transfer to a Restricted Subsidiary of Crown; and

          (3) the consolidation or merger of the Company with or into or the Transfer of all or substantially all of the property or assets of the Company and its Restricted Subsidiaries, taken as a whole, to Crown, other than any such consolidation or merger with or into or Transfer to a Restricted Subsidiary of Crown.

         (c) This Section 5.01 shall not prohibit:

          (1) a consolidation or merger between the Company and a Guarantor other than Crown;

          (2) a consolidation or merger between a Guarantor and any other Guarantor other than Crown;

          (3) a consolidation or merger between a Restricted Subsidiary (other than the Company) that is not a Guarantor and any other Restricted Subsidiary other than Crown;

          (4) the Transfer of all or substantially all of the properties or assets of a Guarantor to the Company and/or any other Guarantor other than Crown; or

          (5) the Transfer of all or substantially all of the properties or assets of a Restricted Subsidiary (other than the Company) that is not a Guarantor to any other Restricted Subsidiary;

provided that, in each case involving the Company or a Guarantor, if the Company or such Guarantor is not the surviving entity of such transaction or the Person to which such Transfer is made, the surviving entity or the Person to which such Transfer is made shall comply with subsections (a)(2) and (a)(5) of this Section 5.01.

         (d) The following additional conditions shall apply to each transaction described above in this Section 5.01:

          (1) the Company, such Guarantor or the relevant surviving entity, as applicable, will cause such amendments or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or Transferred to such Person, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states or other similar filing under any other applicable law;

          (2) the Collateral owned by or Transferred to the Company, such Guarantor or the relevant surviving entity, as applicable, shall:

               (i) continue to constitute Collateral under the Security Documents; and

               (ii) not be subject to any Lien other than Liens permitted by this Indenture and the Security Documents;

          (3) the assets of the Person which is merged or consolidated with or into the relevant surviving entity, to the extent required by the terms of the Security Documents, shall be treated as after acquired property and such surviving entity shall take such action as may be reasonably necessary to cause such assets to be made subject to the Lien of the Security Documents in the manner and to the extent required by the Security Documents; and

          (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and, if supplemental indentures or supplemental Security Documents are required in connection with such transaction, such supplemental indentures and Security Documents comply with the applicable provisions of this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied and that such supplemental indentures and Security Documents are enforceable.

SECTION 5.02.     Successor Person Substituted.
                  ----------------------------

         Upon any consolidation, combination or merger of Parent, the Company or any other Guarantor, or any Transfer of all or substantially all of the assets of Parent or the Company in accordance with the foregoing provisions of Section 5.01, in which Parent, the Company or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which Parent, the Company or such Guarantor is merged or to which the Transfer is made will succeed to, and be substituted for, and may exercise every right and power of Parent, the Company or such Guarantor, as the case may be, under this Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as Parent, the Company or such Guarantor, as the case may be, and, except in the case of a Transfer to Parent or any of its Restricted Subsidiaries, Parent, the Company or such Guarantor, as the case may be, shall be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of Parent's, the Company's or such Guarantor's, as the case may be, other obligations and covenants under the Notes, this Indenture and its Note Guarantee, if applicable.

                                  ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION 6.01.     Events of Default.
                  -----------------

         Each of the following constitutes an "Event of Default" with respect to the Notes:

          (1) default for 30 days in the payment when due of interest with respect to the Notes;

          (2) default in payment when due of principal or premium, if any, on the Notes at maturity, upon redemption or otherwise;

          (3) failure by Parent or any Restricted Subsidiary to comply with any of the provisions under Section 4.08, Section 4.12 or Article Five;

          (4) failure by Parent or any Restricted Subsidiary for 60 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding under this

     Indenture to comply with any covenant or agreement contained in this Indenture (other than the covenants and agreements specified in clauses (1) through (3) of this Section 6.01);

          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of Parent or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by Parent or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists or is created after the Issue Date, but (for so long as the Proceeds Sharing Agreement shall be in effect) excluding any Indebtedness which is Covered Debt under the Proceeds Sharing Agreement, which default (a) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) principal of such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its stated maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50,000,000 or more;

          (6) failure by Parent or any of its Restricted Subsidiaries to pay final judgments (net of any amounts covered by insurance and as to which such insurer has not denied responsibility or coverage in writing) aggregating $50,000,000 or more, which judgments are not paid, discharged, bonded or stayed within 60 days after their entry;

          (7) (A) a court having jurisdiction over Parent, the Company or any other Restricted Subsidiary of Parent enters (x) a decree or order for relief in respect of Parent, the Company or any Restricted Subsidiary of Parent that is a Significant Subsidiary or group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law or (y) a decree or order adjudging Parent, the Company or any Restricted Subsidiary of Parent that is a Significant Subsidiary or group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Parent, the Company or any such Restricted Subsidiary or group of Restricted Subsidiaries under any Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Parent, the Company or any such Restricted Subsidiary or group of Restricted Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days or (B) Parent, the Company or any Restricted Subsidiary of Parent that is a Significant Subsidiary or group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary (i) commences a voluntary case under any Bankruptcy Law or consents to the entry of an order for relief in an involuntary case under any Bankruptcy Law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Parent, the Company or any such Restricted Subsidiary or group of Restricted Subsidiaries or for all or substantially all the property and assets of Parent, the Company or any such Restricted Subsidiary or group of Restricted Subsidiaries, (iii) effects any general assignment for the benefit of creditors or (iv) generally is not paying its debts as they become due;

          (8) any Note Guarantee of any Guarantor ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the related Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and such Note Guarantee);

          (9) any default by the Company or any Guarantor in the performance of its obligations under the Security Documents (after the lapse of any applicable grace periods) or this Indenture which adversely affects the enforceability, validity, perfection or priority of the Trustee's Lien on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect, repudiation or disaffirmation by the Company or any Guarantor of its obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company or any Guarantor for any reason; and

          (10) the occurrence of a Triggering Event with respect to any Covered Debt under the Proceeds Sharing Agreement and the continuance of the event(s) or circumstance(s) giving rise to such Triggering Event until the earlier of (y) the 60th day following the occurrence of such Triggering Event and (z) the date of the acceleration of all of Parent's and its Restricted Subsidiaries' obligations in respect of Indebtedness under the New Credit Facility.

SECTION 6.02.     Acceleration of Maturity; Rescission.
                  ------------------------------------

         If an Event of Default occurs and is continuing under this Indenture, either the Trustee, by notice in writing to the Company, or the Holders of at least (y) 25% in aggregate principal amount of the Notes then outstanding in the case of any Event of Default arising under any of clauses (1) through (9) of
Section 6.01 and (z) a majority in principal amount of the Notes then outstanding in the case of any Event of Default arising under clause (10) of
Section 6.01 may, in each case, by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration", and the Trustee at the request of such Holders shall, declare the principal of and premium, if any, and accrued interest, if any, on the Notes to be immediately due and payable, and upon such declaration of acceleration, such principal, premium, if any, and accrued interest, if any, shall be immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in 6.01(7) occurs with respect to Parent or the Company, the principal of and premium, if any, and accrued interest, if any, on the Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:

          (1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;

          (2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

          (3) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

          (4) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

         No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.     Other Remedies.
                  ---------------

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Company and the Guarantors.

SECTION 6.04.     Waiver of Existing Defaults and Events of Default.
                  -------------------------------------------------

         (a) Subject to Sections 2.11, 6.02, 6.08 and 8.02, the Holders of a majority in principal amount of the Notes then outstanding shall have the right to waive past Defaults under this Indenture except a Default in the payment of the principal of, or interest or premium, if any, on any Note as specified in clauses (1) and (2) of Section 6.01 or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders as provided for in Section 8.02. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This subsection (a) of this Section 6.04 shall be in lieu of TIA ss. 316(a)(1)(B), and TIA ss. 316(a)(1)(B) is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

         (b) Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 6.05.     Control by Majority.
                  -------------------

         Subject to Section 2.11, the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of TIA ss. 316(a)(1)(A), and TIA ss. 316(a)(1)(A) is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 6.06.     Limitation on Suits.
                  -------------------

         Subject to Section 6.08, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder has given the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least (y) 25% in principal amount of the Notes then outstanding, in the case of any Event of Default specified in Sections 6.01(1) through (9) inclusive, and (z) a majority in principal amount of the Notes then outstanding in the case of any Event of Default specified in
     Section 6.01(10), make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

         A Noteholder may not use any provision of this Indenture to disturb or prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION 6.07. No Personal Liability of Directors, Officers, Employees and
              ---------------------------------------------------------------
              Stockholders.
              ------------

         No director, officer, employee, incorporator or stockholder of Parent or of any Restricted Subsidiary, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

SECTION 6.08.     Rights of Holders To Receive Payment.
                  ------------------------------------

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment, on or after such respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.09.     Collection Suit by Trustee.
                  --------------------------

         If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.10.     Trustee May File Proofs of Claim.
                  ---------------------------------

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Noteholders allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

SECTION 6.11.     Priorities.
                  ----------

         If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Liquidated Damages, if any), and Additional Amounts, if any, as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

          THIRD: to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

           The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.11.

SECTION 6.12.     Undertaking for Costs.
                  ---------------------

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 6.08 or a suit by Noteholders of more than 10% in principal amount of the Notes then outstanding.

                                 ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.     Duties of Trustee.
                  ------------------

         (a) If a Default or Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the same circumstances in the conduct of his or her own affairs.

         The Trustee shall not be deemed to have notice of any Default or Event of Default unless Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

         (b) Except during the continuance of a Default or Event of Default:

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture or the Security Documents but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture or the Security Documents (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate, subject to the requirement in the preceding sentence, if applicable.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of subsection (b) of this
     Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms of this Indenture or the Security Documents.

          (4) No provision of this Indenture or the Security Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

         (d) Whether or not therein expressly so provided, subsections (a), (b),
(c) and (e) of this Section 7.01 shall govern every provision of this Indenture and the Security Documents that in any way relates to the Trustee.

         (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

         (g) To the extent any provision of the Security Documents conflicts with or is silent with respect to the matters set forth in this Article Seven, this Article Seven shall be controlling.

SECTION 7.02.     Rights of Trustee.
                  -----------------

         Subject to Section 7.01:

          (1) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute negligence or willful misconduct.

          (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (6) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

SECTION 7.03.     Individual Rights of Trustee.
                  ----------------------------

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Company or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights. The Trustee shall also be subject to Sections 7.10 and 7.11.

SECTION 7.04.     Trustee's Disclaimer.
                  --------------------

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Note Guarantee, it shall not be accountable for the Company's or any Guarantor's use of the proceeds from the sale of Notes or any money paid to the Company or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, the Note Guarantees or this Indenture other than its certificate of authentication.

SECTION 7.05.     Notice of Defaults.
                  -------------------

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Noteholder a notice of the Default or Event of Default within 30 days after it occurs in the manner and to the extent provided in the TIA and otherwise as provided in this Indenture. Except in the case of a Default or Event of Default relating to the payment of the principal of or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture) or relating to Article Five of this Indenture, the Trustee may withhold the notice if and so long as a Responsible Officer in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06.     Reports by Trustee to Holders.
                  ------------------------------

         If required by TIA ss. 313(a), within 60 days after March 1 of any year, commencing on the March 1 following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c) and TIA ss. 313(d).

         Reports pursuant to this Section 7.06 shall be transmitted by mail:

          (1) to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books; and

          (2) to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

         A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee, in writing, when the Notes are listed on any stock exchange or delisted therefrom.

SECTION 7.07.     Compensation and Indemnity.
                  ---------------------------

         The Company and the Guarantors shall pay to the Trustee from time to time reasonable compensation for their services hereunder and under the Security Documents (which compensation shall not be lim-ited by any provision of law in regard to the compensation of a trustee of an express trust). The Company and the Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by them in connection with the Trustee's duties under this Indenture and under the Security Documents, including the reasonable compensation, disbursements and expenses of the Trustee's agents and external counsel, except any expense disbursement or advance as may be attributable to its negligence or bad faith.

         The Company and the Guarantors, jointly and severally, shall indemnify each of the Trustee and its agents, employees, stockholders, directors and officers and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee) and reasonable attorneys' fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture and under the Security Documents including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Company and the Guarantors in writing promptly of any claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee for which it may seek indemnity; provided that the failure by the Trustee to so notify the Company and the Guarantors shall not relieve the Company and Guarantors of their obligations hereunder except to the extent the Company and the Guarantors are actually prejudiced thereby. In the event that a conflict of interest exists, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.

         Notwithstanding the foregoing, the Company and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own negligence, bad faith or willful misconduct.

         To secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except for such money or property held in trust to pay principal of and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture.

         The obligations of the Company and the Guarantors under this Section
7.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Company and each of the Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

         For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to this Article Seven. The provisions of this Section
7.07 shall apply to Trustee in its capacity as Paying Agent, Registrar and any other Agent under this Indenture.

SECTION 7.08.     Replacement of Trustee.
                  ----------------------

         The Trustee may resign by so notifying the Company and the Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.     Successor Trustee by Consolidation, Merger, etc.
                  ------------------------------------------------

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee; provided that such entity shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.     Eligibility; Disqualification.
                  ------------------------------

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1) and (2) in every respect. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

SECTION 7.11.     Preferential Collection of Claims Against Company.
                  -------------------------------------------------

         The Trustee is subject to and shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311 (b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

SECTION 7.12.     Paying Agents.
                  --------------

         The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

                  (A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

                  (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

                  (C) that it will give the Trustee written notice within three Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

                                 ARTICLE EIGHT

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 8.01.     Without Consent of Noteholders.
                  ------------------------------

         Notwithstanding Section 8.02, the Company and Trustee may modify and amend this Indenture, the Notes, the Note Guarantees or any Security Document without the consent of any Holder for any of the following purposes:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to provide for uncertificated Notes in addition to or in place of Physical Notes;

                  (3) to provide for the assumption of the Company's or any Guarantor's obligations to the Holders in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's assets;

                  (4) to add any additional assets as Collateral or to release Collateral as permitted under the terms of this Indenture and the Security Documents;

                  (5) to add any Guarantor or release any Guarantor from its Note Guarantee if such release is in accordance with the terms of this Indenture;

                  (6) to confirm and evidence the release, termination or discharge of any Collateral or any Guarantor and Note Guarantee when such release, termination or discharge is permitted elsewhere in this Indenture;

                  (7) to add to the covenants of the Company and the Guarantors for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company and the Guarantors;

                  (8) to provide for or confirm the issuance of Exchange Notes and Additional Notes;

                  (9) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under this Indenture of any Holder in any material respect; or

                  (10) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

SECTION 8.02.     With Consent of Noteholders.
                  ---------------------------

         (a) Except to the extent provided in Section 8.01 and subsections (b) and (c) and this Section 8.02, this Indenture, the Notes, the Note Guarantees or any provision of any Security Document (except as provided therein) or the Proceeds Sharing Agreement (except as provided therein) affecting the Holders may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes), and any existing Default or compliance with any provision of this Indenture, the Notes, the Note Guarantees or any provision of the Security Documents or the Proceeds Sharing Agreement affecting the Holders may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes); provided, however, that if any amendment, waiver or other modification will only affect the Dollar Notes or the Euro Notes, only the consent of the Holders of at least a majority in principal amount of the then outstanding Dollar Notes or Euro Notes (and not the consent of the Holders of at least a majority of all Notes), as the case may be, shall be required.

         (b) Notwithstanding subsection (a) of this Section 8.02, except as provided in subsection (c) of this Section 8.02, without the consent of each Holder of Notes issued under this Indenture affected thereby, an amendment or waiver may not (with respect to any Note held by a non-consenting Holder):

                  (1) reduce the principal amount of Notes issued under this Indenture whose Holders must consent to an amendment, supplement or waiver or make any change to this Section 8.02(b);

                  (2) reduce the principal amount of or change the Maturity Date of any Notes, or alter the provisions with respect to the redemption of any such Notes other than, except as set forth in clause (7) below, the provisions of Section 4.08 or 4.12 of this Indenture;

                  (3) reduce the rate of or change the time for payment of
               interest on any such Notes;

                  (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any such Notes (except a rescission of acceleration of Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration) in accordance with the provisions of Article Six;

                  (5) make any such Note payable in currency other than that stated in such Note;

                  (6) make any change to the provisions of this Indenture relating to the waiver of past Defaults or the rights of Holders of the Notes issued hereunder to receive payments of principal of, and interest and Additional Amounts, if any, on the Notes or otherwise impair the right to institute suit for the enforcement of any payment on or with respect to the Notes, the Note Guarantees or the Security Documents;

                   (7) after the Company's obligation to purchase Notes arises hereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer with respect to a Change of Control that has occurred or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated, including, without limitation, in each case, by amending, changing or modifying any of the definitions relating thereto;

                  (8) release Parent, Crown or any other Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

                  (9) modify or change any provision of this Indenture affecting the ranking of the Notes or Note Guarantees in a manner adverse to the Holders of Notes.

         (c) Notwithstanding the foregoing, (i) in addition to the release of Collateral expressly permitted by this Indenture and the Security Documents, Collateral may be released under this Indenture and the Security Documents with the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding and (ii) if both (a) a Default or Event of Default shall have occurred and be continuing with respect to the Notes and (b) there shall have been commenced and be continuing with respect to the Company either
(x) an amicable settlement (reglement amiable) proceeding under Article L611-3 of the French Commercial Code, (y) an ad hoc mandate (Mandat Ad Hoc) or (z) a bankruptcy proceeding (Redressement Judiciaire) under Article L620-1 et seq. of the French Commercial Code, then, subject to applicable United States securities laws including, without limitation, the TIA, the provisions of this Indenture and all of the Notes and Note Guarantees described in clauses (1) through (9) of
Section 8.02(b) may be amended and/or all or any portion of such Notes may be exchanged for other securities of the Company, in each case, with the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding; provided that each such amendment, waiver or exchange, as the case may be, shall apply equally to all Notes issued under this Indenture unless otherwise consented to by the Holder of each Note to which such amendment, waiver or exchange shall not so apply.

         (d) It shall not be necessary for the consent of the Holders under this
Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         (e) After an amendment, supplement or waiver under Section 8.01 or this
Section 8.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 8.03.     Compliance with Trust Indenture Act.
                  ------------------------------------

         Every amendment or supplement to this Indenture, the Notes or the Note Guarantees shall comply with the TIA as then in effect.

SECTION 8.04.     Revocation and Effect of Consents.
                  ---------------------------------

         (a) After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.

         (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Noteholders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Noteholders has been obtained.

         (c) After an amendment, supplement, waiver or other action under
Section 8.01 or this Section 8.02 becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02(b) (and that is not subject to Section 8.02(c)). In that case the amendment, supplement, waiver or other action shall bind each Noteholder who has consented to it and every subsequent Noteholder or portion of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 8.05.     Notation on or Exchange of Notes.
                  --------------------------------

         If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Noteholder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06.     Trustee To Sign Amendments, etc.
                  --------------------------------

         The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 12.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms (subject to customary exceptions).

SECTION 8.07.     Additional Voting Terms; Calculation of Principal Amount.
                  ---------------------------------------------------------

         Except as provided in the proviso to the first sentence of Section 8.02(a), all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter. Determinations as to whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article Eight and Section 2.02 and Section 2.11.

                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.     Discharge of Indenture.
                  ----------------------

         This Indenture will be discharged and will cease to be of further effect as to all Notes and Note Guarantees, and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, the Notes and the Note Guarantees, when either:

          (1) the Company delivers to the Trustee all outstanding Notes issued under this Indenture (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) for cancellation; or

          (2) (a) all Notes outstanding under this Indenture have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption, or will become due and payable within one year, and the Company or any Guarantor irrevocably deposits with the Trustee as trust funds in trust solely for the benefit of the Holders, (i) in respect of the Dollar Notes, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof or (ii) in respect of the Euro Notes, cash in Euros, EU Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes outstanding under this Indenture on the maturity date or on the applicable optional redemption date, as the case may be; (b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound; (c) the Company or any Guarantor has paid or caused to be paid all sums payable by the Company or any Guarantor under this Indenture; and (d) the Company has delivered
     (I) irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be, and (II) an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and that such satisfaction and discharge does not result in a default under any agreement or instrument then known to such counsel which binds or affects the Company.

The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Article Two and in Sections 4.01, 4.02, 7.07, 9.05 and 9.06 shall survive such satisfaction and discharge.

SECTION 9.02.     Legal Defeasance.
                  ----------------

         The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and Company acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 and as more fully set forth in Section 9.04, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (2) the Company's obligations with respect to such Notes under Article Two and Sections 4.02, 4.03 and 4.05, (3) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and the Company's obligations in connection therewith and (4) this Article Nine.

         Concurrently with any Legal Defeasance, the Company may, at its further option, cause to be terminated, as of the date on which such Legal Defeasance occurs, all of the obligations under any or all of the Note Guarantees, if any, then existing and obtain the release of the Note Guarantees of any or all Guarantors. In order to exercise such option regarding a Note Guarantee, the Company shall provide the Trustee with written notice of its desire to terminate such Note Guarantee prior to the delivery of the Opinions of Counsel referred to in Section 9.04.

         Subject to compliance with this Article Nine, the Company may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

SECTION 9.03.     Covenant Defeasance.
                  -------------------

         The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors under Sections 4.08, 4.09 (other than subsection (d) of Section 4.09), 4.10, 4.11, 4.12, 4.13, 4.14, 4.15,
4.17 and 4.18 (except for obligations mandated by the TIA) and clauses (3) and
(4) of Section 5.01(a) released with respect to the outstanding Notes on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may fail to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, the Notes and the Note Guarantees shall be unaffected thereby. In addition, upon the Company's exercise of the option in this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04, Sections 6.01(3), (4), (5) and (6) shall not constitute Events of Default.

         Notwithstanding any discharge or release of any obligations under this Indenture pursuant to Section 9.02 or this Section 9.03, the Company's obligations in Article Two and Sections 7.07, 9.05, 9.06, 9.07 and 9.08 shall survive until such time as the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 9.05, 9.07 and 9.08 shall survive.

SECTION 9.04.     Conditions to Defeasance or Covenant Defeasance.
                  -----------------------------------------------

         The following shall be the conditions to application of Section 9.02 or
Section 9.03 to the outstanding Notes:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes issued under this Indenture,
     (i) in respect of the Dollar Notes, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof or (ii) in respect of the Euro Notes, cash in Euros, EU Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal, premium, if any, and interest on the Notes outstanding under this Indenture on the stated maturity date or on the applicable optional redemption date, as the case may be, and the Company must specify whether such Notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes outstanding under this Indenture will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Notes outstanding under this Indenture will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

               (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which Parent or any of its Restricted Subsidiaries is a party or by which Parent or any of its Restricted Subsidiaries is bound;

               (6) the Company must have delivered to the Trustee an Opinion of Counsel reasonably acceptable to such Trustee to the effect that assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company under applicable Bankruptcy Law, after the 91st day following the deposit, the trust funds will not be subject to the effect of applicable Bankruptcy Law;


               (7) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes issued under this

          Indenture over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

               (8) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel reasonably acceptable to the Trustee, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 9.05. Deposited Money and Government Obligations To Be Held in Trust.
              ---------------------------------------------------------------

         All money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agents, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a request of the Company any money or Government Obligations held by it as provided in
Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06.     Reinstatement.
                  -------------

         If the Trustee or any Paying Agent is unable to apply any money or Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Guarantor's obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or such Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 9.01; provided that if the Company or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or any Paying Agent.

SECTION 9.07.     Moneys Held by Paying Agent.
                  ---------------------------

         In connection with the satisfaction and discharge of this Indenture, all moneys and Government Obligations then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid or delivered to the Trustee, or if sufficient moneys and Government Obligations have been deposited pursuant to Section 9.04, to the Company upon a request of the Company (or, if such moneys and Government Obligations had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08.     Moneys Held by Trustee.
                  -----------------------

         Any moneys and Government Obligations deposited with the Trustee or any Paying Agent or then held by the Company or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid or returned to the Company (or, if appropriate, the Guarantors) upon a request of the Company, or if such moneys and Government Obligations are then held by the Company or the Guarantors in trust, such moneys and Government Obligations shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust moneys and Government Obligations shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Guarantors, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.07, or cause to be published once a week for two successive weeks, in one newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, the State of New York, and in one newspaper published in the English language, customarily published each Business Day and of general circulation in London, England, a notice that such moneys and Government Obligations remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys and Government Obligations then remaining will be repaid or returned to the Company. After payment or return to the Company or the Guarantors or the release of any moneys and Government Obligations held in trust by the Company or any Guarantors, as the case may be, Holders entitled thereto must look only to the Company and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

                                  ARTICLE TEN

                             GUARANTEE OF SECURITIES

SECTION 10.01.    Guarantee.
                  ----------

         The Guarantors, by execution of this Indenture, jointly and severally, guarantee to each Holder (i) the due and punctual payment of the principal of, premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Indenture, agrees that, subject only to the applicable provisions, if any, of Section 10.06, its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

                  Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all de-mands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

         The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of any Holder under the Note Guarantees.

SECTION 10.02.    Execution and Delivery of Note Guarantee.
                  ----------------------------------------

         To further evidence the Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee, substantially in the form attached hereto as Exhibit G, shall be endorsed on each Note authenticated and delivered by the Trustee and such Note Guarantee shall be executed by either manual or facsimile signature of an Officer of each Guarantor. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

         Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 10.01 shall be in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         If an Officer of a Guarantor whose signature is on this Indenture or a Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Note Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 10.03.    Release of Guarantors.
                  ---------------------

         (a) The Note Guarantee of a Guarantor (other than Parent or Crown) will be unconditionally released and discharged upon any of the following:

          (1) any Transfer (including, without limitation, by way of consolidation or merger) by Parent or any Restricted Subsidiary to any Person that is not a Restricted Subsidiary of Parent of all of the Equity Interests of, or all or substantially all of the properties and assets of, such Guarantor, which sale, exchange or transfer is made in accordance with the provisions of this Indenture;

          (2) any Transfer directly or indirectly (including, without limitation, by way of consolidation or merger) by Parent or any Restricted Subsidiary to any Person that is not a Restricted Subsidiary of Parent of Equity Interests of such Guarantor or any issuance by such Guarantor of its Equity Interests, which Transfer or issuance is made in accordance with the provisions of this Indenture, such that such Guarantor ceases to be a Subsidiary of Parent; provided that such Guarantor is also released from all of its obligations in respect of Indebtedness of the Company, Parent and each other Guarantor;

          (3) if such Guarantor is a Domestic Subsidiary of Parent, the release of such Guarantor from all obligations of such Guarantor in respect of Indebtedness under the New Credit Facility and un-der all Guarantees and other obligations of such Guarantor in respect of Indebtedness of the Company, Parent and each other Guarantor;

          (4) if such Guarantor is a Restricted Subsidiary of the Company, the release of such Guarantor from all obligations of such Guarantor in respect of Indebtedness under the New Credit Facility and under all Guarantees and other obligations of such Guarantor in respect of Indebtedness of the Company, Parent and each other Guarantor; or

          (5) the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture; provided that such Guarantor is also released from all of its obligations in respect of Indebtedness under the New Credit Facility and under all Guarantees and other obligations of such Guarantor in respect of Indebtedness of the Company, Parent and each other Guarantor.

         (b) Except as provided under Article Five, a Note Guarantee of Parent or Crown may be released and discharged only in accordance with Article Eight; provided that the Note Guarantee of Crown may also be released and discharged upon satisfaction of any of the conditions set forth in clause (1), (2) or (5) of subsection (a) of this Section 10.03.

         (c) No such release or discharge of a Note Guarantee of a Guarantor shall be effective against the Trustee or the Holders of Notes to which such Note Guarantee relates (i) if a Default or Event of Default shall have occurred and be continuing under this Indenture as of the time of such proposed release until such time as such Default or Event of Default is cured and waived (unless such release is in connection with the Transfer of the Equity Interests in such Guarantor made in accordance with this Indenture and the Security Documents if, but for the existence of such Default or Event of Default such Guarantor would otherwise be entitled to be released from its Note Guarantee following the Transfer of such Equity Interests) and (ii) until the Company shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to such transactions have been complied with and that such release and discharge is authorized and permitted under this Indenture.

         (d) The Trustee shall execute any documents reasonably requested by either the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Ten.

SECTION 10.04.    Waiver of Subrogation.
                  ----------------------

         Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
10.04 is knowingly made in contemplation of such benefits.

SECTION 10.05.    Notice to Trustee.
                  -----------------

         The Company or any Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or any such Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Note Guarantees. Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Note Guarantees, unless and until the Trustee shall have received written notice thereof from the Company no later than one Business Day prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.05, and subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice referred to in this Section 10.05 at least one Business Day prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than one Business Day prior to such date.

SECTION 10.06.    Limitation on Guarantor's Liability.
                  -----------------------------------

         (a) To the extent applicable, a Guarantor's liability in respect of its Note Guarantee shall be limited to the extent set forth below:

          (1) Limitations Applicable to U.S. Guarantors. Each Guarantor that is incorporated, organized or formed, as the case may be, under the laws of the United States, any State thereof or the District of Columbia (a "U.S. Guarantor"), and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee of a U.S. Guarantor does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each U.S. Guarantor hereby irrevocably agree that the obligations of a U.S. Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such U.S. Guarantor result in the obligations of such U.S. Guarantor not constituting such a fraudulent transfer or conveyance.

          (2) Limitations Applicable to Belgian Guarantors. Each Guarantor that is incorporated, organized or formed, as the case may be, in Belgium (a "Belgian Guarantor"), and by its acceptance hereof, each Holder and the Trustee, hereby confirms that notwithstanding any other provision of this Indenture, or any related agreements or certificates, the maximum aggregate liability hereunder and under the Note Guarantee of any Belgian Guarantor shall be limited to the extent required by applicable law and to the amount any such Belgium Guarantor can pay without exceeding its financial capacity or otherwise resulting in insolvency of such Belgian Guarantor.

          (3) Limitations Applicable to German Guarantors. Each Guarantor incorporated, organized or formed, as the case may be, in Germany (a "German Guarantor"), and by its acceptance hereof, each Holder and the Trustee, hereby confirm that the liability of such German Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor un-der its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each German Guarantor that makes a payment or distribution under its Note Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor. The obligation of any German Guarantor under this Article Ten will be binding only to the extent that it would not result in a prohibited repayment to such Guarantor's shareholders of assets necessary to maintain the nominal registered capital of such German Guarantor (Section 30 et seq. GmbH Act).

          (4) Limitations Applicable to Swiss Guarantors. Each Guarantor incorporated, organized or formed, as the case may be, in Switzerland (a "Swiss Guarantor") and by its acceptance hereof, each Holder and the Trustee, hereby confirm that the liability of such Swiss Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Swiss Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor, result in the obligations of such Swiss Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. The obligations of any Swiss Guarantor under its Note Guarantee shall be limited so that they do not result in a prohibited repayment of the registered share capital of such Swiss Guarantor, and infringe the mandatory provisions on reserves (Sections 671 to 674 of the Swiss Code of Obligations).

          (5) Limitations Applicable to French Guarantors. Each Guarantor incorporated, organized or formed, as the case may be, in France (a "French Guarantor"), and by its acceptance hereof, each Holder and the Trustee, hereby confirm that the liability of such French Guarantor shall be limited to the extent required by applicable law to the amount any such French Guarantor can pay without exceeding its financial capacity or otherwise resulting in insolvency of such French Guarantor.

          (6) Limitations Applicable to Other Guarantors. Each Guarantor that is incorporated, organized or formed, as the case may be, under the laws of any jurisdiction other than one set forth in clauses (1) through (5) above (an "Other Guarantor"), and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee of an Other Guarantor does not constitute a fraudulent transfer or conveyance for purposes applicable law. To effectuate the foregoing intention, each Holder and each Other Guarantor hereby irrevocably agree that the obligations of an Other Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Other Guarantor result in the obligations of such Other Guarantor not constituting such a fraudulent transfer or conveyance.

         "Adjusted Net Assets" of a Guarantor at any date means the lesser of
(1) the amount by which (x) the fair value of the assets of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities, but excluding liabilities under its Note Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds (2) the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Guarantor under its Note Guarantee), excluding Indebtedness in respect of its Note Guarantee, as they become absolute and matured.

         (b) If following the date of this Indenture and notwithstanding anything in Section 8.02 to the contrary:

          (1) (i) there shall be any change in the laws of the jurisdictions set forth in clauses (1) through (5) of subsection (a) of this Section 10.06 or
     (ii) any Restricted Subsidiary incorporated, organized or formed, as the case may be, under the laws of any jurisdiction other than ones set forth in clauses (1) through (5) of subsection (a) of this Section 10.06 (a "Future Guarantor") shall be required to execute a Note Guarantee and the Company shall reasonably determine that clause (6) with respect to Other Guarantors shall not adequately address the limitations on such Guarantee imposed by applicable law of the jurisdiction of incorporation, organization or formation, as the case may be, of any such Future Guarantor; or

          (2) the Company shall reasonably determine that is shall be necessary or advisable to amend the terms of clauses (1) through (5) of subsection
     (a) of this Section 10.06 or to add additional provisions related to the limitations imposed on the Note Guarantee of a Future Guarantor,

then upon the deliver of an Officers' Certificate and Opinion of Counsel reasonably satisfactory to the Trustee, the Company shall be entitled to amend such clauses or add such additional provisions (including any related modifications to the form of Guarantee attached hereto as Exhibit G), as the case may be, in order for the Note Guarantee of a Guarantor not to so violate applicable law.

                                 ARTICLE ELEVEN

                 SECURITY DOCUMENTS; PROCEEDS SHARING AGREEMENT

SECTION 11.01.    Security Documents.
                  -------------------

         In order to secure the due and punctual payment of the principal, premium, if any, and interest on the Notes, when the same shall be due and payable, whether on an Interest Payment Date, at the Maturity Date, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture, the Notes and the Note Guarantees, the Company and the Guarantors shall, on the Issue Date, enter into each Security Document which by its terms requires such Guarantor to become a party thereto. Any Subsidiary of Parent who, after the Issue Date, becomes a Guarantor under this Indenture shall, upon becoming a Guarantor under this Indenture, become a party to each applicable Security Document. Each Holder, by accepting a Note, consents and agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the terms of the Security Documents and this Indenture, and authorizes and directs the Trustee to enter into the Security Documents on its behalf and on behalf of such Holder, to appoint the Collateral Agents to serve as collateral agents and representatives of the Trustee and such Holder thereunder and in accordance therewith and to perform its obligations and exercise its rights thereunder and in accordance therewith. The Company shall deliver to the Trustee copies of all documents delivered to the Collateral Agents pursuant to the Security Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee and the Collateral Agents the security interest in the Collateral contemplated by this Indenture, the Security Documents or any part hereof or thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Note Guarantees secured thereby, according to the intent and purposes herein and therein expressed. The Company shall take, upon the written request of the Trustee (to the extent the Trustee is permitted to make such request under the Security Documents), any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the obligations of the Company under this Indenture, the Notes and the Note Guarantees, a valid and enforceable perfected Lien on and security interest in all of the Collateral, in favor of the Collateral Agents for the benefit of the Holders, the Trustee and other Persons for whose benefit the Collateral Agent or Trustee, as applicable, acts pursuant to the Security Documents.

         The Trustee shall, upon receipt of an Officers' Certificate designating any amendment, refinancing successor or replacement agreement to the New Credit Facility as a New Credit Facility pursuant to the definition of New Credit Facility, (i) acknowledge in writing to the Company that, as may be requested in the Officers' Certificate, the Security Documents and, if applicable, the Proceeds Sharing Agreement shall be applicable to the obligations of Parent or any of its Subsidiaries pursuant to such New Credit Facility, or (ii) execute new Security Documents and, if applicable, a Proceeds Sharing Agreement on substantially identical terms as the existing Security Documents and Proceeds Sharing Agreement, with such changes therein as are necessary to reflect such New Credit Facility and the parties thereto. Any collateral held by a Collateral Agent (as defined in the applicable Security Documents) for the benefit of the Holders shall constitute Collateral for purposes of this Indenture.

         The Company covenants and agrees with the Trustee and each Holder that, for so long as the Notes shall be secured by a Lien on any Collateral, the Notes shall be secured by a pledge of 100% of the Equity Interests in the Pledged Holdco pursuant to the Security Documents.

SECTION 11.02.    Recordings and Opinions.
                  ------------------------

         (a) The Company and the Guarantors shall take or cause to be taken all action required under the Security Documents to maintain, perfect, preserve and protect the Lien on and security interests in the Collateral granted by the Security Documents, to the extent required thereby, including, but not limited to, causing all financing statements, mortgages, the Security Documents (or a short form version thereof) and other instruments of further assurance, including, without limitation, continuation statements covering security interests in personal property, to be promptly recorded, registered and filed, and at all times to be kept recorded, and shall execute and file such financing statements and cause to be issued and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents to all property comprising the Collateral. The Company shall from time to time promptly pay and discharge all mortgage and financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance required hereto or pursuant to the Security Documents. Notwithstanding the foregoing, the Trustee shall not have any duty or obligation to ascertain whether any such taxes are required to be paid at any time, and the determination referred to in the preceding sentence shall only be made by the Trustee upon receipt of written notice that such taxes are due and owing.

         (b) The Company shall furnish or cause to be addressed and furnished to the Trustee:

          (1) at the time of execution and delivery of this Indenture, Opinions of Counsel substantially in the form of the opinions of counsel delivered on the Issue Date to the Bank Agents, any Collateral Agent and/or the Initial Purchasers relating to any of the Collateral and/or the Security Documents; and

          (2) at the time of delivery thereof after the Issue Date, Opinions of Counsel substantially in the form of any opinions of counsel delivered after the Issue Date to the Bank Agents or any Collateral Agent relating to any of the Collateral and/or the Security Documents.

         (c) The Company and the Guarantors shall at all times comply with the provisions of TIAss.314(b) as then in effect.

SECTION 11.03.    Possession, Use and Release of Collateral.
                  ------------------------------------------

         (a) Each Holder, by accepting a Note, consents and agrees to the provisions of the Security Documents governing the possession, use and release of Collateral. Without limiting the generality of the foregoing, each Holder, by accepting a Note, consents and agrees that Collateral may, and, as applicable, shall, be released or substituted only in accordance with the terms of the Security Documents; provided that Collateral may be released under this Indenture and the Security Documents with the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, as provided under
Section 8.02(c).

         (b) Notwithstanding the foregoing, the release of any Collateral from the Lien and security interest created by this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents.

         (c) The fair value of Collateral released from the Liens and security interest created by this Indenture and the Security Documents pursuant to the terms of the Security Documents shall not be considered in determining whether the aggregate fair value of the Collateral released from the Liens and security interest created by this Indenture and the Security Documents in any calendar year exceeds the 10% threshold specified in TIA ss. 314(d)(1). It is expressly understood that Section 11.08 and this Section 11.03 relate only to the Company's and the Guarantor's obligations under the TIA and shall not restrict or otherwise affect the Company's and the Guarantor's rights or abilities to release Collateral pursuant to the terms of the Credit Facility and the Security Documents or as otherwise permitted by the Lenders.

SECTION 11.04.    Suits To Protect Collateral.
                  ---------------------------

         Subject to the provisions of Sections 7.01 and 7.02, the Trustee may, subject to the provisions of the Security Documents, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agents to take all actions it deems necessary or appropriate in order to enforce any of the terms of the Security Documents and collect and receive any and all amounts payable in respect of the obligations of the Company and the Guarantors under this Indenture, the Notes and the Note Guarantees. Subject to the provisions of the Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien and security interest created by this Indenture and the Security Documents or be prejudicial to the interests of the Holders or the Trustee).

SECTION 11.05.    Purchaser Protected.
                  -------------------

         In no event shall any purchaser in good faith of any property purported to be released from the Lien and security interest created by this Indenture and the Security Documents be bound to ascertain the authority of the Trustee or the applicable Collateral Agent, as the case may be, to execute the release or to inquire as to the satisfaction of any conditions required by the provisions of this Indenture or the Security Documents for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article Eleven and the Security Documents to be sold be under obligation to ascertain or inquire into the authority of the Company or any Guarantor to make any such sale or other transfer.

SECTION 11.06.    Powers Exercisable by Receiver or Trustee.
                  ------------------------------------------

         In case Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Eleven and the Security Documents upon the Company and the Guarantors with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers of the Company or a Guarantor required by the provisions of this Article Eleven.

SECTION 11.07.    Determinations Relating to Collateral.
                  -------------------------------------

         In the event (i) the Trustee shall receive any written request from the Company or any Guarantor under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company's or any Guarantor's obligations with respect thereto, (ii) there shall be required from the Trustee under the provisions of any Security Document any performance or the delivery of any instrument or (iii) a Responsible Officer of the Trustee shall become aware of any nonperformance by the Company or any Guarantor of any covenant or any breach of any representation or warranty of the Company or any Guarantor set forth in any Security Document, and, in the case of clause (i), (ii) or (iii) above, the Trustee's response or action is not otherwise specifically contemplated hereunder (including, without limitation, Section 8.01) or under the applicable Security Documents, then, in each such event, the Trustee shall, within seven Business Days, advise the Holders, in writing and at the Company's expense, of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the nonperformance or breach of which the Trustee has become aware. Subject to
Section 8.02(c)(i), the Holders of not less than a majority in aggregate principal amount of the outstanding Notes pursuant to Section 6.05 shall have the exclusive authority to direct the Trustee's response to any of the circumstances contemplated in clauses (i), (ii) and (iii) above. In the event the Trustee shall be required to respond to any of the circumstances contemplated in this Section 11.07, the Trustee shall not be required so to respond unless it shall have received written authority by not less than a majority in aggregate principal amount of the outstanding Notes (subject to Section 8.02(c)(i)); provided that the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach (the expenses of which shall be reimbursed to the Trustee pursuant to Section 7.07). The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by a majority of Holders pursuant to Section 6.05.

SECTION 11.08.    Certificates of the Company and the Guarantors.
                  ----------------------------------------------

         To the extent applicable, the Company and the Guarantors shall comply (or cause compliance) with TIA ss. 313(b), relating to reports, and TIA ss. 314(d), relating to the release of property or securities from the Lien and security interest of this Indenture and the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of this Indenture and the Security Documents. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Company or a Guarantor, as applicable, except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the applicable Collateral Agent in the exercise of reasonable care.

SECTION 11.09.    Certificates of the Trustee.
                  ---------------------------

         In the event that the Company or any Guarantor wishes to release Collateral in accordance with this Indenture and the Security Documents and has delivered the certificates and documents required by this Indenture and the Security Documents, the Trustee shall determine whether it has received all documentation required by TIA ss. 314(d) in connection with such release and, based on the Opinion of Counsel delivered pursuant to Section 12.04(2), shall deliver a certificate to the applicable Collateral Agent setting forth such determination. The Trustee, however, shall have no duty to confirm the legality or validity of such documents, its sole duty being to certify that it has received such documentation which on their face conform to TIA ss. 314(d).

SECTION 11.10.    Termination of Security Interest.
                  --------------------------------

         In the event that the Company delivers an Officers' Certificate certifying that its obligations under this Indenture and the Notes have been satisfied and discharged by complying with the provisions of Article Nine, and such other documents and/or funds as are required to be delivered or paid pursuant to Article Nine, the Trustee shall notify the Collateral Agents under the Security Documents that such obligations have been satisfied and discharged in accordance with the terms of this Indenture, and shall take such other actions in connection therewith as may be required or contemplated by the Security Documents to be taken by the Trustee.

SECTION 11.11.    Euro Collateral Agent as Joint Creditor.
                  ---------------------------------------

         Each party to this Indenture and the Noteholders agree that, for so long as the obligations under this Indenture and the Notes shall be secured by any Collateral, the Euro Collateral Agent (and any agent or sub-agent of the Euro Collateral Agent) shall be the joint and several creditor (together with the relevant Noteholder) of each and every obligation of the Company and the Guarantors towards each of the Noteholders under or in connection with this Indenture and the Notes, and that accordingly the Euro Collateral Agent (and any agent or sub-agent of the Euro Collateral Agent) will have its own and independent right to demand performance by the Company and the Guarantors of those obligations. However, any discharge of any such obligation towards the Euro Collateral Agent (and any agent or sub-agent of the Euro Collateral Agent) or the relevant Noteholder shall, to the same extent, discharge the corresponding obligation towards the other.

SECTION 11.12.    Matters Relating to Proceeds Sharing Agreement.
                  ----------------------------------------------

         (a) The rights of the Holders of the Notes and the Trustee under this Indenture, the Notes, the Note Guarantees and the Security Documents shall be subject to the provisions of the Proceeds Sharing Agreement. Each Holder, by its acceptance of a Note, consents and agrees to all of the terms and provisions of the Proceeds Sharing Agreement, as the same may be amended from time to time pursuant to the terms of the Proceeds Sharing Agreement and this Indenture, and authorizes and directs the Trustee to enter into the Proceeds Sharing Agreement on its behalf and on behalf of such Holder, to appoint the Sharing Agent to serve as global participation and proceeds sharing agent and representative of the Trustee and such Holder thereunder and in accordance therewith and to perform its obligations and exercise its rights thereunder and in accordance therewith.

         (b) Subject to the provisions of Sections 7.01 and 7.02 and the Proceeds Sharing Agreement, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Sharing Agent to take all actions it deems necessary or appropriate in connection with the Proceeds Sharing Agreement. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to preserve or protect its rights and interests and the rights and interests of the Holders of the Notes under the Proceeds Sharing Agreement (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would be prejudicial to the rights and interests of the Holders or to the Trustee).

         (c) In the event (i) the Trustee shall receive any written request from any party to the Proceeds Sharing Agreement for consent or approval with respect to any matter or thing relating to the Proceeds Sharing Agreement, (ii) there shall be required from the Trustee under the provisions of the Proceeds Sharing Agreement any performance or the delivery of any instrument or (iii) a Responsible Officer of the Trustee shall become aware of any nonperformance by any party thereto of any covenant or any breach of any representation or warranty set forth in Proceeds Sharing Agreement, and, in the case of clause
(i), (ii) or (iii) above, the Trustee's response or action is not otherwise specifically contemplated hereunder (including, without limitation, Sec-tion 8.01) or under the Proceeds Sharing Agreement, then, in each such event, the Trustee shall, within seven Business Days, advise the Holders, in writing and at the Company's expense, of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the nonperformance or breach of which the Trustee has become aware. Subject to
Section 8.02, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes pursuant to Section 6.05 shall have the exclusive authority to direct the Trustee's response to any of the circumstances contemplated in clauses (i), (ii) and (iii) above. In the event the Trustee shall be required to respond to any of the circumstances contemplated in this
Section 11.12, the Trustee shall not be required so to respond unless it shall have received written authority by not less than a majority in aggregate principal amount of the outstanding Notes (subject to Section 8.02); provided that the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach (the expenses of which shall be reimbursed to the Trustee pursuant to Section 7.07). The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by a majority of Holders pursuant to Section 6.05.

         (d) Unless otherwise provided in the Proceeds Sharing Agreement, upon the occurrence and during the continuance of a Triggering Event under the Proceeds Sharing Agreement, the Trustee shall direct the Company any each Guarantor to make all payments in respect of the Notes and the Note Guarantees to the Sharing Agent under the Proceeds Sharing Agreement. In the event that notwithstanding the foregoing, the Trustee or any Holder, shall have received any payment prohibited by the foregoing provisions, then and in such event such payment shall be paid over and delivered forthwith to the Sharing Agent to be held and distributed in accordance with the terms of the Proceeds Sharing Agreement.

         (e) Until the termination of the Proceeds Sharing Agreement in accordance with the terms thereof, the Trustee will cause to be clearly, conspicuously and prominently inserted on the face of each Note the following legend:

         THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBJECT TO IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN GLOBAL PARTICIPATION AND PROCEEDS SHARING AGREEMENT DATED AS OF FEBRUARY 26, 2003 AMONG CITICORP NORTH AMERICA, INC., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT, CITIBANK INTERNATIONAL PLC, AS UK ADMINISTRATIVE AGENT, CITICORP TRUSTEE COMPANY LIMITED, AS EURO COLLATERAL AGENT, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, AS TRUSTEE, CITICORP NORTH AMERICA, INC., AS SHARING AGENT, AND THE OTHER PERSONS WHO MAY BECOME PARTIES THERETO FROM TIME TO TIME, AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE GLOBAL PARTICIPATION AND PROCEEDS SHARING AGREEMENT.

         (f) The Trustee shall promptly notify the Company of the occurrence of the termination of the Proceeds Sharing Agreement.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS


SECTION 12.01.    Trust Indenture Act Controls.
                  -----------------------------

         If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

         The provisions of TIA ss.ss. 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 12.02.    Notices.
                  --------

         Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

                  If to the Company or any Guarantor:

                           Crown European Holdings SA
                           Le Colisee I
                           Rue Fructidor
                           75830 Paris Cedex 17
                           France
                           Attn:  William R. Apted
                           Telephone:    33 1 4918 4000
                           Facsimile:    33 1 4918 4001

                  With copies to:

                           Crown Holdings, Inc.
                           One Crown Way
                           Philadelphia, PA  19154-4599
                           Attn:  General Counsel
                           Telephone:    (215) 698-5100
                           Facsimile:    (215) 676-6011
                  and:

                           Dechert LLP
                           4000 Bell Atlantic Tower
                           1717 Arch Street
                           Philadelphia, PA  19103
                           Attn:  William G. Lawlor
                           Telephone:    (215) 994-4000
                           Facsimile:    (215) 994-2222

                  and:

                           Jeantet Associes
                           87, avenue Kleber
                           75784 Paris Cedex 16
                           France
                           Attn:  Philippe Portier/Jean-Maurice Gaillard
                           Telephone:    +331 45 05 80 08
                           Facsimile:    +331 47 04 87 98

                  If to the Trustee:

                           Wells Fargo Bank Minnesota, National Association Corporate Trust Services
                           Sixth Street & Marquette Avenue
                           Minneapolis, MN  55479
                           Attn:  Jeffery Rose
                           Telephone:    (612) 667-0337
                           Facsimile:    (612) 667-9825

         The Company, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

         In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 12.03.    Communications by Holders with Other Holders.
                  --------------------------------------------

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar, each Agent and anyone else shall have the protection of TIA ss. 312(c).

SECTION 12.04.    Certificate and Opinion as to Conditions Precedent.
                  --------------------------------------------------

         Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor shall furnish to the Trustee:

          (1) an Officers' Certificate (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 12.05.    Statements Required in Certificate and Opinion.
                  -----------------------------------------------

         Each certificate and opinion with respect to compliance by or on behalf of the Company or any Guarantor with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 12.06.    Rules by Trustee and Agents.
                  ---------------------------

         The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 12.07.    Business Days; Legal Holidays.
                  -----------------------------

         A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday or other day on which commercial banks in The City of New York, the State of New York or London,

England are authorized or required by law to close. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08.    Governing Law.
                  --------------

         This Indenture, the Notes and the Note Guarantees shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

SECTION 12.09.    No Adverse Interpretation of Other Agreements.
                  ---------------------------------------------

         This Indenture may not be used to interpret another indenture, loan, security or debt agreement of Parent or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 12.10.    Successors.
                  ----------

         All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Agents in this Indenture shall bind its successor.

SECTION 12.11.    Multiple Counterparts.
                  ---------------------

         The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 12.12.    Table of Contents, Headings, etc.
                  --------------------------------

         The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.13.    Separability.
                  ------------

         Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.14. Agent for Service; Submission to Jurisdiction; Waiver of
               --------------------------------------------------------
               Immunities.
               ----------

         (a) By the execution and delivery of this Indenture, the Company and each Guarantor (i) acknowledges that it has irrevocably designated and appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011 (and any successor entity) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture, the Notes, the Note Guarantees and the Security Documents that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan or brought under Federal or state securities laws, and acknowledges that CT Corporation System has accepted such designation, (ii) irrevocably submits to the jurisdiction of any such court in any such suit or proceeding and (iii) agrees that service of process upon CT Corporation System and written notice of said service to the Company in accordance with this Section 12.14 shall be deemed in every respect effective service of process upon the Company or any Guarantor, if any, in any such suit or proceeding. The Company and each Guarantor further agrees to take any and all such action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Indenture shall be in full force and effect or any of the Notes shall be outstanding; provided, however, that the Company or any Guarantor may, by written notice to the Trustee, designate such additional or alternative agent for service of process under this Section 12.14 that (i) maintains an office located in the Borough of Manhattan, The City of New York, the State of New York, (ii) is a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 12.14. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, the State of New York.

         (b) To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under each of this Indenture, the Notes, the Note Guarantees and the Security Documents. In addition, the Company and each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-mentioned courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue for such suit is improper, or that this Indenture, the Notes, the Note Guarantees or the Security Documents or the subject matter hereof or thereof may not be enforced in such courts.

         (c) The Company and the Guarantors agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 12.14 shall affect the right of the Trustee to serve legal process in any other manner permitted by law or affect the right of the Trustee to bring any action or proceeding against the Company or any Guarantor or its property in the courts of any other jurisdictions.

SECTION 12.15. Currency of Account; Conversion of Currency; Foreign Exchange
               -------------------------------------------------------------
               Restrictions.
               ------------

         (a) U.S. Dollars are the sole currency of account and payment for all sums payable by the Company and the Guarantors under or in connection with the Dollar Notes, the Note Guarantees of the Dollar Notes or this Indenture to the extent it relates to the Dollar Notes, including damages related thereto, and Euros are the sole currency of account and payment for all sums payable by the Company and the Guarantors under or in connection with the Euro Notes, the Note Guarantees of the Euro Notes or this Indenture to the extent it relates to the Euro Notes, including damages related thereto. Any amount received or recovered in a currency other than U.S. Dollars by a Holder of Dollar Notes or Euro by a Holder of Euro Notes (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) in respect of any sum expressed to be due to it from the Company shall only constitute a discharge to the Company to the extent of the U.S. Dollar or Euro amount, as the case may be, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar or Euro amount is less than the U.S. Dollar or Euro amount expressed to be due to the recipient under the applicable Notes, the Company shall indemnify it against any loss sustained by it as a result as set forth in Section 12.15(b). In any event, the Company and the Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 12.15, it will be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars or Euros, as the case may be, been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars or Euros, as applicable, on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). The indemnities set forth in this Section 12.15 constitute separate and independent obligations from other obligations of the Company and the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of the Notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Notes.

         (b) The Company and the Guarantors, jointly and severally, covenant and agree that the following provisions shall apply to conversion of currency in the case of the Notes, the Note Guarantees and this Indenture:

          (1) (A) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the "Judgment Currency") an amount due in any other currency (the "Base Currency"), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

               (B) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company and the Guarantors will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

          (2) In the event of the winding-up of the Company or any Guarantor at any time while any amount or damages owing under the Notes, the Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company and the Guarantors shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the Applicable Currency Equivalent of the amount due or contingently due under the Notes, the Guarantees and this Indenture (other than under this subsection (b)(2)) is calculated for the purposes of such winding-up and (ii) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b)(2), the final date for the filing of proofs of claim in the winding-up of the Company or any Guarantor shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company or such Guarantor may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

         (c) The obligations contained in subsections (a), (b)(1)(B) and (b)(2) of this Section 12.15 shall constitute separate and independent obligations from the other obligations of the Company and the Guarantors under this Indenture, shall give rise to separate and independent causes of action against the Company and the Guarantors, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company or any Guarantor for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(2) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or any Guarantor or the liquidator or otherwise or any of them. In the case of subsection (b)(2) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

         (d) The term "rate(s) of exchange" shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in subsections (b)(1) and (b)(2) above and includes any premiums and costs of exchange payable.




                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                  CROWN EUROPEAN HOLDINGS SA,
                                           as Issuer


                                  By:    /s/ Alan W. Rutherford
                                      ------------------------------------------
                                         Name:     Alan W. Rutherford
                                         Title:    Administrateur


                                  GUARANTORS:

                                  CROWN CORK & SEAL COMPANY, INC.


                                  By:    /s/ Alan W. Rutherford
                                      ------------------------------------------
                                         Name:     Alan W. Rutherford
                                         Title:    Executive Vice President and
                                                   Chief Financial Officer


                                  Attest:


                                  By:    /s/ Michael B. Burns
                                      ------------------------------------------
                                         Name:     Michael B. Burns
                                         Title:    Vice President and Treasurer


                                  CROWN CONSULTANTS, INC.
                                  CROWN CORK & SEAL TECHNOLOGIES
                                           CORPORATION
                                     CROWN BEVERAGE PACKAGING, INC.
                                     CROWN CORK DE PUERTO RICO, INC.
                                     FOREIGN MANUFACTURERS FINANCE
                                              CORPORATION
                                     NATIONWIDE RECYCLERS' INC.
                                     RISDON-AMS (USA), INC.
                                     CENTRAL STATES CAN CO. OF PUERTO
                                              RICO, INC.
                                     EYELET, INC.
                                     EYELET SPECIALTY CO., INC.
                                     CROWN FINANCIAL MANAGEMENT, INC.
                                     HOCKING VALLEY LEASING COMPANY
                                     ZELLER PLASTIK, INC.
                                     CROWN OVERSEAS INVESTMENTS
                                              CORPORATION

                                  By:    /s/ Michael B. Burns
                                      ------------------------------------------
                                         Name:     Michael B. Burns
                                         Title:    Vice President and Treasurer


                                  CROWN CORK & SEAL AMERICAS, INC.


                                  By:    /s/ Michael B. Burns
                                      ------------------------------------------
                                         Name:     Michael B. Burns
                                         Title:    Vice President and Treasurer


                                  CROWN CORK & SEAL COMPANY (USA),
                                           INC.


                                  By:    /s/ Patrick D. Szmyt
                                      ------------------------------------------
                                         Name:     Patrick D. Szmyt
                                         Title:    Senior Vice President, CFO
                                                   and Treasurer


                                  CROWN CORK & SEAL COMPANY (PA),
                                           INC.


                                  By:    /s/ Alan W. Rutherford
                                      ------------------------------------------
                                         Name:     Alan W. Rutherford
                                         Title:    President


                                  CROWN FINANCIAL CORPORATION


                                  By:    /s/ Patrick D. Szmyt
                                      ------------------------------------------
                                         Name:     Patrick D. Szmyt
                                         Title:    Senior Vice President, CFO
                                                   and Treasurer


                                  CROWN NEW DELAWARE HOLDINGS,
                                           INC.


                                  By:    /s/ Michael B. Burns
                                      ------------------------------------------
                                         Name:     Michael B. Burns
                                         Title:    Vice President and Treasurer


                                  CCK INVESTMENTS LLC

                                  By:    /s/ Michael B. Burns
                                      ------------------------------------------
                                         Name:     Michael B. Burns
                                         Title:    Vice President and Treasurer


                                  CCK UK INVESTMENTS LLC


                                  By:    /s/ Michael B. Burns
                                      ------------------------------------------
                                         Name:     Michael B. Burns
                                         Title:    Vice President and Treasurer


                                  CCK DEUTSCHLAND INVESTMENTS LLC


                                  By:    /s/ Michael B. Burns
                                      ------------------------------------------
                                         Name:     Michael B. Burns
                                         Title:    Vice President and Treasurer


                                  CROWN CANADA INVESTMENTS LLC


                                  By:    /s/ Michael B. Burns
                                      ------------------------------------------
                                         Name:     Michael B. Burns
                                         Title:    Vice President and Treasurer


                                  CCK MEXICAN INVESTMENTS LLC


                                  By:    /s/ Michael B. Burns
                                      ------------------------------------------
                                         Name:     Michael B. Burns
                                         Title:    Vice President and Treasurer


                                  CROWN INTERNATIONAL HOLDINGS,
                                           INC.


                                  By:    /s/ Michael B. Burns
                                      ------------------------------------------
                                         Name:     Michael B. Burns
                                         Title:    Vice President and Treasurer


                                  CROWN HOLDINGS, INC.

                                  By:    /s/ Alan W. Rutherford
                                      ------------------------------------------
                                         Name:     Alan W. Rutherford
                                         Title:    Executive Vice President and
                                                   Chief Financial Officer


                                  CROWN HOLDINGS (PA), LLC
                                           (formerly Crown Holdings, LLC)


                                  By:    /s/ Michael B. Burns
                                      ------------------------------------------
                                         Name:     Michael B. Burns
                                         Title:    Vice President and Treasurer


                                  CROWN Cork & Seal Company (DE),
                                           LLC
                                           (formerly Crown Cork & Seal Company,
                                           LLC)


                                  By:    /s/ Michael B. Burns
                                      ------------------------------------------
                                         Name:     Michael B. Burns
                                         Title:    Vice President and Treasurer


                                  CROWN CORK COMPANY BELGIUM NV


                                  By:    /s/ John Davidson
                                      ------------------------------------------
                                         Name:     John Davidson
                                         Title:    Attorney


                                  CROWN CORK & SEAL CANADA INC.


                                  By:    /s/ Michael B. Burns
                                      ------------------------------------------
                                         Name:     Michael B. Burns
                                         Title:    Vice President and Treasurer


                                  889273 ONTARIO INC.


                                  By:    /s/ Adrian Cobbold
                                      ------------------------------------------
                                         Name:     Adrian Cobbold
                                         Title:    Secretary


                                  RISDON-AMS (CANADA), INC.

                                  By:    /s/ Adrian Cobbold
                                      ------------------------------------------
                                         Name:     Adrian Cobbold
                                         Title:    Secretary


                                  ZELLER PLASTIK CANADA, INC.


                                  By:    /s/ Adrian Cobbold
                                      ------------------------------------------
                                         Name:     Adrian Cobbold
                                         Title:    Secretary


                                  Z.P. France


                                  By:    /s/ John Davidson
                                      ------------------------------------------
                                         Name:     John Davidson
                                         Title:    Attorney


                                  Societe de Participations
                                         CarnaudMetalbox


                                  By:    /s/ John Davidson
                                      ------------------------------------------
                                         Name:     John Davidson
                                         Title:    Attorney


                                  Astra Plastique S.A.S.


                                  By:    /s/ John Davidson
                                      ------------------------------------------
                                         Name:     John Davidson
                                         Title:    Attorney


                                  POLYFLEX S.A.


                                  By:    /s/ John Davidson
                                      ------------------------------------------
                                         Name:     John Davidson
                                         Title:    Attorney


                                  LA FRANCAISE DE DEVELOPMENT DE
                                         LA BOITE BOISSONS (SOFREB)

                                  By:    /s/ John Davidson
                                      ------------------------------------------
                                         Name:     John Davidson
                                         Title:    Attorney


                                  Crown Cork Company France SA


                                  By:    /s/ John Davidson
                                      ------------------------------------------
                                         Name:     John Davidson
                                         Title:    Attorney


                                  CARNAUDMETALBOX DEUTSCHLAND
                                           GMBH


                                  By:    /s/ Martin Bouchon
                                      ------------------------------------------
                                         Name:     Martin Bouchon
                                         Title:    Attorney


                                  CROWN BENDER GMBH


                                  By:    /s/ Martin Bouchon
                                      ------------------------------------------
                                         Name:     Martin Bouchon
                                         Title:    Attorney


                                  ZUCHNER VERPACKUNGEN


                                  By:    /s/ Martin Bouchon
                                      ------------------------------------------
                                         Name:     Martin Bouchon
                                         Title:    Attorney


                                  ZUCHNER VERSCHLUSSE GMBH


                                  By:    /s/ Martin Bouchon
                                      ------------------------------------------
                                         Name:     Martin Bouchon
                                         Title:    Attorney


                                  ZUCHNER & GRUSS
                                           METALLVERPACKUNGEN

                                  By:    /s/ Martin Bouchon
                                      ------------------------------------------
                                         Name:     Martin Bouchon
                                         Title:    Attorney


                                  CARNAUDMETALBOX
                                           NAHRUNGSMIT TELDOSEN


                                  By:    /s/ Martin Bouchon
                                      ------------------------------------------
                                         Name:     Martin Bouchon
                                         Title:    Attorney


                                  ZELLER PLASTIK GMBH


                                  By:    /s/ Martin Bouchon
                                      ------------------------------------------
                                         Name:     Martin Bouchon
                                         Title:    Attorney


                                  RAKU RASTATT GMBH


                                  By:    /s/ Martin Bouchon
                                      ------------------------------------------
                                         Name:     Martin Bouchon
                                         Title:    Attorney


                                  ZELLER ENGINEERING GMBH


                                  By:    /s/ Martin Bouchon
                                      ------------------------------------------
                                         Name:     Martin Bouchon
                                         Title:    Attorney


                                  CROWN CORK & SEAL DEUTSCHLAND
                                           HOLDINGS GmbH
                                           (formerly Wehrstedt GmbH)


                                  By:    /s/ Martin Bouchon
                                      ------------------------------------------
                                         Name:     Martin Bouchon
                                         Title:    Attorney


                                  ENVASES GENERALES CROWN S.A. DE
                                           C.V.

                                  By:    /s/ William S. Filotas
                                      ------------------------------------------
                                         Name:     William S. Filotas
                                         Title:    Legal Representative


                                  ZELLER PLASTIK DE MEXICO S.A. DE C.V.


                                  By:    /s/ Gerardo Orta G.
                                      ------------------------------------------
                                         Name:     Gerardo Orta G.
                                         Title:    Legal Representative


                                  CROWN CORK AG SWITZERLAND


                                  By:    /s/ John Davidson
                                      ------------------------------------------
                                         Name:     John Davidson
                                         Title:    Attorney


                                  CROWN OBRIST AG (SWITZERLAND)


                                  By:    /s/ John Davidson
                                      ------------------------------------------
                                         Name:     John Davidson
                                         Title:    Attorney


                                  BMW VOGEL (SWITZERLAND)


                                  By:    /s/ John Davidson
                                      ------------------------------------------
                                         Name:     John Davidson
                                         Title:    Attorney


                                  CROWN UK HOLDINGS LIMITED


                                  By:    /s/ John Davidson
                                      ------------------------------------------
                                         Name:     John Davidson
                                         Title:    Attorney


                                  CROWN CORK COMPANY LIMITED

                                  By:    /s/ John Davidson
                                      ------------------------------------------
                                         Name:     John Davidson
                                         Title:    Attorney


                                  CARNAUDMETALBOX OVERSEAS
                                           LIMITED


                                  By:    /s/ John Davidson
                                      ------------------------------------------
                                         Name:     John Davidson
                                         Title:    Attorney


                                  CROWN CORK & SEAL FINANCE PLC


                                  By:    /s/ John Davidson
                                      ------------------------------------------
                                         Name:     John Davidson
                                         Title:    Attorney


                                  CARNAUDMETALBOX PLC


                                  By:    /s/ John Davidson
                                      ------------------------------------------
                                         Name:     John Davidson
                                         Title:    Attorney


                                  UNITED CLOSURES AND PLASTICS PLC


                                  By:    /s/ John Davidson
                                      ------------------------------------------
                                         Name:     John Davidson
                                         Title:    Attorney


                                  CARNAUDMETALBOX ENGINEERING PLC


                                  By:    /s/ John Davidson
                                      ------------------------------------------
                                         Name:     John Davidson
                                         Title:    Attorney


                                  MASSMOULD HOLDINGS LIMITED


                                  By:    /s/ John Davidson
                                      ------------------------------------------
                                         Name:     John Davidson
                                         Title:    Attorney

                                  SPECIALTY PACKAGING (UK) PLC


                                  By:    /s/ John Davidson
                                      ------------------------------------------
                                         Name:     John Davidson
                                         Title:    Attorney


                                  CarnaudMetalbox Group UK
                                         Limited


                                  By:    /s/ John Davidson
                                      ------------------------------------------
                                         Name:     John Davidson
                                         Title:    Attorney

                                  CROWN DEVELOPPEMENT S.N.C.


                                  By:    /s/ John Davidson
                                      ------------------------------------------
                                         Name:     John Davidson
                                         Title:    Attorney

                                  WELLS FARGO BANK MINNESOTA,
                                      NATIONAL ASSOCIATION, as Trustee


                                  By:               /s/ Jeffrey Rose
                                           --------------------------
                                  Name:    Jeffery Rose
                                  Title:   Corporate Trust Officer

                                                                     EXHIBIT A-1


                        [FORM OF RESTRICTED DOLLAR NOTE]

                           CROWN EUROPEAN HOLDINGS SA

               9 1/2% SECOND PRIORITY SENIOR SECURED NOTE DUE 2011

                   [Insert Global Note Legend, if applicable]

                        [Insert Private Placement Legend]

            [Insert Proceeds Sharing Agreement Legend, if applicable]




                                                            No.  [ ]
                                                            Common Code No. [ ]


         CROWN EUROPEAN HOLDINGS SA, a French societe anonyme, as issuer (the "Company"), for value received, promises to pay to [ ] or registered assigns the
principal sum of [                     ] on March 1, 2011.

Interest Payment Dates:    March 1 and September 1 commencing September 1, 2003.

Record Dates:         February 15 and August 15 (whether or not a Business Day).

     Reference is made to the further provisions of this Dollar Note contained herein, which will for all purposes have the same effect as if set forth at this place.



                                       A-1-1

         IN WITNESS WHEREOF, the Company has caused this Dollar Note to be signed manually or by facsimile by two of its duly authorized officers.

                           CROWN EUROPEAN HOLDINGS SA


                           By: ______________________
                                  Name:
                                  Title:




                           By: ______________________
                                  Name:
                                  Title:



                                     A-1-2

                          Certificate of Authentication

     This is one of the 9 1/2% Second Priority Senior Secured Notes due 2011 referred to in the within-mentioned Indenture.

                                          WELLS FARGO BANK MINNESOTA,
                                              NATIONAL ASSOCIATION, as Trustee


                                         By: ______________________


Dated:  [                         ]





                                     A-1-3

                   [FORM OF REVERSE OF RESTRICTED DOLLAR NOTE]

                           CROWN EUROPEAN HOLDINGS SA

               9 1/2% SECOND PRIORITY SENIOR SECURED NOTE DUE 2011


         1. Interest. CROWN EUROPEAN HOLDINGS SA, a French societe anonyme, as issuer (the "Company"), promises to pay interest on the principal amount set forth on the face hereof at a rate of 9.50% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including February 26, 2003 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each March 1 and September 1, commencing September 1, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Dollar Notes.

         2. Method of Payment. The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on February 15 or August 15 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Dollar Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in U.S. Dollars. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Dollar Notes.

         3. Paying Agent and Registrar. Initially, Wells Fargo Bank Minnesota, National Association (the "Trustee") will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. The Company or any Affiliate thereof may act as Paying Agent or Registrar.

         4. Indenture. The Company issued the Dollar Notes under an Indenture dated as of February 26, 2003 (the "Indenture") among the Company, the Guarantors and the Trustee. This is one of an issue of Dollar Notes of the Company issued, or to be issued, under the Indenture. The terms of the Dollar Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as amended from time to time. The Dollar Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

         5. Optional Redemption.

         (a) On and after March 1, 2007, the Company may redeem the Dollar Notes, at its option, in whole at any time or in part from time to time, at the following redemption prices, expressed as percentages of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the twelve-month period commencing on March 1 of any year set forth below:

         Year                                                         Percentage
         ----                                                         ----------
         2007...............................................           104.750%
         2008...............................................           102.375%
         2009 and thereafter................................           100.000%

         (b) In addition, on or prior to March 1, 2007, the Company may redeem the Dollar Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Make-Whole Redemption Date, plus the applicable Make-Whole Premium (a "Make-Whole Redemption").


                                     A-1-4

         (c) Notwithstanding the foregoing, on or prior to March 1, 2006, the Company, on one or more occasions, may, at its option, redeem up to 35% in aggregate principal amount of the Dollar Notes (including Additional Dollar Notes) originally issued under the Indenture at a redemption price equal to 109.500% of their principal amount, plus accrued and unpaid interest, if any, to the Redemption Date, with the net cash proceeds of one or more Equity Offerings by Parent to the extent that the net cash proceeds thereof are contributed to the common equity capital of the Company or are used to subscribe from the Company shares of Qualified Capital Stock of the Company; provided that (1) at least 65% in aggregate principal amount of the Dollar Notes (including Additional Dollar Notes) originally issued under the Indenture remain outstanding immediately after the occurrence of each such redemption and (2) such redemption occurs within 90 days of the date of the closing of any such Equity Offering.

         6. Redemption for Changes in Withholding Tax. The Company may, at its option, redeem all, but not less than all, of the Notes then outstanding at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the Redemption Date. This redemption applies only if as a result of any amendment to, or change in, the laws or treaties (including any rulings or regulations promulgated thereunder) of France or any other jurisdiction in which the Company or any Guarantor is organized or is a resident for tax purposes or within or through which payment is made or any political subdivision or taxing authority or agency thereof or therein (or, in the case of Additional Amounts payable by a successor Person to the Company or a Guarantor, of the jurisdiction in which such successor Person is organized or is a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein) or any amendment to or change in any official position concerning the interpretation, administration or application of such laws, treaties, rulings or regulations (including a holding by a court of competent jurisdiction), which amendment or change is effective on or after the Issue Date (or, in the case of Additional Amounts payable by a successor Person to the Company or a Guarantor, the date on which such successor Person became such pursuant to applicable provisions of this Indenture), the Company or a Guarantor has become or will become obligated to pay material Additional Amounts (pursuant to Section 4.16 of the Indenture) on the next date on which any amount would be payable with respect to the Notes and the Company or such Guarantor determines in good faith that such obligation cannot be avoided (including, without limitation, by changing the jurisdiction from which or through which payment is made) by the use of reasonable measures available to the Company or such Guarantor.

         No such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company or a Guarantor would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due or later than 180 days after such amendment or change referred to in the preceding paragraph. At the time such notice of redemption is given, such obligation to pay such Additional Amounts must remain in effect. Immediately prior to the mailing of any notice of redemption described above, the Company shall deliver to the Trustee (i) an Officers' Certificate stating that the Company is entitled to elect to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to elect to redeem have occurred and (ii) an Opinion of Counsel qualified under the laws of the relevant jurisdiction to the effect that the Company or the applicable Guarantor or such successor Person, as the case may be, has or will become obligated to pay such Additional Amounts as a result of such amendment or change.

         7. Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

         8. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.


                                     A-1-5

         9. Registration Rights Agreement. The Holder of this Note is entitled to the benefits of the Registration Rights Agreement. Capitalized terms used in this paragraph 9 and not otherwise defined have the meanings set forth in the Registration Rights Agreement.

         In the event that (i) within 90 days after the Issue Date, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission, (ii) within 210 days after the Issue Date, the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, has not been declared effective, (iii) within 240 days after the Issue Date, the Exchange Offer has not been consummated or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject, in the case of the Shelf Registration Statement, to the exceptions set forth in the Registration Rights Agreement) in connection with resales of the Initial Placement or Exchange Securities in accordance with and during the periods specified in Sections 2(c)(iii) and 3(b)(ii) of the Registration Rights Agreement (each such event referred to in clauses (i) through (iv), a "Registration Default"), then liquidated damages ("Liquidated Damages") will accrue on this Note from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Liquidated Damages will accrue at a rate equal to 0.50% per annum of the aggregate principal amount of the Notes during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum for each subsequent 90-day period during which such Registration Default continues, but in no event shall such Liquidated Damages exceed 1.50% per annum.

         10. Denominations, Transfer, Exchange. The Dollar Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Dollar Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Dollar Notes or portion of a Dollar Note selected for redemption, or register the transfer of or exchange any Dollar Notes for a period of 15 days before a mailing of notice of redemption.

         11. Persons Deemed Owners. The registered Holder of this Dollar Note may be treated as the owner of this Note for all purposes.

         12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

         13. Amendment, Supplement, Waiver, Etc. The Company and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA, providing for the assumption by a successor to the Company of its obligations to the Holders and making any change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of at least 66 2/3% in aggregate principal amount of the outstanding Notes or the consent of the Holders of the particular Notes to be affected.

         14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of Parent and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, pay dividends on, redeem or repurchase its Equity Interests, make certain investments, sell assets, create restrictions on the payment of dividends or other amounts to the Company from its Restricted Subsidiaries, enter into transactions with Affiliates, create Liens, enter into Sale and Leaseback Transactions or consolidate, merge or sell all or substan-

                                     A-1-6
tially all of the assets of Parent and its Restricted Subsidiaries and requires the Company to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to
Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

         15. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

         16. Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default occurs and is continuing under this Indenture, either the Trustee, by notice in writing to the Company, or the Holders of at least (y) 25% in aggregate principal amount of the Notes then outstanding in the case of any Event of Default arising under any of clauses (1) through (9) of
Section 6.01 and (z) a majority in principal amount of the Notes then outstanding in the case of any Event of Default arising under clause (10) of
Section 6.01 may, in each case, by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration", and the Trustee at the request of such Holders shall, declare the principal of and premium, if any, and accrued interest, if any, on the Notes to be immediately due and payable, and upon such declaration of acceleration, such principal, premium, if any, and accrued interest, if any, shall be immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) occurs with respect to Parent or the Company, the principal of and premium, if any, and accrued interest, if any, on the Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:

          (1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;

          (2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

          (3) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

          (4) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of or interest on the Notes) if it determines that withholding notice is in their best interests.


                                     A-1-7

         17. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         18. No Recourse Against Others. No director, officer, employee, incorporator, member of the Board of Directors or holder of Capital Stock of Parent or of any Restricted Subsidiary, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

         19. Discharge. The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of (i) in respect of the Dollar Notes, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof or
(ii) in respect of the Euro Notes, cash in Euros, EU Government Obligations or a combination thereof, in such amounts as will be sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

         20. Guarantees. From and after the Issue Date, the Notes will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

         21. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

         22. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         23. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  Crown European Holdings SA
                  Le Colisee I
                  Rue Fructidor
                  75830 Paris Cedex 17
                  France
                  Attn:  William R. Apted
                  Telephone:    33 1 4918 4000
                  Facsimile:    33 1 4918 4001


                                     A-1-8

                                   ASSIGNMENT

                  I or we assign and transfer this Note to:


--------------------------------------------------------------------------------
             (Insert assignee's social security or tax I.D. number)


--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

and irrevocably appoint
                        --------------------------------------------------------

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:                               Your Signature:
        ---------------------------                      -----------------------
       (Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:        ______________________________


                               SIGNATURE GUARANTEE

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



                                     A-1-9

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.08 or Section 4.12 of the Indenture, check the appropriate box:

                  ?   Section 4.08                       ?   Section 4.12

         If you want to have only part of the Note purchased by the Company pursuant to Section 4.08 or Section 4.12 of the Indenture, state the amount you elect to have purchased:

$ _________________________________________
         (multiple of $1,000)


Date:
     ---------------------------------------


               Your Signature: ___________________________________
                              (Sign exactly as your name appears on the face of this Note)


_________________________________________
         Signature Guaranteed


                               SIGNATURE GUARANTEE

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



                                     A-1-10

                                                                     EXHIBIT A-2


                         [FORM OF RESTRICTED EURO NOTE]

                           CROWN EUROPEAN HOLDINGS SA

              10 1/4% SECOND PRIORITY SENIOR SECURED NOTE DUE 2011

                   [Insert Global Note Legend, if applicable]

                        [Insert Private Placement Legend]

            [Insert Proceeds Sharing Agreement Legend, if applicable]

No.  [ ]                                                           CUSIP [ ]
                                                                ISIN No. [ ]
                                                         Common Code No. [ ]
                                                                   (euro)[ ]

         CROWN EUROPEAN HOLDINGS SA, a French societe anonyme, as issuer (the "Company"), for value received, promises to pay to [ ] or registered assigns the principal sum of [ ] on March 1, 2011.

Interest Payment Dates:   March 1 and September 1, commencing September 1, 2003.

Record Dates:      February 15 and August 15 (whether or not a Business Day).

         Reference is made to the further provisions of this Euro Note contained herein, which will for all purposes have the same effect as if set forth at this place.




                                     A-2-1

         IN WITNESS WHEREOF, the Company has caused this Euro Note to be signed manually or by facsimile by two of its duly authorized officers.

                           CROWN EUROPEAN HOLDINGS SA



                                      By: _______________________________
                                          Name:
                                          Title:



                                      By: _______________________________
                                          Name:
                                          Title:




                                     A-2-2

                          Certificate of Authentication

         This is one of the 10 1/4% Second Priority Senior Secured Notes due 2011 referred to in the within-mentioned Indenture.

                                      WELLS FARGO BANK MINNESOTA,
                                          NATIONAL ASSOCIATION, as Trustee



                                      By: _______________________________
                                          Name:
                                          Title:


                                         BANK ONE, NA, LONDON BRANCH, as
                                         Authenticating Agent



                                      By: _______________________________
                                          Name:
                                          Title:


Dated:  [                    ]



                                     A-2-3

                    [FORM OF REVERSE OF RESTRICTED EURO NOTE]

                           CROWN EUROPEAN HOLDINGS SA

              10 1/4% SECOND PRIORITY SENIOR SECURED NOTES DUE 2011


         1. Interest. CROWN EUROPEAN HOLDINGS SA, a French societe anonyme, as issuer (the "Company"), promises to pay interest on the principal amount set forth on the face hereof at a rate of 10.25% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including February 26, 2003 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each March 1 and September 1, commencing September 1, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Euro Notes.

         2. Method of Payment. The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on February 15 or August 15 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Euro Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in Euros. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Euro Notes.

         3. Paying Agent and Registrar. Initially, Bank One, NA, London Branch (the "Euro Paying Agent") will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. The Company or any Affiliate thereof may act as Paying Agent or Registrar.

         4. Indenture. The Company issued the Euro Notes under an Indenture dated as of February 26, 2003 (the "Indenture") among the Company, the Guarantors and the Trustee. This is one of an issue of Euro Notes of the Company issued, or to be issued, under the Indenture. The terms of the Euro Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as amended from time to time. The Euro Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

         5. Optional Redemption.

                  (a) On and after March 1, 2007, the Company may redeem the Euro Notes, at its option, in whole at any time or in part from time to time, at the following redemption prices, expressed as percentages of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the twelve-month period commencing on March 1 of any year set forth below:

         Year                                                        Percentage
         ----                                                        ----------
         2007...............................................          105.125%
         2008...............................................          102.563%
         2009 and thereafter................................          100.000%

                  (b) In addition, on or prior to March 1, 2007, the Company may redeem the Euro Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Make-Whole Redemption Date, plus the applicable Make-Whole Premium (a "Make-Whole Redemption").

                                     A-2-4

                  (c) Notwithstanding the foregoing, on or prior to March 1, 2006, the Company, on one or more occasions, may, at its option, redeem up to 35% in aggregate principal amount of the Euro Notes (including Additional Euro Notes) originally issued under the Indenture at a redemption price equal to 110.250% of their principal amount, plus accrued and unpaid interest, if any, to the Redemption Date, in each case with the net cash proceeds of one or more Equity Offerings by Parent to the extent that the net cash proceeds thereof are contributed to the common equity capital of the Company or are used to subscribe from the Company shares of Qualified Capital Stock of the Company; provided that
(1) at least 65% in aggregate principal amount of the Euro Notes (including Additional Euro Notes) originally issued under the Indenture remain outstanding immediately after the occurrence of each such redemption and (2) such redemption occurs within 90 days of the date of the closing of any such Equity Offering.

         6. Redemption for Changes in Withholding Tax. The Company may, at its option, redeem all, but not less than all, of the Notes then outstanding at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the Redemption Date. This redemption applies only if as a result of any amendment to, or change in, the laws or treaties (including any rulings or regulations promulgated thereunder) of France or any other jurisdiction in which the Company or any Guarantor is organized or is a resident for tax purposes or within or through which payment is made or any political subdivision or taxing authority or agency thereof or therein (or, in the case of Additional Amounts payable by a successor Person to the Company or a Guarantor, of the jurisdiction in which such successor Person is organized or is a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein) or any amendment to or change in any official position concerning the interpretation, administration or application of such laws, treaties, rulings or regulations (including a holding by a court of competent jurisdiction), which amendment or change is effective on or after the Issue Date (or, in the case of Additional Amounts payable by a successor Person to the Company or a Guarantor, the date on which such successor Person became such pursuant to applicable provisions of this Indenture), the Company or a Guarantor has become or will become obligated to pay material Additional Amounts (pursuant to Section 4.16 of the Indenture) on the next date on which any amount would be payable with respect to the Notes and the Company or such Guarantor determines in good faith that such obligation cannot be avoided (including, without limitation, by changing the jurisdiction from which or through which payment is made) by the use of reasonable measures available to the Company or such Guarantor.

         No such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company or a Guarantor would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due or later than 180 days after such amendment or change referred to in the preceding paragraph. At the time such notice of redemption is given, such obligation to pay such Additional Amounts must remain in effect. Immediately prior to the mailing of any notice of redemption described above, the Company shall deliver to the Trustee (i) an Officers' Certificate stating that the Company is entitled to elect to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to elect to redeem have occurred and (ii) an Opinion of Counsel qualified under the laws of the relevant jurisdiction to the effect that the Company or the applicable Guarantor or such successor Person, as the case may be, has or will become obligated to pay such Additional Amounts as a result of such amendment or change.

         7. Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

         8. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.


                                     A-2-5

         9. Registration Rights Agreement. The Holder of this Note is entitled to the benefits of the Registration Rights Agreement. Capitalized terms used in this paragraph 9 and not otherwise defined have the meanings set forth in the Registration Rights Agreement.

         In the event that (i) within 90 days after the Issue Date, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission, (ii) within 210 days after the Issue Date, the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, has not been declared effective, (iii) within 240 days after the Issue Date, the Exchange Offer has not been consummated or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject, in the case of the Shelf Registration Statement, to the exceptions set forth in the Registration Rights Agreement) in connection with resales of the Initial Placement or Exchange Securities in accordance with and during the periods specified in Sections 2(c)(iii) and 3(b)(ii) of the Registration Rights Agreement (each such event referred to in clauses (i) through (iv), a "Registration Default"), then liquidated damages ("Liquidated Damages") will accrue on this Note from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Liquidated Damages will accrue at a rate equal to 0.50% per annum of the aggregate principal amount of the Notes during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum for each subsequent 90-day period during which such Registration Default continues, but in no event shall such Liquidated Damages exceed 1.50% per annum.

         10. Denominations, Transfer, Exchange. The Euro Notes are in registered form without coupons in denominations of (euro)1,000 and integral multiples of
(euro)1,000. A Holder may transfer or exchange Euro Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Euro Notes or portion of a Euro Note selected for redemption, or register the transfer of or exchange any Euro Notes for a period of 15 days before a mailing of notice of redemption.

         11. Persons Deemed Owners. The registered Holder of this Euro Note may be treated as the owner of this Note for all purposes.

         12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

         13. Amendment, Supplement, Waiver, Etc. The Company and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA providing for the assumption by a successor to the Company of its obligations to the Holders and making any change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of 66 2/3% in aggregate principal amount of the outstanding Notes or the consent of the Holders of the particular Notes to be affected.

         14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of Parent and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, pay dividends on, redeem or repurchase its Equity Interests, make certain investments, sell assets, create restrictions on the payment of dividends or other amounts to the Company from its Restricted Subsidiaries, enter into transactions with Affiliates, create Liens, enter into Sale and Leaseback Transactions or consolidate, merge or sell all or substan-

                                     A-2-6
tially all of the assets of Parent and its Restricted Subsidiaries and requires the Company to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to
Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

         15. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

         16. Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default occurs and is continuing under this Indenture, either the Trustee, by notice in writing to the Company, or the Holders of at least (y) 25% in aggregate principal amount of the Notes then outstanding in the case of any Event of Default arising under any of clauses (1) through (9) of
Section 6.01 and (z) a majority in principal amount of the Notes then outstanding in the case of any Event of Default arising under clause (10) of
Section 6.01 may, in each case, by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration", and the Trustee at the request of such Holders shall, declare the principal of and premium, if any, and accrued interest, if any, on the Notes to be immediately due and payable, and upon such declaration of acceleration, such principal, premium, if any, and accrued interest, if any, shall be immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) occurs with respect to Parent or the Company, the principal of and premium, if any, and accrued interest, if any, on the Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:

          (1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;

          (2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

          (3) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

          (4) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of or interest on the Notes) if it determines that withholding notice is in their best interests.

                                     A-2-7

         17. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         18. No Recourse Against Others. No director, officer, employee, incorporator, member of the Board of Directors or holder of Capital Stock of Parent or of any Restricted Subsidiary, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

         19. Discharge. The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of (i) in respect of the Dollar Notes, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof or
(ii) in respect of the Euro Notes, cash in Euros, EU Government Obligations or a combination thereof, in such amounts as will be sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

         20. Guarantees. From and after the Issue Date, the Notes will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

         21. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

         22. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         23. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  Crown European Holdings SA
                  Le Colisee I
                  Rue Fructidor
                  75830 Paris Cedex 17
                  France
                  Attn:  William R. Apted
                  Telephone:    33 1 4918 4000
                  Facsimile:    33 1 4918 4001


                                     A-2-8

                                   ASSIGNMENT

                  I or we assign and transfer this Note to:


--------------------------------------------------------------------------------
             (Insert assignee's social security or tax I.D. number)


--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

and irrevocably appoint
                        --------------------------------------------------------

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:                        Your Signature:
        --------------------                 -----------------------------------
                                             (Sign exactly as your name appears
                                              on the other side of this Note)


Signature Guarantee:        ______________________________


                               SIGNATURE GUARANTEE

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



                                     A-2-9

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.08 or Section 4.12 of the Indenture, check the appropriate box:

                  ?   Section 4.08                       ?   Section 4.12

         If you want to have only part of the Note purchased by the Company pursuant to Section 4.08 or Section 4.12 of the Indenture, state the amount you elect to have purchased:

(Euro)______________________________________
         (multiple of(euro)1,000)


Date:
     ---------------------------------------


               Your Signature: ___________________________________
                              (Sign exactly as your name appears on the face of
                               this Note)


______________________________________
         Signature Guaranteed


                               SIGNATURE GUARANTEE

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.




                                     A-2-10

                                                                     EXHIBIT A-3


                       [FORM OF UNRESTRICTED DOLLAR NOTE]

                           CROWN EUROPEAN HOLDINGS SA

                   [Insert Global Note Legend, if applicable]

            [Insert Proceeds Sharing Agreement Legend, if applicable]

               9 1/2% SECOND PRIORITY SENIOR SECURED NOTE DUE 2011


No.  [ ]                                                           CUSIP [ ]
                                                                ISIN No. [ ]
                                                         Common Code No. [ ]
                                                                      $  [ ]


         CROWN EUROPEAN HOLDINGS SA, a French societe anonyme, as issuer (the "Company"), for value received, promises to pay to [ ] or registered assigns the principal sum of [ ] on March 1, 2011.

Interest Payment Dates:   March 1 and September 1, commencing September 1, 2003.

Record Dates:    February 15 and August 15 (whether or not a Business Day).

         Reference is made to the further provisions of this Dollar Note contained herein, which will for all purposes have the same effect as if set forth at this place.



                                     A-3-1

         IN WITNESS WHEREOF, the Company has caused this Dollar Note to be signed manually or by facsimile by two of its duly authorized officers.

                                         CROWN EUROPEAN HOLDINGS SA


                                      By: _______________________________
                                          Name:
                                          Title:




                                      By: _______________________________
                                          Name:
                                          Title:





                                     A-3-2

                          Certificate of Authentication

         This is one of the 9 1/2% Second Priority Senior Secured Notes due 2011 referred to in the within-mentioned Indenture.

                                    WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION, as Trustee





                                      By: _______________________________


Dated:  [            ]





                                     A-3-3

                  [FORM OF REVERSE OF UNRESTRICTED DOLLAR NOTE]

                           CROWN EUROPEAN HOLDINGS SA

               9 1/2% SECOND PRIORITY SENIOR SECURED NOTE DUE 2011


         1. Interest. CROWN EUROPEAN HOLDINGS SA, a French societe anonyme, as issuer (the "Company"), promises to pay interest on the principal amount set forth on the face hereof at a rate of 9.50% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including February 26, 2003 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each March 1 and September 1, commencing September 1, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Dollar Notes.

         2. Method of Payment. The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on February 15 or August 15 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Dollar Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in U.S. Dollars. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Dollar Notes.

         3. Paying Agent and Registrar. Initially, Wells Fargo Bank Minnesota, National Association (the "Trustee") will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. The Company or any Affiliate thereof may act as Paying Agent or Registrar.

         4. Indenture. The Company issued the Dollar Notes under an Indenture dated as of February 26, 2003 (the "Indenture") among the Company, the Guarantors and the Trustee. This is one of an issue of Dollar Notes of the Company issued, or to be issued, under the Indenture. The terms of the Dollar Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as amended from time to time. The Dollar Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

         5. Optional Redemption.

(a) On and after March 1, 2007, the Company may redeem the Dollar Notes, at its option, in whole at any time or in part from time to time, at the following redemption prices, expressed as percentages of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the twelve-month period commencing on March 1 of any year set forth below:

         Year                                                        Percentage
         ----                                                        ----------
         2007...............................................          104.750%
         2008...............................................          102.375%
         2009 and thereafter................................          100.000%

         (b) In addition, on or prior to March 1, 2007, the Company may redeem the Dollar Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Make-Whole Redemption Date, plus the Make-Whole Premium (a "Make-Whole Redemption").

                                     A-3-4

         (c) Notwithstanding the foregoing, on or prior to March 1, 2006, the Company, on one or more occasions, may, at its option, redeem up to 35% in aggregate principal amount of the Dollar Notes (including Additional Dollar Notes) originally issued under the Indenture at a redemption price equal to 109.500% of their principal amount, plus accrued and unpaid interest, if any, to the Redemption Date, with the net cash proceeds of one or more Equity Offerings by Parent to the extent that the net cash proceeds thereof are contributed to the common equity capital of the Company or are used to subscribe from the Company shares of Qualified Capital Stock of the Company; provided that (1) at least 65% in aggregate principal amount of the Dollar Notes (including Additional Dollar Notes) originally issued under the Indenture remain outstanding immediately after the occurrence of each such redemption and (2) such redemption occurs within 90 days of the date of the closing of any such Equity Offering.

         6. Redemption for Changes in Withholding Tax. The Company may, at its option, redeem all, but not less than all, of the Notes then outstanding at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the Redemption Date. This redemption applies only if as a result of any amendment to, or change in, the laws or treaties (including any rulings or regulations promulgated thereunder) of France or any other jurisdiction in which the Company or any Guarantor is organized or is a resident for tax purposes or within or through which payment is made or any political subdivision or taxing authority or agency thereof or therein (or, in the case of Additional Amounts payable by a successor Person to the Company or a Guarantor, of the jurisdiction in which such successor Person is organized or is a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein) or any amendment to or change in any official position concerning the interpretation, administration or application of such laws, treaties, rulings or regulations (including a holding by a court of competent jurisdiction), which amendment or change is effective on or after the Issue Date (or, in the case of Additional Amounts payable by a successor Person to the Company or a Guarantor, the date on which such successor Person became such pursuant to applicable provisions of this Indenture), the Company or a Guarantor has become or will become obligated to pay material Additional Amounts (pursuant to Section 4.16 of the Indenture) on the next date on which any amount would be payable with respect to the Notes and the Company or such Guarantor determines in good faith that such obligation cannot be avoided (including, without limitation, by changing the jurisdiction from which or through which payment is made) by the use of reasonable measures available to the Company or such Guarantor.

         No such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company or a Guarantor would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due or later than 180 days after such amendment or change referred to in the preceding paragraph. At the time such notice of redemption is given, such obligation to pay such Additional Amounts must remain in effect. Immediately prior to the mailing of any notice of redemption described above, the Company shall deliver to the Trustee (i) an Officers' Certificate stating that the Company is entitled to elect to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to elect to redeem have occurred and (ii) an Opinion of Counsel qualified under the laws of the relevant jurisdiction to the effect that the Company or the applicable Guarantor or such successor Person, as the case may be, has or will become obligated to pay such Additional Amounts as a result of such amendment or change.

         7. Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

         8. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.


                                     A-3-5

         9. Denominations, Transfer, Exchange. The Dollar Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Dollar Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Dollar Notes or portion of a Dollar Note selected for redemption, or register the transfer of or exchange any Dollar Notes for a period of 15 days before a mailing of notice of redemption.

         10. Persons Deemed Owners. The registered Holder of this Dollar Note may be treated as the owner of this Note for all purposes.

         11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

         12. Amendment, Supplement, Waiver, Etc. The Company and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA providing for the assumption by a successor to the Company of its obligations to the Holders and making any change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of at least 66 2/3% in aggregate principal amount of the outstanding Notes or the consent of the Holders of the particular Notes to be affected.

         13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of Parent and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, pay dividends on, redeem or repurchase its Equity Interests, make certain investments, sell assets, create restrictions on the payment of dividends or other amounts to the Company from its Restricted Subsidiaries, enter into transactions with Affiliates, create Liens, enter into Sale and Leaseback Transactions or consolidate, merge or sell all or substantially all of the assets of Parent and its Restricted Subsidiaries and requires the Company to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

         14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

         15. Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default occurs and is continuing under this Indenture, either the Trustee, by notice in writing to the Company, or the Holders of at least (y) 25% in aggregate principal amount of the Notes then outstanding in the case of any Event of Default arising under any of clauses (1) through (9) of
Section 6.01 and (z) a majority in principal amount of the Notes then outstanding in the case of any Event of Default arising under clause (10) of
Section 6.01 may, in each case, by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration", and the Trustee at the request of such Holders shall, declare the principal of and premium, if any, and accrued interest, if any, on the Notes to be immediately due and payable, and upon such declaration of acceleration, such principal, premium, if any, and accrued interest, if any, shall be immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) occurs with respect to Parent, or the Company, the principal of and premium, if any,


                                     A-3-6
and accrued interest, if any, on the Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:

          (1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;

          (2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

          (3) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

          (4) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of or interest on the Notes) if it determines that withholding notice is in their best interests.

         16. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         17. No Recourse Against Others. No director, officer, employee, incorporator, member of the Board of Directors or holder of Capital Stock of Parent or of any Restricted Subsidiary, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

         18. Discharge. The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of (i) in respect of the Dollar Notes, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof or
(ii) in respect of the Euro Notes, cash in Euros, EU Government Obligations or a combination thereof, in such amounts as will be sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

         19. Guarantees. From and after the Issue Date, the Notes will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.


                                     A-3-7

         20. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

         21. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  Crown European Holdings SA
                  Le Colisee I
                  Rue Fructidor
                  75830 Paris Cedex 17
                  France
                  Attn:  William R. Apted
                  Telephone:    33 1 4918 4000
                  Facsimile:    33 1 4918 4001


                                     A-3-8

                                   ASSIGNMENT

                  I or we assign and transfer this Note to:


--------------------------------------------------------------------------------
             (Insert assignee's social security or tax I.D. number)



--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

and irrevocably appoint
                        --------------------------------------------------------

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:                        Your Signature:
        --------------------                  ----------------------------------
                                              (Sign exactly as your name appears
                                               on the other side of this Note)


Signature Guarantee:        ______________________________


                               SIGNATURE GUARANTEE

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



                                     A-3-9

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.08 or Section 4.12 of the Indenture, check the appropriate box:

                  ?   Section 4.08                      ?   Section 4.12

         If you want to have only part of the Note purchased by the Company pursuant to Section 4.08 or Section 4.12 of the Indenture, state the amount you elect to have purchased:

$   ---------------------------------------
         (multiple of $1,000)


Date:
     ---------------------------------------


               Your Signature: ___________________________________
                               (Sign exactly as your name appears on the face of this Note)


---------------------------------------
         Signature Guaranteed


                               SIGNATURE GUARANTEE

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



                                     A-3-10

                                                                     EXHIBIT A-4


                        [FORM OF UNRESTRICTED EURO NOTE]

                           CROWN EUROPEAN HOLDINGS SA

              10 1/4% SECOND PRIORITY SENIOR SECURED NOTE DUE 2011

                   [Insert Global Note Legend, if applicable]

            [Insert Proceeds Sharing Agreement Legend, if applicable]

No.  [ ]                                                           CUSIP [ ]
                                                                ISIN No. [ ]
                                                         Common Code No. [ ]
                                                                   (euro)[ ]

         CROWN EUROPEAN HOLDINGS SA, a French societe anonyme, as issuer (the "Company"), for value received, promises to pay to [ ] or registered assigns the principal sum of [ ] on March 1, 2011.

Interest Payment Dates:   March 1 and September 1, commencing September 1, 2003.

Record Dates:      February 15 and August 15 (whether or not a Business Day).

         Reference is made to the further provisions of this Euro Note contained herein, which will for all purposes have the same effect as if set forth at this place.




                                     A-4-1

         IN WITNESS WHEREOF, the Company has caused this Euro Note to be signed manually or by facsimile by two of its duly authorized officers.

                           CROWN EUROPEAN HOLDINGS SA



                                      By: _______________________________
                                          Name:
                                          Title:



                                      By: _______________________________
                                          Name:
                                          Title:




                                     A-4-2

                          Certificate of Authentication

         This is one of the 10 1/4% Second Priority Senior Secured Notes due 2011 referred to in the within-mentioned Indenture.

                                      WELLS FARGO BANK MINNESOTA,
                                          NATIONAL ASSOCIATION, as Trustee





                                      By: _______________________________



                                       BANK ONE, NA, LONDON BRANCH, as
                                         Authenticating Agent



                                      By: _______________________________



Dated:  [                  ]



                                     A-4-3

                   [FORM OF REVERSE OF UNRESTRICTED EURO NOTE]

                           CROWN EUROPEAN HOLDINGS SA

              10 1/4% SECOND PRIORITY SENIOR SECURED NOTES DUE 2011


         1. Interest. CROWN EUROPEAN HOLDINGS SA, a French societe anonyme, as issuer (the "Company"), promises to pay interest on the principal amount set forth on the face hereof at a rate of 10.25% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including February 26, 2003 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each March 1 and September 1, commencing September 1, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Euro Notes.

         2. Method of Payment. The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on February 15 or August 15 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Euro Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in Euros. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Euro Notes.

         3. Paying Agent and Registrar. Initially, Bank One, NA, London Branch (the "Euro Paying Agent") will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. The Company or any Affiliate thereof may act as Paying Agent or Registrar.

         4. Indenture. The Company issued the Euro Notes under an Indenture dated as of February 26, 2003 (the "Indenture") among the Company, the Guarantors and the Trustee. This is one of an issue of Euro Notes of the Company issued, or to be issued, under the Indenture. The terms of the Euro Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as amended from time to time. The Euro Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

         5. Optional Redemption.

         (a) On and after March 1, 2007, the Company may redeem the Euro Notes, at its option, in whole at any time or in part from time to time, at the following redemption prices, expressed as percentages of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the twelve-month period commencing on March 1 of any year set forth below:

         Year                                                        Percentage
         ----                                                        ----------
         2007...............................................          105.125%
         2008...............................................          102.563%
         2009 and thereafter................................          100.000%

         (b) In addition, on or prior to March 1, 2007, the Company may redeem the Euro Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Make-Whole Redemption Date, plus the applicable Make-Whole Premium (a "Make-Whole Redemption").

                                     A-4-4

         (c) Notwithstanding the foregoing, on or prior to March 1, 2006, the Company, on one or more occasions, may, at its option, redeem up to 35% in aggregate principal amount of the Euro Notes (including Additional Euro Notes) originally issued under the Indenture at a redemption price equal to 110.250% of their principal amount, plus accrued and unpaid interest, if any, to the Redemption Date, in each case with the net cash proceeds of one or more Equity Offerings by Parent to the extent that the net cash proceeds thereof are contributed to the common equity capital of the Company or are used to subscribe from the Company shares of Qualified Capital Stock of the Company; provided that
(1) at least 65% in aggregate principal amount of the Euro Notes (including Additional Euro Notes) originally issued under the Indenture remain outstanding immediately after the occurrence of each such redemption and (2) such redemption occurs within 90 days of the date of the closing of any such Equity Offering.

         6. Redemption for Changes in Withholding Tax. The Company may, at its option, redeem all, but not less than all, of the Notes then outstanding at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the Redemption Date. This redemption applies only if as a result of any amendment to, or change in, the laws or treaties (including any rulings or regulations promulgated thereunder) of France or any other jurisdiction in which the Company or any Guarantor is organized or is a resident for tax purposes or within or through which payment is made or any political subdivision or taxing authority or agency thereof or therein (or, in the case of Additional Amounts payable by a successor Person to the Company or a Guarantor, of the jurisdiction in which such successor Person is organized or is a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein) or any amendment to or change in any official position concerning the interpretation, administration or application of such laws, treaties, rulings or regulations (including a holding by a court of competent jurisdiction), which amendment or change is effective on or after the Issue Date (or, in the case of Additional Amounts payable by a successor Person to the Company or a Guarantor, the date on which such successor Person became such pursuant to applicable provisions of this Indenture), the Company or a Guarantor has become or will become obligated to pay material Additional Amounts (pursuant to Section 4.16 of the Indenture) on the next date on which any amount would be payable with respect to the Notes and the Company or such Guarantor determines in good faith that such obligation cannot be avoided (including, without limitation, by changing the jurisdiction from which or through which payment is made) by the use of reasonable measures available to the Company or such Guarantor.

         No such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company or a Guarantor would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due or later than 180 days after such amendment or change referred to in the preceding paragraph. At the time such notice of redemption is given, such obligation to pay such Additional Amounts must remain in effect. Immediately prior to the mailing of any notice of redemption described above, the Company shall deliver to the Trustee (i) an Officers' Certificate stating that the Company is entitled to elect to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to elect to redeem have occurred and (ii) an Opinion of Counsel qualified under the laws of the relevant jurisdiction to the effect that the Company or the applicable Guarantor or such successor Person, as the case may be, has or will become obligated to pay such Additional Amounts as a result of such amendment or change.

         7. Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

         8. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.


                                     A-4-5

         9. Denominations, Transfer, Exchange. The Euro Notes are in registered form without coupons in denominations of (euro)1,000 and integral multiples of
(euro)1,000. A Holder may transfer or exchange Euro Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Euro Notes or portion of a Euro Note selected for redemption, or register the transfer of or exchange any Euro Notes for a period of 15 days before a mailing of notice of redemption.

         10. Persons Deemed Owners. The registered Holder of this Euro Note may be treated as the owner of this Note for all purposes.

         11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

         12. Amendment, Supplement, Waiver, Etc. The Company and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA providing for the assumption by a successor to the Company of its obligations to the Holders and making any change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of 66 2/3% in aggregate principal amount of the outstanding Notes or the consent of the Holders of the particular Notes to be affected.

         13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of Parent and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, pay dividends on, redeem or repurchase its Equity Interests, make certain investments, sell assets, create restrictions on the payment of dividends or other amounts to the Company from its Restricted Subsidiaries, enter into transactions with Affiliates, create Liens, enter into Sale and Leaseback Transactions or consolidate, merge or sell all or substantially all of the assets of Parent and its Restricted Subsidiaries and requires the Company to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

         14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

         15. Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default occurs and is continuing under this Indenture, either the Trustee, by notice in writing to the Company, or the Holders of at least (y) 25% in aggregate principal amount of the Notes then outstanding in the case of any Event of Default arising under any of clauses (1) through (9) of
Section 6.01 and (z) a majority in principal amount of the Notes then outstanding in the case of any Event of Default arising under clause (10) of
Section 6.01 may, in each case, by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration", and the Trustee at the request of such Holders shall, declare the principal of and premium, if any, and accrued interest, if any, on the Notes to be immediately due and payable, and upon such declaration of acceleration, such principal, premium, if any, and accrued interest, if any, shall be immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) occurs with respect to Parent or the Company, the principal of and premium, if any,

                                     A-4-6
and accrued interest, if any, on the Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:

          (1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;

          (2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

          (3) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

          (4) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of or interest on the Notes) if it determines that withholding notice is in their best interests.

         16. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         17. No Recourse Against Others. No director, officer, employee, incorporator, member of the Board of Directors or holder of Capital Stock of Parent or of any Restricted Subsidiary, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

         18. Discharge. The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of (i) in respect of the Dollar Notes, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof or
(ii) in respect of the Euro Notes, cash in Euros, EU Government Obligations or a combination thereof, in such amounts as will be sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

         19. Guarantees. From and after the Issue Date, the Notes will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

                                     A-4-7

         20. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

         21. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  Crown European Holdings SA
                  Le Colisee I
                  Rue Fructidor
                  75830 Paris Cedex 17
                  France
                  Attn:  William R. Apted
                  Telephone:    33 1 4918 4000
                  Facsimile:    33 1 4918 4001


                                     A-4-8

                                   ASSIGNMENT

                  I or we assign and transfer this Note to:


--------------------------------------------------------------------------------
             (Insert assignee's social security or tax I.D. number)


--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

and irrevocably appoint
                        --------------------------------------------------------

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:                        Your Signature:
        --------------------                 -----------------------------------
                                             (Sign exactly as your name appears
                                              on the other side of this Note)


Signature Guarantee:        ______________________________

                               SIGNATURE GUARANTEE

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



                                     A-4-9

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.08 or Section 4.12 of the Indenture, check the appropriate box:

                 ?   Section 4.08                       ?   Section 4.12

         If you want to have only part of the Note purchased by the Company pursuant to Section 4.08 or Section 4.12 of the Indenture, state the amount you elect to have purchased:

(euro)
         (multiple of(euro)1,000)


Date:
     ---------------------------------------


               Your Signature: ___________________________________
                               (Sign exactly as your name appears on the face of this Note)


---------------------------------------
         Signature Guaranteed


                               SIGNATURE GUARANTEE

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.




                                     A-4-10

                                       B-2
                                                                       EXHIBIT B


                   [FORM OF LEGEND FOR RESTRICTED SECURITIES]

         Any Restricted Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Global Note) in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE
HOLDER:

         (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, or (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI");

         (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER, (B) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER, IF THE ISSUER SO REQUESTS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

         (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

         ADDITIONALLY, EACH HOLDER AGREES THAT IT WILL NOT OFFER OR SELL THIS NOTE, DIRECTLY OR INDIRECTLY, TO THE PUBLIC IN THE REPUBLIC OF FRANCE, EXCEPT TO QUALIFIED INVESTORS (INVESTISSEURS QUALIFIES) AS DEFINED IN AND IN ACCORDANCE WITH ARTICLES L.411-1 AND L.411-2 OF THE

         FRENCH CODE MONETAIRE ET FINANCIER AND FRENCH DECREE NO. 98-880 DATED OCTOBER 1, 1998.

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS NOTE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

                                                                     EXHIBIT C-1
                                                                     -----------


                     [FORM OF LEGEND FOR GLOBAL DOLLAR NOTE]

         Any Global Dollar Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Dollar Note) in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                      C-1-1

                                                                     EXHIBIT C-2
                                                                     -----------


                      [FORM OF LEGEND FOR GLOBAL EURO NOTE]

         Any Global Euro Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Euro Note) in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A COMMON DEPOSITORY OR A NOMINEE OF A COMMON DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE COMMON DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE COMMON DEPOSITORY TO A NOMINEE OF THE COMMON DEPOSITORY OR BY A NOMINEE OF THE COMMON DEPOSITORY TO THE COMMON DEPOSITORY OR ANOTHER NOMINEE OF THE COMMON DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF Bank One, NA, LONDON BRANCH (THE "COMMON DEPOSITORY") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF Bank One Nominees Ltd. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITORY (AND ANY PAYMENT IS MADE TO Bank One Nominees Ltd. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, BANK ONE NOMINEES LTD., HAS AN INTEREST HEREIN.




                                     C-2-1

                                       D-5
                                                                       EXHIBIT D


                         FORM OF CERTIFICATE OF TRANSFER

Crown European Holdings SA
Le Colisee I
Rue Fructidor
75830 Paris Cedex 17
France

                           [Registrar address block]

               Re: % Second Priority Senior Secured Notes due 2011

                              (CUSIP _____________)
                             (ISIN _______________)
                              (Common Code _______)

         Reference is hereby made to the Indenture, dated as of February 26, 2003 (the "Indenture"), by and among Crown European Holdings SA, as issuer (the "Company"), the Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ______________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of ___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. |_| Check if Transferee will take delivery of a beneficial interest in a Rule 144A Global Note or a Physical Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Physical
Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Physical Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Physical Note and in the Indenture and the Securities Act.

2. |_| Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Note or a Physical Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Physical Note and in the Indenture and the Securities Act.

3. |_| Check and complete if Transferee will take delivery of a beneficial interest in the Global Note or a Physical Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Physical Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) |_| such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

          (b) |_| such Transfer is being effected to the Company or a Subsidiary thereof;

                                       or

          (c) |_| such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

          (d) |_| such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Physical Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit F to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Physical Notes and in the Indenture and the Securities Act.

4. |_| Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or an Unrestricted Physical Note.

          (a) |_| Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and

(ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.

          (b) |_| Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.

          (c) |_| Check if Transfer is pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.

          (d) |_| Check if Transfer is pursuant to an Effective Registration Statement. (i) The Transfer is being effected pursuant to and in compliance with an effective registration statement under the Securities Act and any applicable blue sky securities laws of any State of the United States and in compliance with the prospectus delivery requirements of the Securities Act and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                           [Insert Name of Transferor]


                                                     By: _______________________
                                                            Name:
                                                            Title:


Dated:
        ----------------------------



                       ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

                                   [CHECK ONE]

         (a) |_| a beneficial interest in a:

                  (i)      |_|  Rule 144A Global Note (CUSIP ______) (ISIN ______) (Common Code _______________), or

                  (ii)     |_|  Regulation S Global Note (CUSIP ______) (ISIN ______) (Common Code _______________), or

         (b) |_| a Restricted Physical Note.

2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

         (a) |_| a beneficial interest in the:

                  (i)      |_|  Rule 144A Global Note (CUSIP ______) (ISIN ______) (Common Code _______________), or

                  (ii)     |_|  Regulation S Global Note (CUSIP ______) (ISIN ______) (Common Code _______________), or

                  (iii)    |_|  Unrestricted Global Note (CUSIP ______) (ISIN ______) (Common Code _______________), or

         (b)      |_|  a Restricted Physical Note; or

         (c)      |_|  an Unrestricted Physical Note,

         in accordance with the terms of the Indenture.

                                                                       EXHIBIT E
                                                                       ---------


                         FORM OF CERTIFICATE OF EXCHANGE

Crown European Holdings SA
Le Colisee I
Rue Fructidor
75830 Paris Cedex 17
France

                           [Registrar address block]

               Re: % Second Priority Senior Secured Notes due 2011

                              (CUSIP______________)
                             (ISIN _______________)
                             (Common Code ________)

         Reference is hereby made to the Indenture, dated as of February 26, 2003 (the "Indenture"), by and among Crown European Holdings SA, as issuer (the "Company"), the Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ____________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of ____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Physical Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Physical Notes or Beneficial Interests in an Unrestricted Global Note

         (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) |_| Check if Exchange is from Restricted Physical Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Physical Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c) |_| Check if Exchange is from Restricted Physical Note to Unrestricted Physical Note. In connection with the Owner's Exchange of a Restricted Physical Note for an Unrestricted Physical Note, the Owner hereby certifies (i) the Unrestricted Physical Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Physical Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Physical Notes for Restricted Physical Notes or Beneficial Interests in Restricted Global Notes.

         (a) |_| Check if Exchange is from Restricted Physical Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Physical Note for a beneficial interest in the [CHECK ONE] __ Rule 144A Global Note, __Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ________________________________________
                                        [Insert Name of Owner]


                                        By: ____________________________________
                                               Name:
                                               Title:


Dated:  ________________

                                                                       EXHIBIT F
                                                                       ---------


                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Crown European Holdings SA
Le Colisee I
Rue Fructidor
75830 Paris Cedex 17
France

               [Registrar address block]

                       Re:    % Second Priority Senior Secured Notes due 2011
                           --------------------------------------------------

                  (CUSIP _____________)
                 (ISIN _______________)
                 (Common Code ________)

         Reference is hereby made to the Indenture, dated as of February 26, 2003 (the "Indenture"), by and among Crown European Holdings SA, as issuer (the "Company"), the Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            In connection with our proposed purchase of ____________ aggregate principal amount of:

            (a) |_| a beneficial interest in a Global Note, or

            (b) |_| a Physical Note,

we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any Subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer, of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Physical Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                        ________________________________________
                                        [Insert Name of Owner]


                                        By: ____________________________________
                                               Name:
                                               Title:

Dated:  ________________

                                                                       EXHIBIT G
                                                                       ---------


                                   GUARANTEES
                                   ----------

         Each of the undersigned (the "Guarantors") hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of February 26, 2003 by and among Crown European Holdings SA, a French societe anonyme, as issuer (the "Company"), the Guarantors and Wells Fargo Bank Minnesota, National Association, as Trustee (as amended, restated or supplemented from time to time, the "Indenture"), and subject to the Indenture,
(a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Noteholders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         The obligations of the Guarantors to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

                         [Signatures on Following Pages]

         IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

                         CROWN CORK & SEAL COMPANY, INC.


                                        By: ____________________________________
                                               Name:
                                               Title:

                                        Attest:



                                        By: ____________________________________
                                               Name:
                                               Title:


                                              CROWN CONSULTANTS, INC.
                                              CROWN CORK & SEAL TECHNOLOGIES
                                                  CORPORATION
                                              CROWN BEVERAGE PACKAGING, INC.
                                              CROWN CORK DE PUERTO RICO, INC.
                                              FOREIGN MANUFACTURERS FINANCE
                                                  CORPORATION
                                              NATIONWIDE RECYCLERS' INC.
                                              RISDON-AMS (USA), INC.
                                              CENTRAL STATES CAN CO. OF PUERTO
                                                  RICO, INC.
                                              EYELET, INC.
                                              EYELET SPECIALTY CO., INC.
                                              CROWN FINANCIAL MANAGEMENT, INC.
                                              HOCKING VALLEY LEASING COMPANY
                                              ZELLER PLASTIK, INC.
                                              CROWN OVERSEAS INVESTMENTS
                                                  CORPORATION


                                        By: ____________________________________
                                               Name:
                                               Title:


                                        CROWN CORK & SEAL AMERICAS, INC.


                                        By: ____________________________________
                                               Name:
                                               Title:

                                        CROWN CORK & SEAL COMPANY (USA),
                                            INC.



                                        By: ____________________________________
                                               Name:
                                               Title:


                                        CROWN CORK & SEAL COMPANY (PA),
                                                         INC.



                                        By: ____________________________________
                                               Name:
                                               Title:


                                        CROWN FINANCIAL CORPORATION



                                        By: ____________________________________
                                               Name:
                                               Title:

                                        CROWN NEW DELAWARE HOLDINGS,
                                                         INC.



                                        By: ____________________________________
                                               Name:
                                               Title:


                                        CCK INVESTMENTS LLC



                                        By: ____________________________________
                                               Name:
                                               Title:


                                        CCK UK INVESTMENTS LLC



                                        By: ____________________________________
                                               Name:
                                               Title:

                                        CCK DEUTSCHLAND INVESTMENTS LLC



                                        By: ____________________________________
                                               Name:
                                               Title:


                                        CROWN CANADA INVESTMENTS LLC


                                        By: ____________________________________
                                               Name:
                                               Title:


                                        CCK MEXICAN INVESTMENTS LLC


                                        By: ____________________________________
                                               Name:
                                               Title:


                                        CROWN INTERNATIONAL HOLDINGS,
                                                         INC.


                                        By: ____________________________________
                                               Name:
                                               Title:


                                        CROWN HOLDINGS, INC.



                                        By: ____________________________________
                                               Name:
                                               Title:


                                        CROWN HOLDINGS (PA), LLC
                                          (formerly Crown Holdings, LLC)



                                        By: ____________________________________
                                               Name:
                                               Title:

                                        CROWN Cork & Seal Company (DE),  LLC
                                       (formerly Crown Cork & Seal Company, LLC)



                                        By: ____________________________________
                                               Name:
                                               Title:


                                        CROWN CORK COMPANY BELGIUM NV



                                        By: ____________________________________
                                               Name:
                                               Title:


                                        CROWN CORK & SEAL CANADA INC.



                                        By: ____________________________________
                                               Name:
                                               Title:


                                        889273 ONTARIO INC.



                                        By: ____________________________________
                                               Name:
                                               Title:


                                        RISDON-AMS (CANADA), INC.




                                        By: ____________________________________
                                               Name:
                                               Title:


                                        ZELLER PLASTIK CANADA, INC.



                                        By: ____________________________________
                                               Name:
                                               Title:

                                        Z.P. France



                                        By: ____________________________________
                                               Name:
                                               Title:


                                        Societe de Participations
                                            CarnaudMetalbox



                                        By: ____________________________________
                                               Name:
                                               Title:


                                        Astra Plastique S.A.S.


                                        By: ____________________________________
                                               Name:
                                               Title:


                                        POLYFLEX S.A.



                                        By: ____________________________________
                                               Name:
                                               Title:


                                        La Francaise de Developpement de
                                            la Boite Boissons (Sofreb)



                                        By: ____________________________________
                                               Name:
                                               Title:


                                        Crown Cork Company France SA



                                        By: ____________________________________
                                               Name:
                                               Title:

                                        CARNAUDMETALBOX DEUTSCHLAND
                                              GMBH




                                        By: ____________________________________
                                               Name:
                                               Title:

                                        CROWN BENDER GMBH




                                        By: ____________________________________
                                               Name:
                                               Title:


                                        ZUCHNER VERPACKUNGEN




                                        By: ____________________________________
                                               Name:
                                               Title:


                                        ZUCHNER VERSCHLUSSE GMBH




                                        By: ____________________________________
                                               Name:
                                               Title:


                                        ZUCHNER & GRUSS
                                           METALLVERPACKUNGEN




                                        By: ____________________________________
                                               Name:
                                               Title:


                                        CARNAUDMETALBOX
                                          NAHRUNGSMITTELDOSEN




                                        By: ____________________________________
                                               Name:
                                               Title:

                                        ZELLER PLASTIK GMBH




                                        By: ____________________________________
                                               Name:
                                               Title:


                                        RAKU RASTATT GMBH




                                        By: ____________________________________
                                               Name:
                                               Title:


                                        ZELLER ENGINEERING GMBH




                                        By: ____________________________________
                                               Name:
                                               Title:


                                        CROWN CORK & SEAL DEUTSCHLAND
                                           HOLDINGS GmbH
                                           (formerly Wehrstedt GmbH)




                                        By: ____________________________________
                                               Name:
                                               Title:


                                        ENVASES GENERALES CROWN S.A. DE
                                            C.V.




                                        By: ____________________________________
                                               Name:
                                               Title:


                                        ZELLER PLASTIK DE MEXICO S.A. DE C.V.




                                        By: ____________________________________
                                               Name:
                                               Title:

                                        CROWN CORK AG SWITZERLAND




                                        By: ____________________________________
                                               Name:
                                               Title:


                                        CROWN OBRIST AG (SWITZERLAND)




                                        By: ____________________________________
                                               Name:
                                               Title:


                                        BMW VOGEL (SWITZERLAND)




                                        By: ____________________________________
                                               Name:
                                               Title:


                                        CROWN UK HOLDINGS LIMITED




                                        By: ____________________________________
                                               Name:
                                               Title:


                                         CROWN CORK COMPANY LIMITED




                                        By: ____________________________________
                                               Name:
                                               Title:


                                        CARNAUDMETALBOX OVERSEAS
                                            LIMITED




                                        By: ____________________________________
                                               Name:
                                               Title:

                                        CROWN CORK & SEAL FINANCE PLC




                                        By: ____________________________________
                                               Name:
                                               Title:


                                        CARNAUDMETALBOX PLC



                                        By: ____________________________________
                                               Name:
                                               Title:


                                         UNITED CLOSURES AND PLASTICS PLC




                                        By: ____________________________________
                                               Name:
                                               Title:


                                        CARNAUDMETALBOX ENGINEERING PLC




                                        By: ____________________________________
                                               Name:
                                               Title:


                                        MASSMOULD HOLDINGS LIMITED




                                        By: ____________________________________
                                               Name:
                                               Title:


                                        SPECIALTY PACKAGING (UK) PLC




                                        By: ____________________________________
                                               Name:
                                               Title:

                                        CarnaudMetalbox Group UK
                                          Limited




                                        By: ____________________________________
                                               Name:
                                               Title:




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                                        CROWN DEVELOPPEMENT S.N.C.




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